Exhibit 10.30

CREDIT AGREEMENT

among

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC,
as Borrower,

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent,

KEYBANK NATIONAL ASSOCIATION,
as LC Issuer,

and

The Lenders From Time to Time Party Hereto

dated as of October 20, 2017

KEYBANC CAPITAL MARKETS, INC. and
ING CAPITAL LLC
Coordinating Lead Arrangers
SILICON VALLEY BANK,
DEUTSCHE BANK SECURITIES INC., AND
CDPQ AMERICAN FIXED INCOME V INC.
Joint Lead Arrangers
KEYBANC CAPITAL MARKETS, INC.,
ING CAPITAL LLC, and
SILICON VALLEY BANK
Joint Bookrunners

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EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Borrowing Notice
Exhibit A-2	Form of Available Borrowing Base Certificate
Exhibit A-3	Form of Interest Election Request
Exhibit B	Form of Assignment and Assumption
Exhibit C-1	Form of Letter of Credit
Exhibit C-2	Form of Notice of LC Activity
Exhibit D-1	Form of U.S. Tax Compliance Certificate
Exhibit D-2	Form of U.S. Tax Compliance Certificate
Exhibit D-3	Form of U.S. Tax Compliance Certificate
Exhibit D-4	Form of U.S. Tax Compliance Certificate
Exhibit E	Form of [***]
Exhibit F	[Reserved]
Exhibit G	[Reserved]
Exhibit H-1	Form of Delayed Draw Loan Note
Exhibit H-2	Form of LC Loan Note
Exhibit I	Form of Base Case Model
Exhibit J	Form of Debt Service Coverage Ratio Certificate
Exhibit K	Form of Financial Statement Certificate
Exhibit L	Initial Budget
Exhibit M	Form of Permitted Fund Disposition Certificate

Annex A	Tax Equity LLC Agreement Provisions Respecting Excess Capital Contributions

Schedule IV	Administrative Agent’s Office
Schedule 1.01(a)	Tax Equity Documents and Wholly Owned Opco Documents
Schedule 1.01(b)	Approved Vendor List
Schedule 2.01	Lenders’ Commitments
Schedule 5.03(e)	Organizational Structure
Schedule 5.03(f)	Loan Parties; Tax Equity Opcos; Ownership Percentages
Schedule 5.04	Governmental Authorization; Compliance with Laws
Schedule 5.08	Financial Statement Exceptions
Schedule 5.10	Litigation; Adverse Facts
Schedule 5.11	Taxes
Schedule 5.14	Insurance
Schedule 5.19	Broker’s Fee
Schedule 5.23(f)	Portfolio Document Exceptions
Schedule A	Project Information

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CREDIT AGREEMENT, dated as of October 20, 2017 (this “Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party hereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as Administrative Agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer.
RECITALS
WHEREAS, Sunrun Inc., a Delaware corporation (the “Sponsor”) owns 100% of the membership interests in Sunrun Scorpio Holdco 2017, LLC, a Delaware limited liability company (“Intermediate Holdco”);
WHEREAS, Intermediate Holdco owns 100% of the membership interests in Sunrun Scorpio Portfolio 2017-B, LLC, a Delaware limited liability company (the “Pledgor”);
WHEREAS, the Pledgor owns 100% of the Borrower Membership Interests;
WHEREAS, the Borrower owns 100% of the membership interests in each of the Tax Equity Holdcos listed on Schedule 5.03(e);
WHEREAS, each of the Tax Equity Holdcos listed on Schedule 5.03(e) directly or indirectly owns 100% of the class B membership interests in each of the applicable Tax Equity Opcos listed on Schedule 5.03(e);
WHEREAS, each of the Opcos listed on Schedule 5.03(e) owns or will own certain residential photovoltaic systems that are the subject of a Customer Agreement, whereby the Customer thereunder either purchases Energy produced by the system or leases the system; and
WHEREAS, the Borrower desires that the Delayed Draw Lenders make one or more loans in an aggregate principal amount not to exceed the Delayed Draw Loan Commitment, and the LC Lenders and the LC Issuer provide the other financial accommodation contemplated herein, secured and/or supported, as applicable, by, among other things, the Cash Diversion Guaranty, a guaranty from each Guarantor and all other assets of the Guarantors and Membership Interests of the Subsidiaries, as set forth herein and in the other Loan Documents.
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions. Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement (including in the recitals hereto).

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“Acceptable Audit Election Provision” means, with respect to a Tax Equity Fund, a provision contained in the applicable Tax Equity Limited Liability Company Agreement that provides, if such Tax Equity Fund receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Tax Equity Fund as that term is defined in Code Section 6225, then, any member may, or may cause such Tax Equity Fund (by directing the “tax representative” or otherwise), and no other member shall have any right to block such member’s request, (x) to elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to such Tax Equity Fund the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section and (y) to comply with all of the requirements and procedures required in connection with such election.
“Acceptable Bank” shall mean any bank, trust company or other financial institution which is organized or licensed under the applicable Laws of the United States of America or any state, province or territory thereof which has a tangible net worth of at least five hundred million Dollars ($500,000,000) and has at least two of the following Credit Ratings: “A-” or better by S&P, “A3” or better by Moody’s and “A-” or better by Fitch.
“Acceptable DSR Guarantee” shall have the meaning given to it in the Depository Agreement.
“Acceptable DSR Letter of Credit” has the meaning given to it in the Depository Agreement.
“Accession Agreement” shall have the meaning given to it in the applicable Collateral Document.
“Account Control Agreement” shall mean each blocked account control agreement entered into after the Closing Date by the relevant Wholly Owned Opco, the Collateral Agent and an Acceptable Bank, including any standing instructions in respect thereof delivered by, or at the request of, any Agent.
“Additional Expenses” shall mean indemnification payments to the Agents, the Lenders, the Depository Bank, and certain other persons related to the same as described under the Loan Documents. For the avoidance of doubt, Additional Expenses shall not include Service Fees or amounts payable to the Manager under the Management Agreement.
“Administrative Agent” shall have the meaning given to it in the preamble hereto, and include any successor Administrative Agents pursuant to Section 11.06.
“Administrative Agent DSCR Comments” shall have the meaning given to it in Section 6.01(a)(v).
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule IV, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

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“Administrative Questionnaire” shall mean an administrative questionnaire in the form furnished by the Administrative Agent.
“Advance Date” shall have the meaning given to it in Section 2.01(c).
“Advance Rate” shall mean 0.68; provided that, after the expiration of the Availability Period, the Advance Rate as of each Available Borrowing Base Determination Date occurring in connection with the consummation of each Permitted Fund Disposition shall be reduced to the product of:
(x) the Amortization Factor as of such Available Borrowing Base Determination Date; and
(y) a fraction the numerator of which is the lesser of (i) the Available Borrowing Base and (ii) the actual outstanding amount of Delayed Draw Loans, and the denominator of which is the Portfolio Value, with each of the amounts in this clause (y) being determined as of the last day of the Availability Period.
[***]

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. For the avoidance of doubt, each of the Relevant Parties shall be an Affiliate of the other Relevant Parties and the Sponsor. In no event shall (i) the Administrative Agent be considered an Affiliate of another Person solely because any Loan Document contemplates that it shall act at the instruction of any such Person or such Person’s Affiliate or (ii) a Tax Equity Class A Member be considered an Affiliate of a Relevant Party solely because of its ownership in a Tax Equity Opco.
“Affiliated Lender” shall have the meaning given to it in Section 12.05(b)(vii).
“Affiliate Transaction” shall have the meaning given to it in Section 7.16.
“Agent” shall mean, collectively, the Administrative Agent, the Collateral Agent and the Depository Bank.
“Agreement” shall have the meaning given to it in the preamble hereto.
“Amortization Factor” shall mean a fraction, as of any Available Borrowing Base Determination Date, the numerator of which is equal to the lesser of (a) the actual outstanding amount of Delayed Draw Loans as of such Available Borrowing Base Determination Date prior to giving effect to the prepayment of Loans on such Available Borrowing Base Determination Date pursuant to Section 4.03(d), and (b) the outstanding amount of Delayed Draw Loans as of such Available Borrowing Base Determination Date per the most recent Amortization Schedule and the

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denominator of which is equal to the lesser of (x) the Available Borrowing Base and (y) the actual outstanding amount of Delayed Draw Loans, each of the amounts in the denominator being determined as of the last day of the Availability Period.
“Amortization Schedule” shall mean an amortization schedule prepared in accordance with the Base Case Model, approved by the Administrative Agent and contained and updated (as necessary to take into account the reduction of principal in connection with any voluntary prepayment or mandatory prepayment on the Delayed Draw Loans pursuant to Section 4.02 or Section 4.03 occurring since the preparation of the last Amortization Schedule) in each Available Borrowing Base Certificate delivered in connection with each Available Borrowing Base Determination Date.
“Ancillary Services” means any product or right generated or created by, associated with or appurtenant to (a) the Energy generated by a Project or (b) the Capacity Attributes of a Project, but excluding RECs, Capacity Attributes and Energy. By way of example, “Ancillary Services” may include scheduling, system control and dispatch, reactive supply and voltage control, regulation and frequency response, energy imbalance and operating reserves.
“Annual Tracking Model” shall have the meaning given to it in Section 6.01(c)(i).
“Anti-Corruption Laws” shall have the meaning given to it in Section 5.21(c).
“Anti-Money Laundering Laws” shall have the meaning given to it in Section 5.21(b).
“Applicable Interest Rate” means (a) for any LIBO Loan, during each Interest Period applicable thereto, the per annum rate equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin or (b) for any Base Rate Loan, on any day, the per annum rate equal to the sum of the Base Rate for such day plus the Applicable Margin.
“Applicable Margin” shall mean:
(a)    from the Closing Date until October 31, 2021, (i) 2.75% per annum for LIBO Loans and (ii) 1.75% for Base Rate Loans; and
(b)    from and after October 31, 2021, (i) 3.00% per annum for LIBO Loans and (ii) 2.00% for Base Rate Loans.
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Manufacturer” shall mean:
(a)    with respect to each Project purchased or leased by any Opco and with respect to non-warranty replacements of panels, inverters or batteries, each manufacturer either (i) on the Approved Vendor List or (ii) that manufactured the panels, inverters or batteries for any Project in

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the Project Pool; provided, that, notwithstanding the immediately preceding clause (ii), in no event shall the Portfolio Value attributable to Projects containing either panels, inverters or batteries from manufacturers that are not on the Approved Vendor List exceed [***] percent [***] of the Portfolio Value; and
(b)    with respect to warranty replacements of panels, inverters or batteries of each Project, the original manufacturer of the panels, inverters or batteries being replaced, as applicable.
“Approved Vendor List” shall mean the panel, inverter and battery manufacturers set forth on Schedule 1.01(b) hereto, as such schedule may be modified from time to time by the Borrower subject to the approval of the Administrative Agent in consultation with the Independent Engineer.
“Assets” shall mean, with respect to any Person, all right, title and interest of such Person in land, properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee lender (with the consent of any party whose consent is required by Section 12.05), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.
“Authorized Officer” shall mean in relation to any Relevant Party or the Sponsor (as applicable) (i) for so long as the Management Agreement is in full force and effect, any officer of the Manager who is authorized to act for the Manager in matters relating to the Borrower and the Subsidiaries and to be acted upon by the Manager pursuant to the Management Agreement, and who is identified on the list of Authorized Officers delivered by the Borrower to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of the Borrower) and (ii) any director, member or officer who is a natural Person authorized to act for or on behalf of the applicable Relevant Party or the Sponsor (as applicable) in matters relating to such Relevant Party or the Sponsor (as applicable) and who is identified on the list of Authorized Officers delivered by such Relevant Party or the Sponsor (as applicable) to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of such Relevant Party or the Sponsor).
“Available Borrowing Base” shall mean, as of any date of determination, the lesser of (a) the Advance Rate multiplied by the Portfolio Value, in each case as of such date of determination and (b) the maximum amount of Delayed Draw Loans that, in accordance with the Base Case Model (as updated as of the date of determination), will allow for (x) a projected rolling 12-month minimum and average Debt Service Coverage Ratio of at least 1.45 to 1.00 for the period commencing on the day after the next Calculation Date and ending on the last day of the Availability Period, and (y) a projected rolling 12-month minimum and average Debt Service Coverage Ratio (assuming the

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Obligations are repaid in full in accordance with the most recent Amortization Schedule) of at least 1.45 to 1.00 for the period commencing on the day after the end of the Availability Period and ending on or prior to the then applicable Customer Agreement Termination Date.
“Available Borrowing Base Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit A-2, containing the calculation of the Available Borrowing Base as of each Available Borrowing Base Determination Date.
“Available Borrowing Base Determination Date” shall mean each date as of which the Available Borrowing Base is required to be calculated hereunder as provided in Section 2.01(c) and Section 6.25 and in the definition of Permitted Fund Disposition.
“Availability Period” shall mean the period beginning on the Closing Date and ending on July 20, 2018.
“Back-Up Servicer” shall mean [***] or any entity designated as a “Back up Servicer” by the Borrower on Schedule 1.01(a), and any such Person’s successors and assigns as Back-Up Servicer under each applicable Back-Up Servicing Agreement.
“Back-Up Servicing Agreement” shall mean, collectively, (i) any Wholly Owned Opco Back-Up Servicing Agreement and (ii) any Tax Equity Back-Up Servicing Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.
“Base Case Model” shall mean the comprehensive long-term financial model attached as Exhibit I to this Agreement, reflecting among other things (i) quarterly payment periods ending on each Payment Date and (ii) the projected Cash Available for Debt Service from the Eligible Projects in the Project Pool and Debt Service after giving effect to the transactions contemplated by the Transaction Documents, the making of the Loans, the Secured Hedging Interest Rate Agreements and changes to market interest rates, covering the period from the Closing Date until the then applicable Customer Agreement Termination Date. All amounts determined in accordance with the Base Case Model shall be determined assuming a P50 Production and shall take into account (i) only Eligible Revenues and (ii) all Operating Expenses with respect to the Project Pool. The Base Case Model shall be updated as of each Available Borrowing Base Determination Date hereunder in a form and substance reasonably satisfactory to the Administrative Agent and in accordance with such assumptions and formulae as contained in the initial model except to the extent required to be updated for any change affecting Cash Available for Debt Service. Notwithstanding the foregoing,

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if the remaining present value of Cash Available for Debt Service (calculated using the same discount value as used in the calculation of Portfolio Value) from the portion of the Project Pool consisting of Pre-PTO Eligible Projects (the “Pre-PTO Eligible Project Net Cash Flow”) is greater than twenty-five percent (25%) of the Portfolio Value (determined without regard to this sentence), then for purposes of calculating the Available Borrowing Base (including for the avoidance of doubt, with respect to both clauses (a) and (b) of such definition) in accordance with the Base Case Model, the Pre-PTO Eligible Project Net Cash Flow shall be deemed to be reduced in a sufficient amount so that the amount thereof does not exceed 25% of the Portfolio Value.
“Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Prime Rate and (c) the LIBO Rate plus 1.00%, in each case as in effect for such day (or, if such day is not a Business Day, on the immediately preceding Business Day).
“Base Rate Loan” means any Loan that bears interest at rates based upon the Base Rate.
“Blocked Person” shall mean any Person that is: (i) listed on, or owned or controlled by a person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (v) to the Knowledge of the Borrower (acting with due care and inquiry), otherwise a target of Sanctions.
“Borrower” shall have the meaning given to it in the preamble.
“Borrower Membership Interests” shall mean all of the outstanding limited liability company interests issued by the Borrower (including all Economic Interests and Voting Rights).
“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of LIBO Loans, as to which a single Interest Period is in effect.
“Borrowing Notice” shall mean a request for a Loan by the Borrower substantially in the form of Exhibit A-1.
“Budget Act” means the Bipartisan Budget Act of 2015 (P.L. 114-74).
“Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday, (c) a legal holiday in London, England, the State of New York, the State of California, Cleveland, Ohio or the jurisdiction where the Administrative Agent’s Office is located or (d) any day on which commercial banks and the U.S. Federal Reserve Bank are authorized or required to be closed in any of the foregoing states.
“Calculation Date” shall mean each March 31, June 30, September 30 and December 31 of each year falling after the date hereof; provided, that, for the avoidance of doubt, the first Calculation Date shall occur on December 31, 2017.

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“Capacity Attributes” means any and all current or future defined capacity characteristics, certificates, tags, credits or accounting constructs, howsoever entitled, including any accounting construct counted toward any resource adequacy requirements, attributed to or associated with a Project or any unit of generating capacity of a Project.
“Capital Stock” shall mean:
(a)    in the case of a corporation, corporate stock;
(b)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing.
“Cash Available for Debt Service” shall mean, in respect of any (a) past period, the amount of Operating Revenues received during such period less Operating Expenses paid during such period or (b) any future period, the amount of Operating Revenues projected to be received during such period less Operating Expenses projected to be paid during such period.
“Cash Collateralize” shall mean, in respect of the Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Collateral Agent on terms satisfactory to the Administrative Agent and LC Issuer, in an amount equal to one hundred three percent (103%) of the Stated Amount of such Letter of Credit.
“Cash Diversion Guaranty” shall mean the Cash Diversion Guaranty executed by the Sponsor on the Closing Date in favor of the Administrative Agent for the benefit of the Secured Parties.
“Cash Flows” shall have the meaning given to the term “Available Cash Flows”, “Cash Flows” or to any other similarly defined term in the applicable Limited Liability Company Agreement of a Tax Equity Opco.
“Change of Control” shall occur if (a) the Sponsor ceases to indirectly beneficially own and control at least 50.1% of all of the outstanding membership interests issued by the Pledgor (including all Economic Interests and Voting Rights); (b) the Pledgor ceases to directly beneficially own and control 100% of the outstanding Borrower Membership Interests; (c) the Borrower ceases to directly or indirectly (as described on Schedule 5.03(e)) beneficially own and control 100% of any outstanding Tax Equity Holdco Membership Interests or Wholly Owned Holdco Membership Interests; (d) any Tax Equity Holdco ceases to directly or indirectly (as described on Schedule 5.03(e)) beneficially own and control 100% of the outstanding applicable Tax Equity Class B Membership Interests; or (e) any Wholly Owned Holdco ceases to directly beneficially own and

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control 100% of the outstanding applicable Wholly Owned Opco Membership Interests unless, in the case of clauses (c), (d) or (e), such Membership Interests are released in accordance with Section 7.03 in connection with a Permitted Fund Disposition.
Notwithstanding the foregoing, any Change of Control occurring solely as a result of the exercise of remedies by the Other Lenders (or the Other Collateral Agent on their behalf) under the Other Loan Documents, including in connection with a foreclosure (whether judicial or non-judicial) on, or other sale of, all of the Capital Stock in the Pledgor, shall not be considered a “Change of Control” for purposes of this definition; provided that (i) exercise of such remedies is permitted under the applicable Tax Equity Documents and (ii) any transfer of the Capital Stock in the Pledgor is to the Other Collateral Agent, an Other Lender or an Other Lender Controlled Transferee (each, a “Foreclosure Transferee”).
A “Change of Control” shall be deemed to occur (A) on any subsequent transfer of the Capital Stock in the Pledgor by a Foreclosure Transferee to a third party or (B) if, subsequent to an exercise of remedies by the Other Lenders as described in the foregoing paragraph, the Other Lenders, in the aggregate, shall otherwise fail to indirectly beneficially own and control at least 51% of the Borrower Membership Interests; provided, that no Change of Control shall be deemed to have occurred pursuant to this paragraph if (i) such transfer is permitted under the Tax Equity Documents and (ii) the Person other than the Other Lenders maintaining such interests in the Pledgor is a Qualified Owner.
“Change of Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives issued under or in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.
“Claims” shall have the meaning given to it in Section 6.12(a).
“Class” shall have the meaning set forth in Section 1.04 of the Agreement.
“Closing” shall mean the funding of the Delayed Draw Loans on the Closing Date pursuant to Section 2.01.
“Closing Date” shall mean the date on which all conditions precedent set forth in Section 9.01 have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders and the LC Issuer).

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“Closing Date Funds Flow Memorandum” shall have the meaning given to it in the Depository Agreement.
“Closing Date Tax Equity Model” means the applicable financial model for a Tax Equity Fund most-recently delivered to the Administrative Agent and the Lenders prior to the Closing Date.
“Code” shall mean the United States Internal Revenue Code of 1986, and the regulations promulgated thereto, all as amended or as may be amended from time to time.
“Collateral” shall have the meaning given to the terms “Collateral”, “Depository Collateral”, “Collateral Account” and “Pledged Collateral”, as applicable, in the Collateral Documents all of which collectively constitute the “Collateral”.
“Collateral Accounts” shall have the meaning given to it in the Depository Agreement.
“Collateral Agency Agreement” shall mean the Collateral Agency and Intercreditor Agreement dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and each other Secured Party party thereto from time to time, and each Accession Agreement thereto.
“Collateral Agent” shall mean Deutsche Bank Trust Company Americas, and its successors and assigns in such capacity.
“Collateral Documents” shall mean, collectively, the Pledge Agreement, the Pledge and Security Agreement, the Cash Diversion Guaranty, any Wholly Owned Opco Guaranty and Security Agreements, any Holdco Guaranty and Security Agreements, the Collateral Agency Agreement, the Depository Agreement, any Account Control Agreements, the Management Consent Agreement, any Accession Agreement, and each other collateral document, pledge agreement or standing instruction delivered to the Administrative Agent pursuant to Section 9.01(a), any other document or agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Lender Parties and all UCC or other financing statements, instruments or perfection and other filings, recordings and registrations required to be filed or made in respect of any of the foregoing.
“Collections” shall mean without duplication (i) with respect to the Wholly Owned Opcos, the related (A) Rents and PBI Payments, including all scheduled payments and prepayments under any Customer Agreement or PBI Document, (B) pending assumption of a Customer Agreement relating to a Project, payments of Rent relating to such Project by lenders with respect to, or subsequent owners of, the property where such Project has been installed, (C) proceeds of the sale, assignment or other disposition of any Collateral, (D) insurance proceeds and proceeds of any warranty claims arising from manufacturer, installer, vendor and other warranties, in each case, with respect to any Projects, (E) all recoveries including all amounts received in respect of litigation settlements and work-outs, (F) all purchase and lease prepayments received from a Customer with respect to any Project, and (G) all other revenues, receipts and other payments to such Wholly Owned Opcos of every kind whether arising from their ownership, operation or management of the Projects, but excluding the Excluded Property, (ii) with respect to any Tax Equity Holdco, all distributions with respect to the Tax Equity Class B Membership Interests, but excluding Excluded

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Property and all revenues and proceeds received by the Borrower in respect of the sale, transfer or other disposition of Capacity Attributes and Ancillary Services in accordance with Section 7.09(c), (iii) amounts contributed or otherwise paid by the Sponsor to the Borrower (including under the Cash Diversion Guaranty), and (iv) interest earned on amounts deposited in the Collateral Accounts during the relevant period.
“Collections Account” shall have the meaning given to it in the Depository Agreement.
“Commitment” shall mean, as to each Lender, the aggregate of such Lender’s Delayed Draw Loan Commitment and LC Commitment.
“Competitor” shall mean a Person that is in the business of developing, owning, installing, constructing or operating solar equipment and providing solar electricity from such solar equipment to residential customers located in jurisdictions where the Sponsor or any Subsidiary are then doing business, primarily through power purchase agreements, customer service or lease agreements or capital loan products and not through direct sales of solar panels or any Affiliate of such a Person, but shall not include any back-up servicer (including [***]), any transition manager (including [***]) or any Person engaged in the business of making passive ownership or tax equity investments in such solar equipment and associated businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under this Agreement.
“Confidential Information” shall have the meaning given to it in Section 12.11.
“Consequential Losses” shall have the meaning given to it in Section 4.07(e).
“Coordinating Lead Arrangers” shall mean KeyBanc Capital Markets, Inc. and ING Capital LLC.
“Credit Rating” shall mean, with respect to any Person, the rating by S&P, Moody’s, Fitch or any other rating agency agreed to by the Parties then assigned to such Person’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such Person as an issuer rating by S&P, Moody’s, Fitch or any other rating agency agreed by the Parties.
“Credit Requirements” shall mean, with respect to any Person, that such Person has at least one of the following Credit Ratings: (a) “Baa2” or higher from Moody’s, (b) “BBB” or higher from S&P or (c) “BBB” or higher from Fitch.
“Customer” shall mean a Person party to a Customer Agreement who leases, or agrees to purchase Energy produced by, a Project.
“Customer Agreement” shall mean those power purchase agreements or customer lease agreements (together with all ancillary agreements and documents related thereto, including any assignment agreement to a replacement Customer) with respect to a Project between a Tax Equity Opco or a Wholly Owned Opco, as owner or lessor, and a Customer, whereby the Customer agrees

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to purchase the Energy produced by the related Project for a fixed fee per kWh, or agrees to lease the Project for monthly lease payments, as applicable, in each case for a specified term of years.
“Customer Agreement Termination Date” shall mean, as of any date of determination, the last scheduled expiration date of the Customer Agreements of the Eligible Projects in the Project Pool as of such date of determination, in each case, excluding any renewal or extension of any Customer Agreement.
“Customer Prepayment Event” shall mean:
(i)    a Project experiences an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as existed immediately prior to the Event of Loss within [***] days of such Event of Loss (an “Event of Loss Project”);
(ii)    the early termination of any Customer Agreement (including, but not limited to, as a result of the occurrence of a default thereunder) without a replacement Customer Agreement being entered into in respect of such Project, regardless of whether or not any Relevant Party is entitled to or actually receives a termination payment from the Customer in connection with such termination;
(iii)    in respect of any Project (A) the applicable Customer is more than [***]days past due on any amount due under the related Customer Agreement and (B) either (x) such Customer Agreement has not been brought current or the related Project has not been removed and redeployed and/or the related Customer Agreement reassigned (or a replacement Customer Agreement executed) within [***] days of the end of such [***] day period or (y) which an Operator has determined should be written off in accordance with the Management Standard (a “Defaulted Project”);
(iv)    a Payment Facilitation Agreement is entered into;
(v)    the elective prepayment by the Customer of any future amounts due under a Customer Agreement;
(vi)    the purchase of any Project by a Customer in accordance with the terms of the applicable Customer Agreement; and
(vii)    an Ineligible Customer Reassignment.
“Debt Service” shall mean, for any period, the aggregate amount of all principal, interest, payments in the nature of interest (including default interest and net payments made (or minus the net amount of ordinary course settlement payments received) under Interest Rate Hedging Agreements), margin, letter of credit fees (other than LC Commitment Fees), rent under finance leases or any other recurrent analogous costs and damages (including gross-ups and increased cost payments) payable pursuant to any Loan Document.
“Debt Service Coverage Ratio” shall mean, for any calculation period, the ratio of:

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(a)    the Cash Available for Debt Service for such period; to
(b)    the Debt Service for such period (excluding Debt Service related to any mandatory prepayments in respect of the Loans payable during such period pursuant to Section 4.03 of this Agreement).
For purposes of the determination of the Available Borrowing Base, the determination of the amounts above for any future period will be based on projections in accordance with the Base Case Model.
“Debt Service Coverage Ratio Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit J, containing its good faith, detailed calculation of its Debt Service Coverage Ratio for the twelve-month period ending on the immediately preceding Calculation Date.
“Debt Service Reserve Account” shall have the meaning given to it in the Depository Agreement.
“Debt Service Reserve Required Amount” shall have the meaning given to it in the Depository Agreement.
“Debt Termination Date” shall mean the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder shall have been paid indefeasibly paid in cash in full and all Letters of Credit shall have expired or terminated and all Drawing Payments shall have been reimbursed (unless the outstanding amount of the LC Exposure related thereto has been Cash Collateralized) and (c) all other Obligations (other than any inchoate indemnification or expense reimbursement Obligations that expressly survive termination of the Agreement) shall have indefeasibly paid in cash in full.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event, occurrence or circumstance that is, or with notice or the lapse of time or both would become, an Event of Default.
“Default Rate” shall mean a rate of 2.00% per annum in excess of the rate otherwise applicable to any Loan or other Obligation, which rate shall apply in accordance with Section 4.05(b).
“Defaulted Project” shall have the meaning given to it in the definition of Customer Prepayment Event.
“Defaulting Lender” shall mean a Lender that (i) has defaulted in its obligations to fund any Loan or otherwise failed to comply with its obligations under Section 2.01 or Section 2.02, unless (x) such default or failure is no longer continuing or has been cured within ten (10) days after such default or failure or (y) such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent

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to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has notified the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 or Section 2.02 or has made a public statement to that effect unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied or (iii) has, or has a direct or indirect parent company that, (x) has become the subject of a proceeding under any Debtor Relief Laws, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) become the subject of a Bail-in Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (a) an Undisclosed Administration or (b) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Delayed Draw Lender” shall mean a Lender with a Delayed Draw Loan Commitment, which as of the Closing Date is as set forth on Schedule 2.01.
“Delayed Draw Loan” shall have the meaning set forth in Section 2.01 of the Agreement.
“Delayed Draw Loan Commitment” shall mean, as to each Lender, its obligation to make a Delayed Draw Loan to the Borrower from time to time pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that (a) the aggregate principal amount of the Lenders’ Delayed Draw Loan Commitments shall not exceed $234,500,000 and (b) concurrently with any repayment or prepayment of any Delayed Draw Loans (other than any repayment or prepayment during the Availability Period pursuant to Section 4.03(b) or Section 4.03(c)), the Delayed Draw Loan Commitments of the Lenders shall be reduced in an amount equal to such repayment or prepayment which reduction shall be applied among the Lenders on a pro rata basis.
“Delayed Draw Loan Commitment Fee” shall mean, based on daily calculation for each day from the Closing Date through the expiration or earlier termination of the Availability Period, divided by 360, an amount equal to the product of (i) the undrawn Delayed Draw Loan Commitment on such day (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination) multiplied by (ii) either (a) for the period commencing on the Closing Date until the date on which 50% of the Delayed Draw Loan Commitments have been drawn, 1.0% per annum or (b) for the period commencing on the date on which 50% of the Delayed Draw Loan Commitments have been drawn until the last day of the Availability Period, 0.75% per annum.
“Depository Agreement” shall mean the Depository Agreement dated as of the Closing Date, among the Borrower, the Administrative Agent, the Collateral Agent and the Depository Bank.

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“Depository Bank” shall mean Deutsche Bank Trust Company Americas, and its successors and assigns in such capacity in accordance with the Depository Agreement.
“Distribution Trap” shall have the meaning given to it in the Depository Agreement.
“Distribution Trap Account” shall have the meaning given to it in the Depository Agreement.
“Dollars” shall mean U.S. dollars.
“Drawing” shall mean a drawing on a Letter of Credit by the beneficiary thereof.
“Drawing Payment” shall mean a payment in U.S. Dollars by the LC Issuer of all or any part of the Stated Amount in conjunction with a Drawing under any Letter of Credit.
“Early Amortization Period” shall have the meaning given to it in the Depository Agreement.
“Economic Interest” shall mean the direct or indirect ownership by one Person of Capital Stock in another Person. A Person who directly holds all of the Capital Stock of another Person is understood to hold an Economic Interest of one hundred percent (100%) in such other Person. For purposes of determining the Economic Interest of one Person in another Person where there are one or more other Persons in the chain of ownership, the Economic Interest of the first Person in the second Person shall be deemed proportionately diluted by Economic Interests of less than one hundred percent (100%) held by such other Persons in the chain of ownership. For example, if Company A owns eighty percent (80%) of the Capital Stock of Company B, which in turn owns eighty percent (80%) of the partnership interests in Partnership C, which in turn owns fifty percent (50%) of the Capital Stock in Company D, then Company A would have an Economic Interest in Company D of thirty-two percent (32%).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person that is a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than five hundred million Dollars ($500,000,000).

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“Eligible Customer Agreement” shall mean a Customer Agreement approved (i) by the Administrative Agent (acting on the instructions of the Required Lenders) in writing or (ii) under the applicable Tax Equity Documents or, in the case of a Wholly-Owned Opco, the Tax Equity Documents originally governing such Wholly Owned Opco; provided that, in the case of this clause (ii), the inclusion of such Customer Agreement as an Eligible Customer Agreement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions in the Base Case Model and, in each case, as such form may be modified from time to time if such modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions set forth in the Base Case Model.
“Eligible Project” shall mean, subject to Section 6.26, a Project which is owned by an Opco, which meets the following conditions as of the applicable Available Borrowing Base Determination Date:
(i)    such Project has achieved Installation Completion;
(ii)    (a) such Project is not the subject of any Customer Prepayment Event described in clauses (i), (ii), (iii), (vi) and (vii) of the definition thereof; and (b) with respect to the date such Project is first included in the Project Pool, such Project is not the subject of any Customer Prepayment Event described in clause (iii) of the definition thereof, without giving effect to subclause (iii)(B) of the definition thereof;
(iii)    such Project meets the Eligible Project Qualification Requirement;
(iv)    the Customer with respect to such Project has a FICO® Score of not less than [***];
(v)    unless each of the Pre-PTO Conditions is satisfied, such Project has achieved Substantial Completion and received a PTO Letter;
(vi)    the Customer Agreement with respect to such Project is not a Prepaid Customer Agreement;
(vii)    the panels, inverters and batteries included in such Project are manufactured by Approved Manufacturers; and
(viii)    all amounts payable to (a) the seller under the Master Purchase Agreement with respect to such Project and (b) the installer under the Master Turnkey Installation Agreement, with respect to such Project, in each case, have either been paid or the applicable Opco has reserved cash in respect of such obligations.
“Eligible Project Qualification Requirement” shall mean:
(a)    with respect to Projects owned or being acquired by a Tax Equity Opco, the qualification requirement for the purchase of the Projects as of the time of sale to the applicable

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Tax Equity Opco pursuant to the applicable Tax Equity Documents (except to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Class A Member and where the applicable impact thereof has been incorporated into the Base Case Model in a manner reasonably acceptable to the Administrative Agent); and
(b)    with respect to Projects owned by a Wholly Owned Opco, the qualification requirement for the purchase of the Projects as of the time of sale to the applicable Wholly Owned Opco pursuant to the applicable Tax Equity Documents (except to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Class A Member and where the applicable impact thereof has been incorporated into the Base Case Model in a manner reasonably acceptable to the Administrative Agent).
“Eligible Revenues” shall mean Operating Revenue consisting of (i) payments by Customers pursuant to Customer Agreements with respect to Eligible Projects and (ii) PBI Payments with respect to Eligible Projects.
“Employee Benefit Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (excluding any Multiemployer Plan) which is subject to Title IV of ERISA or to section 412 of the Code.
“Energy” shall mean physical electric energy, expressed in megawatt hours (“MWh”) or kilowatt hours (“kWh”), of the character that passes through transformers and transmission wires, where it eventually becomes alternating current electric energy delivered at nominal voltage.
“Environmental Laws” shall mean all Laws pertaining to or imposing liability or standards of conduct concerning environmental protection, human health and safety, contamination or clean-up or the presence, use, handling, generation, Release, or storage of Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act and the Occupational Safety and Health Act (to the extent relating to human exposure to Hazardous Materials), each as amended from time to time, along with any state or local analogs to the Laws listed above and any state superlien and other environmental clean-up statutes and all regulations adopted in respect of the foregoing Laws whether now or hereafter in effect.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended or as may be amended from time to time.
“ERISA Affiliate” shall mean, in relation to any Person, any other Person, trade or business under common control with the first Person, within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning given to it in Section 10.01.
“Event of Loss” shall mean (a) an event which causes all or a portion of an Asset of a Relevant Party to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever (including any covered loss under a casualty insurance policy) and (b) any compulsory transfer or taking, or transfer under threat of compulsory transfer, of any Asset of a Relevant Party pursuant to the power of eminent domain, condemnation or otherwise.
“Excess Amount” shall have the meaning given to it in Section 4.03(b).
“Excess Capital Contributions” shall mean all capital contributions that (a) were contributed to each applicable Tax Equity Opco pursuant to the sections of each applicable Tax Equity Limited Liability Company Agreement set forth on Annex A, and (b) are permitted to be distributed to the holder of the Tax Equity Class B Membership Interests from the applicable “Milestone Account” as defined in the applicable Tax Equity Limited Liability Company Agreement; provided, that if such capital contributions were made to acquire Projects, such capital contributions shall only be considered Excess Capital Contributions to the extent such capital contributions remain after (x) the “Completion Deadline” (as defined in the applicable Tax Equity Limited Liability Company Agreement) has occurred as determined pursuant to the applicable Tax Equity Limited Liability Company Agreement and (y) all amounts payable to (i) the seller under the Master Purchase Agreement with respect to such Projects and (ii) the installer under the Master Turnkey Installation Agreement with respect to such Projects, have been paid.
“Excluded Ancillary/Capacity Contract” shall mean any agreement for the sale, transfer or disposition of Ancillary Services or Capacity Attributes generated by or otherwise associated with any Project entered into by any Opco with any purchaser other than Borrower or any other Relevant Party; provided that (i) the Ancillary Services or Capacity Attributes sold, transferred or disposed of shall be limited to the Ancillary Services or Capacity Attributes actually produced or shall be otherwise associated with the Projects owned by such Opco and shall not include any Ancillary Services or Capacity Attributes contracted to be sold under any other Excluded Ancillary/Capacity Contract, (ii) such Excluded Ancillary/Capacity Contract shall not include any liquidated damages provisions or provisions for the posting of collateral or other security, (iii) the recourse of the purchaser to such Opco shall be expressly limited to the Ancillary Services and Capacity Attributes sold, transferred or disposed of under such Excluded Ancillary/Capacity Contract and the proceeds thereof, (iv) any Excluded Ancillary/Capacity Contract entered into after the date of this Agreement shall include a covenant from the purchaser not to petition for the bankruptcy of the applicable Opco and (v) other than in respect of any spot sale of Ancillary Services or Capacity Attributes entered into in the ordinary course of business, no Default or Event of Default has occurred and is continuing at the time such Excluded Ancillary/Capacity Contract is entered into; provided, further, that, if in connection with such sale, transfer or other disposition, any Affiliate that is a Relevant Party is required to be a party to any agreement, the obligations of such Relevant Party under such agreement are of a type that could not expose such Relevant Party to any financial obligation, including in respect of damages for failure to perform such obligations.

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“Excluded Property” shall mean:
(a)all prepayment amounts due by Customers under any Prepaid Customer Agreement to the extent paid at commencement of construction of the applicable Projects, inclusive of deposits paid at the signing of any Customer Agreement;
(b)all cash proceeds from any upfront solar energy incentive programs, including proceeds pursuant to the California Solar Initiative (which are not subject to state income tax), or any other state or local solar power incentive program which provides incentives that are substantially similar to those provided under the California Solar Initiative (and which are similarly not subject to state income tax);
(c)all cash proceeds from any state income tax credit, including proceeds pursuant to the refundable Hawaii Energy Tax Credits;
(d)Capacity Attributes and Ancillary Services that are sold, transferred or otherwise disposed of in accordance with Section 7.09(c), but only prior to the commencement by the Collateral Agent of dispossessory remedies with respect to any Loan Party pursuant to the Collateral Documents;
(e)all Excluded REC Contracts, all RECs that may be sold or that are sold pursuant to an Excluded REC Contract and the proceeds of any Excluded REC Sales; and
(f)all Excess Capital Contributions.
“Excluded REC Contract” shall mean any REC Contract (including any spot sale of RECs) entered into by any Opco with any REC Purchaser; provided that (i) the RECs sold under such Excluded REC Contract shall be limited to the RECs actually produced by the Projects owned by such Opco and shall not include any RECs contracted to be sold under any other REC Contract, (ii) the RECs sold under such Excluded REC Contract shall be subject to an irrevocable forward transfer (or other equivalent transfer) in favor of the REC Purchaser, (iii) such Excluded REC Contract shall not include any liquidated damages provisions or provisions for the posting of collateral or other security, (iv) the recourse of the applicable REC Purchaser to such Opco shall be expressly limited to the RECs sold under such Excluded REC Contract and the proceeds thereof, (v) any Excluded REC Contract entered into after the date of this Agreement shall include a covenant from the REC Purchaser not to petition for the bankruptcy of the applicable Opco and (vi) other than in respect of any spot sale of RECs entered into in the ordinary course of business, no Default or Event of Default has occurred and is continuing at the time such Excluded REC Contract is entered into.
“Excluded REC Sales” shall mean any sale, transfer or other disposition of RECs pursuant to any Excluded REC Contract.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes,

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in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date after the Closing Date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.09(a)(ii) or Section 4.09(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.09(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Executive Officer” shall mean, with respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary or Treasurer of such corporation or limited liability company and, with respect to any partnership, any individual general partner thereof or, with respect to any other general partner, any executive officer of the general partner.
“Exempt Customer Agreements” shall mean (i) any Customer Agreement which has unpaid Rents that are 120 days or more past due, (ii) any Customer Agreement where (A) the Customer’s interest in the underlying host property for the applicable Project has been sold or otherwise transferred without either the Customer purchasing the Project or the new owner assuming such Customer Agreement and (B) the applicable Operator reasonably determines that the current Customer will not make any purchase payment due under the Customer Agreement and the new owner will refuse to assume such Customer Agreement but for a Payment Facilitation Agreement in respect thereof, (iii) any Customer Agreement subject to a dispute between the Borrower and the Customer which, in light of the facts and circumstances known at the time of such dispute, the Operator reasonably determines the Customer under such Customer Agreement could reasonably be expected to stop making Rent payments due under the Customer Agreement but for a Payment Facilitation Agreement, or (iv) any Customer Agreement which has a Customer that has become eligible for and is receiving an income-qualified discount on his or her electricity rate from the applicable local utility.
“Expiration Date” shall mean, with respect to any Letter of Credit, the date of the expiration set forth therein.
“Facility” shall mean each of (a) the Delayed Draw Loan Commitments and the Delayed Draw Loans made hereunder and (b) the LC Commitments and the LC Exposure hereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

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“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.
“Fee Letters” shall mean, collectively, (a) the fee letter among the Sponsor, the Borrower, KeyBank National Association and KeyBanc Capital Markets, Inc., dated as of August 24, 2017, (b) the fee letter among the Sponsor, the Borrower and ING Capital LLC, dated as of August 24, 2017, and (c) each fee letter between the Borrower and a Lender Party.
“FERC” shall mean the Federal Energy Regulatory Commission, and any successor authority.
“FICO® Score” shall mean, in respect of any Customer, a credit score obtained from (a) Experian Information Solutions, Inc., (b) Transunion, LLC or (c) Equifax Inc., in each case, as obtained on or about the date such Customer entered into, or took an assignment of, such Customer Agreement.
“Financial Statements” shall mean in relationship to any Person, its consolidated statements of operations and members’ equity, statements of cash flow and balance sheets.
“Fitch” shall mean Fitch, Inc.
“Flip Point” shall have the meaning given to the term “Flip Point” or to any other similarly defined term in the applicable Limited Liability Company Agreement of an IRR Partnership Flip Opco.
“Flip Point Delay” shall mean, as of any Calculation Date in respect of a Tracking Model for the applicable IRR Partnership Flip Opco, if such Tracking Model (taking all prior and projected Cash Flows into account) reflects that the Flip Point will not occur by the Target Flip Date, the length of the delay between the Target Flip Date and the date of the occurrence of the Flip Point as demonstrated by the Tracking Model.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“FPA” shall mean the Federal Power Act, as amended, and FERC’s regulations thereunder.
“Funding Account” shall have the meaning given to it in the Depository Agreement.
“GAAP” shall mean United States Generally Accepted Accounting Principles.
“General Account” shall mean one or more deposit accounts that is segregated from each other account of an Operator and held by such Operator with an Acceptable Bank:

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(i)    which are under the exclusive dominion and control of the Sponsor, a Manager or an Operator, subject to such Operator’s agreement (A) to segregate the amounts in each such account from its own funds as trustee for the beneficiaries of the funds deposited therein and (B) not to grant a Lien over such account or the amounts deposited therein;
(ii)    which are not subject to any Lien of a third party; and
(iii)    into which Customers have made payment of non-recurring ACH and credit card payments.
“Governmental Authority” shall mean with respect to any Person, any federal or state or local government or other political subdivision thereof or any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government.
“Grant” shall mean a cash grant under section 1603 of the American Recovery and Reinvestment Act of 2009, as amended.
“Guarantors” shall mean each Tax Equity Holdco, each Wholly Owned Holdco, if any, and each Wholly Owned Opco, if any, each of which shall have delivered (i) in the case of a Tax Equity Holdco or a Wholly Owned Holdco, a Holdco Guaranty and Security Agreement or (ii) in the case of a Wholly Owned Opco, a Wholly Owned Opco Guaranty and Security Agreement.
“Hazardous Material” shall mean any pollutant, contaminant or hazardous or toxic substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Law, including any (a) petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fraction or by-product derivatives thereof, (b) asbestos or asbestos-containing material, (c) polychlorinated biphenyls (PCBs) or PCB-containing materials or fluids, or (d) any other radioactive, hazardous, toxic or noxious substance, material, pollutant, emission or discharge or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability or obligation under any Environmental Law, used, released, and disposed of in accordance with all applicable Environmental Laws.
“Holdco Guaranty and Security Agreement” shall mean (a) any Tax Equity Holdco Guaranty and Security Agreement and (b) any Wholly Owned Holdco Guaranty and Security Agreement.
“Impacted Interest Period” shall have the meaning given in the definition of “LIBOR”.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, surety bond or other similar instrument (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests and any other payment required to be made in respect of any equity interests in any Person or rights or

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options to acquire any equity interests in any Person, but excluding any distributions required to be made (A) in respect of the outstanding class A membership interests issued by the Tax Equity Opcos or (B) to Borrower or any Subsidiary in respect of the outstanding Tax Equity Class B Membership Interests, Tax Equity Holdco Membership Interests or Wholly Owned Opco Membership Interests, (iv) all obligations (including all amounts to be capitalized) under leases that constitute capital leases for which such Person is liable, (v) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as borrower, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets acquired by such Person (even though the rights of the seller or lender thereunder may be limited in recourse), and (vi) all guarantees of such Person in respect of any of the foregoing. The Indebtedness of a Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.
“Indemnified Amounts” shall have the meaning given to it in Section 4.08(a).
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning given to it in Section 4.08(a).
“Independent” shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of each of the Relevant Parties and any Affiliate thereof, (b) does not have any direct financial interest or any material indirect financial interest in any of the Relevant Parties or any Affiliate thereof and (c) is not connected with any of the Relevant Parties or any Affiliate thereof as an officer, employee, member, manager, contractor, promoter, underwriter, trustee, partner, director or person performing similar functions.
“Independent Engineer” shall mean [***]) or such other independent engineer as is reasonably satisfactory to the Administrative Agent.
“Ineligible Customer Reassignment” shall mean a Customer Agreement has been assigned to a new Customer with a FICO® Score of less than [***].
“Information” shall have the meaning given to it in Section 5.26(a).
“Installation Completion” shall mean, with respect to a Project, that the design, engineering, construction and installation of such Project has been completed. For the avoidance of doubt, a Project may achieve Installation Completion without achieving Substantial Completion.
“Insurance Consultant” shall mean [***] or such other insurance consultant as is reasonably satisfactory to the Administrative Agent.

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“Insurance Policies” shall have the meaning given to it in Section 6.13(a).
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.03(f).
“Interest Period” shall mean, for each Payment Date, the period from and including such Payment Date (or, with respect to any Loan made on an Advance Date, such Advance Date) to but excluding the next Payment Date (or, with respect to the final Payment Date, the Maturity Date).
“Interest Rate Determination Date” shall mean the second LIBOR Business Day preceding the first day of each Interest Period.
“Interest Rate Hedging Agreement” shall mean any Swap Agreement entered into by the Borrower in the ordinary course of business and not for speculative purposes in order to effectively cap, collar or exchange interest rates (from floating to fixed rates) with respect to any interest-bearing liability or investment of the Borrower.
“Intermediate Holdco” shall have the meaning given to it in the Recitals.
“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as LIBOR) reasonably determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) LIBOR for the longest period for which LIBOR is available that is shorter than the Impacted Interest Period; and (b) LIBOR for the shortest period (for which LIBOR is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended or as may be amended from time to time.
“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, in which the Sponsor or any Relevant Party is a debtor or any Assets of any such entity is property of the estate therein.
“IRR Partnership Flip Fund” shall mean each tax equity investment structure designated as an “IRR Partnership Flip Fund” by the Borrower on Schedule 5.03(e).
“IRR Partnership Flip Opco” shall mean each entity designated as an “IRR Partnership Flip Opco” by the Borrower on Schedule 5.03(e).
“ITC” shall mean the investment tax credit under section 48 of the Code.
“Joint Bookrunners” shall mean KeyBanc Capital Markets, Inc., ING Capital LLC and Silicon Valley Bank.

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“Joint Lead Arrangers” shall mean Silicon Valley Bank, Deutsche Bank Securities Inc., and CDPQ American Fixed Income V Inc.
“Knowledge” whenever used in this Agreement or any of the Loan Documents, or in any document or certificate executed pursuant to this Agreement or any of the Loan Documents, (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), shall mean, with respect to the Sponsor or any Relevant Party: (i) actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of the Chief Executive Officer, Chief Financial Officer, and General Counsel of the Sponsor or any Authorized Officer of a Relevant Party, and (ii) actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of those officers, employees or other persons of the Manager responsible for the day-to-day administration of the Projects or charged with effecting the duties on behalf of the Manager set forth in the Management Agreement, and the individuals who have responsibility for any policy making, major decisions or financial affairs, or primary management or supervisory responsibilities, of the Sponsor or any Relevant Party. The Borrower shall cause each Subsidiary and the Manager to promptly notify it of any event or circumstance that would require the Borrower to provide notice to a Lender Party under the Loan Documents upon Knowledge of the Borrower. Any notice delivered to the Sponsor or any Relevant Party (including to the Manager as their agent) by a Secured Party shall provide such Person with Knowledge of the facts included therein.
“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, common law, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LC Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable LC Issuer, together with a Notice of LC Activity.
“LC Availability Period” shall mean the period from the Closing Date to the last Payment Date occurring prior to the Maturity Date.
“LC Commitment” shall mean, as to each LC Lender, its obligation to make a LC Loan to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that the aggregate principal amount of the LC Lenders’ LC Commitments shall not exceed $10,000,000.
“LC Commitment Fee” shall mean an amount equal to the product of 1.0% per annum and the average unused LC Commitment (regardless of whether any conditions for issuance, extension or increase of the Stated Amount of a Letter of Credit could then be met and determined as of the

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close of business on any date of determination) for each day from the Closing Date through the expiration or earlier termination of the LC Availability Period.
“LC Documents” shall mean, as to any Letter of Credit, each LC Application and any other document, agreement and instrument entered into by the applicable LC Issuer and the Borrower or in favor of such LC Issuer and relating to such Letter of Credit.
“LC Exposure” shall mean, with respect to any LC Lender as of the date of determination, the sum of the aggregate amount of all participations by that Lender in (a) the Stated Amount of all Letters of Credit issued and outstanding at such time that have not been Cash Collateralized, plus (b) the aggregate amount of all unreimbursed Drawing Payments made in respect of Letters of Credit at such time, plus (c) the aggregate outstanding principal amount of all LC Loans at such time.
“LC Issuer” shall mean (a) KeyBank National Association and (b) each other LC Lender as the Borrower may from time to time select as an LC Issuer hereunder (provided that such LC Lender meets the Credit Requirements, shall be reasonably acceptable to the Administrative Agent and has agreed to be an LC Issuer hereunder in a writing satisfactory to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, in either case together with its permitted successors and assigns in such capacity; provided, that there shall be no more than one LC Issuer at any time.
“LC Lender” shall mean a Lender with a LC Commitment, which as of the Closing Date is as set forth on Schedule 2.01.
“LC Loan” shall have the meaning set forth in Section 2.02(c)(ii) of the Agreement.
“Lender” shall have the meaning given to it in the preamble hereto and shall include any Delayed Draw Lender and LC Lender (other than any Person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption.
“Lender Parties” shall mean the Administrative Agent, each Lender and the LC Issuer.
“Lending Office” shall mean, with respect to each Lender, such Lender's address and, as appropriate, account on file with the Administrative Agent, or such other address or account as such Lender may from time to time notify to the Administrative Agent.
“Letter of Credit” shall mean a standby letter of credit substantially in the form of Exhibit C-1 governed by the laws of the State of New York and issued by the LC Issuer under the total aggregate LC Commitment pursuant to Section 2.02(a)(i).
“LIBO Loan” means any Loan that bears interest at rates based upon the LIBO Rate.
“LIBO Rate” means:

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(i)    for any Interest Period, other than an Interest Period when an interest rate in accordance with Section 4.11 is being charged, with respect to a LIBO Loan, LIBOR for such Interest Period; and
(ii)    for purposes of any determination of the Base Rate on any date, the rate per annum equal to LIBOR for an Interest Period of one month (determined as of such day).
“LIBOR” shall mean with respect to each Interest Rate Determination Date, the rate for United States dollar deposits, rounded, if necessary, to the nearest 0.00001%, appearing on the Bloomberg Screen US0003M Index Page as the London interbank offered rate for United States dollar deposits (for delivery on the first day of the applicable Interest Period) with a term equivalent to such Interest Period at approximately 11:00 a.m., London time, on such Interest Rate Determination Date; provided that if such screen rate shall not be available at such time for such Interest Period by reason of the length of such Interest Period (an “Impacted Interest Period”), LIBOR shall be the Interpolated Rate. If, on any Interest Rate Determination Date, such rate does not appear on the Bloomberg Screen US00003M Index Page (except to the extent such screen is not available by reason of the length of such Interest Period), LIBOR shall be the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for United States dollar deposits in Europe (for delivery on the first day of the applicable Interest Period) with a term equivalent to such Interest Period by reference to requests for quotations to the Reference Banks as of approximately 11:00 a.m. (London time) on the Interest Rate Determination Date. If, on any Interest Rate Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. The Administrative Agent shall determine LIBOR on each Interest Rate Determination Date and the determination of LIBOR by the Administrative Agent shall be binding absent manifest error. “Reference Banks” shall mean leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, and (ii) which have been designated as such by the Administrative Agent and are able and willing to provide such quotations to the Administrative Agent for each Interest Rate Determination Date; and “Bloomberg Screen US0003M Index Page” shall mean the display designated as page US0003M Index Page on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). Notwithstanding the foregoing, in no circumstance shall LIBOR be less than 0.00% per annum.
“LIBOR Business Day” shall mean any day on which commercial banks are open in New York, New York and London, England for international business (including dealings in United States dollar deposits).
“Lien” shall mean, with respect to any property or assets, any lien, hypothecation, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.
“Limited Liability Company Agreement” shall mean each Wholly Owned Opco Limited Liability Agreement and each Tax Equity Limited Liability Company Agreement.

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“Loan Documents” shall mean, collectively, this Agreement, the Notes, if any, each Fee Letter, the Collateral Documents, the Secured Interest Rate Hedging Agreements, each Wholly Owned Opco Back-Up Servicing Agreement or Wholly Owned Opco Transition Management Agreement, as applicable, and all other documents, agreements or instruments executed in connection with the Obligations. For the avoidance of doubt, the term “Loan Documents” shall not include the Portfolio Documents.
“Loan Parties” shall mean the Borrower, Pledgor and each Guarantor.
“Loans” shall mean the Delayed Draw Loans and the LC Loans.
“Loss Proceeds” shall mean all amounts and proceeds (including instruments) from an Event of Loss received by the Loan Parties, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.
“Major Decision” shall mean, as to each Tax Equity Opco, any of the decisions contemplated to be made in any of the applicable Tax Equity Limited Liability Company Agreements which require a vote by or the consent or approval of all or a supermajority or majority of the members or the Tax Equity Class A Members of the applicable Tax Equity Opco.
“Major Maintenance Reserve Account” shall have the meaning set forth in the Depository Agreement.
“Management Agreement” shall mean the Management Agreement between the Manager and the Borrower dated as of the Closing Date and each renewal or replacement for such agreement in a form and substance acceptable to the Administrative Agent entered into with a Manager, in accordance with the terms and conditions hereof and any Wholly Owned Opco Back-Up Servicing Agreement or Wholly Owned Opco Transition Management Agreement.
“Management Consent Agreement” shall mean the Management Consent and Agreement to be entered into by and among the Manager, the Borrower and the Collateral Agent.
“Management Standard” shall mean, with respect to an Operator, the requirement for such Operator to perform its duties in accordance with applicable law and in accordance with Prudent Industry Practice or, if a higher standard, the highest degree of skill and attention that the Operator exercises with respect to comparable assets that the Operator operates and maintains for itself, its affiliates or for third party investors and in accordance with its internal policies and procedures.
“Manager” shall mean the Sponsor or a replacement manager as may hereafter be charged with management of the Borrower and the Subsidiaries in accordance with the terms and conditions hereof and the other Loan Documents.
“Market Disruption Event” shall have the meaning given to it in Section 4.11(a)(iii).
“Master Purchase Agreements” shall mean each master purchase agreement or master contribution agreement entered into by an Opco in connection with the purchase of Projects by such

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Opco or the contribution to such Opco of Projects identified by the Borrower as a Master Purchase Agreement on Schedule 1.01(a).
“Master Turnkey Installation Agreement” shall mean, with respect to a specific Project and to the extent applicable to such Project, the master turnkey installation agreement executed in respect of such Project by the Sponsor and an installer, the rights as to which are assigned to a Subsidiary with respect to such Project.
“Material Adverse Effect” shall mean, (i) a material adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of the Borrower or any Loan Party, or (ii) the material impairment of the ability of any Loan Party or the Sponsor to perform its obligations under any Loan Document, (iii) a material adverse effect on the legality, validity or enforceability of any of the (A) Loan Documents or the rights and remedies of any Secured Party under any of the Loan Documents (including the validity, perfection or priority of the Collateral Agent’s Liens on the Collateral) or (B) Limited Liability Company Agreements or Tax Equity Guaranties, or (iv) a material adverse effect on the use, value or operation of the Projects owned or leased by the Opcos taken as a whole.
“Maturity Date” shall mean October 20, 2024.
“Maximum Rate” shall have the meaning given to it in Section 12.18.
“Membership Interests” shall mean the Borrower Membership Interests, the Wholly Owned Holdco Membership Interests, the Wholly Owned Opco Membership Interests, the Tax Equity Class B Membership Interests and the Tax Equity Holdco Membership Interests.
“Model Auditor” shall mean [***] or such other model auditor as is reasonably satisfactory to the Administrative Agent.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
“Net Available Amount” shall mean, with respect to (i) any Asset sale by a Relevant Party or (ii) the issuance or incurrence of any Indebtedness by any Relevant Party, the debt proceeds or other amounts received in connection therewith net of any (A) sale proceeds, debt proceeds or other amounts required to be allocated to a Tax Equity Class A Member pursuant to a Tax Equity Document and (B) reasonable and documented transaction or collection expenses (as applicable).
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.01 and (ii) otherwise has been approved by the Required Lenders.
“Non-Covered Services” shall have the meaning given to such term in each applicable O&M Agreement.

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“Note” shall have the meaning given to it in Section 2.04.
“Notice of LC Activity” shall have the meaning set forth in Section 2.02(b).
“O&M Agreements” shall mean, collectively, (i) each Tax Equity Opco O&M Agreement and (ii) each Wholly Owned Opco O&M Agreement.
“Obligations” shall mean the principal amount of the Loans, accrued interest thereon and all advances to, fees, costs, expenses and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including the Secured Hedging Obligations, any premium, reimbursements, Drawing Payments, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities) or otherwise with respect to any Loan, Letter of Credit or Secured Interest Rate Hedging Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to any Loan Party.
“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Borrower and delivered to the Administrative Agent.
“OID” shall have the meaning given to it in Section 4.09(g).
“Opcos” shall mean the Tax Equity Opcos and the Wholly Owned Opcos.
“Operating Budget” shall mean the operating budget for the Relevant Parties set out under Section 6.01(e)(i) and as approved when required by the Administrative Agent.
“Operating Expenses” shall mean for any applicable period, all expenses and other amounts in the nature of expenses incurred by the Borrower, any Wholly Owned Holdcos, any Wholly Owned Opcos, any Tax Equity Holdcos and, except where used in the definition of Cash Available for Debt Service, any Tax Equity Opcos during that period on a cash basis, including (without duplication) (i) payments under any Management Agreement, Back-Up Servicing Agreements, Transition Management Agreements, O&M Agreements and the other Project Documents (including, without duplication, all Service Fees and costs and expenses for Non-Covered Services and capital expenditures), (ii) payments to comply with Laws (including Environmental Laws), (iii) insurance premiums to the extent not covered in the Service Fees under the O&M Agreements, (iv) Taxes (including payments in lieu of taxes), and (v) any other fee, cost and expense incurred in connection with (x) ownership, leasing and operation of the Projects (including, for the avoidance of doubt, all Projects in the Project Pool) held by the Wholly Owned Opcos and, except where used in the definition of Cash Available for Debt Service, the Tax Equity Opcos and (y) the ownership of the Membership Interests (including Additional Expenses and fees, costs, indemnities and expenses payable to the Secured Parties pursuant to Section 4.02(b)(i) of the Depository Agreement), but excluding (A) Debt Service, (B) Delayed Draw Loan Commitment Fees and LC Commitment Fees and (C) expenses and amounts in the nature of expenses which are paid with the proceeds of Excluded Property or a contribution by or on behalf of the Sponsor or Pledgor as required pursuant to the Cash Diversion Guaranty (including with respect to any fees due to any Agent or the Manager).

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“Operating Revenues” shall mean for any applicable period, all Collections received by the Borrower during that period on a cash basis from: (a) the Opcos, provided, that any Collections received by the Borrower from an Opco (either directly or via a Tax Equity Holdco or a Wholly Owned Holdco) in respect of a calendar quarter shall be deemed to have been received by the Borrower in respect of such calendar quarter even if such Collections are received after the end of such calendar quarter, provided such Collections are deposited into the Revenue Account prior to the delivery of the Debt Service Coverage Ratio Certificate pursuant to Section 6.01(a)(v) in respect of the Calculation Date occurring at the end of such calendar quarter or (b) the Tax Equity Holdcos, but excluding (without duplication):
(i)any capital contribution or any other amounts contributed to the Relevant Parties by the Sponsor, Pledgor or their Affiliates;
(ii)the proceeds of the Loans or any other Indebtedness incurred by a Relevant Party;
(iii)any net payments to the Borrower under an Interest Rate Hedging Agreement;
(iv)the proceeds of the sale, assignment or other disposition of any Collateral or other Asset of a Relevant Party, other than (A) ordinary course sales of power or the leasing of photovoltaic systems pursuant to Customer Agreements and (B) PBI Payments;
(v)proceeds of any Customer Prepayment Event referenced in clauses (ii), (v) and (vi) of the definition of Customer Prepayment Event;
(vi)Loss Proceeds and any other insurance proceeds (other than business interruption proceeds) and proceeds of any warranty claims arising from manufacturer, installer and other warranties;
(vii)any other proceeds or other amounts that are required to be mandatorily prepaid pursuant to Section 4.03 of this Agreement;
(viii)the proceeds of any sale, transfer or other disposition of Capacity Attributes or Ancillary Services; and
(ix)any Excluded Property and the proceeds thereof.
“Operator” shall mean in respect of any O&M Agreement, (a) the Sponsor, (b) an Affiliate of the Sponsor provided that the Sponsor has guaranteed such Affiliate’s obligations on terms acceptable to the Required Lenders or (c) any replacement operator appointed in accordance with the terms and conditions herein and in the applicable Back-Up Servicing Agreement or Transition Management Agreement, as applicable.
“Other Administrative Agent” shall have the meaning given to the term “Administrative Agent” in the Other Credit Agreement.

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“Other Collateral Agent” shall have the meaning given to the term “Collateral Agent” in the Other Credit Agreement.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Credit Agreement” shall mean that certain Credit Agreement, dated as of the Closing Date, between Pledgor, as borrower, the financial institutions as lenders from time to time party thereto and KeyBank National Association, as Administrative Agent for such lenders.
“Other Lender Controlled Transferee” shall mean a Person who is transferred the Capital Stock in the Pledgor and is wholly owned, either directly or indirectly, by the Other Lenders or an agent on their behalf.
“Other Lenders” shall have the meaning given to the term “Lenders” in the Other Credit Agreement.
“Other Loan Documents” shall mean the “Loan Documents” as such term is defined in the Other Credit Agreement.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.10(b)).
“Owner Operator Experience” shall mean at least three (3) years of experience (either directly or accessed under contract through such Person’s direct or indirect parent or a third party provider) as (i) the owner or manager of, or (ii) the operator or manager of, not less than two hundred fifty (250) MWs of solar generation facilities in the United States, which shall be inclusive, in part, of experience with residential distributed generation solar assets.
“P50 Production” shall mean the production volume based on the P50 one (1) year confidence levels for Eligible Projects in the Project Pool reflected in the Base Case Model (as updated as of the applicable date of determination).
“Participant” shall have the meaning given to it in Section 12.05(d)(i).
“Participant Register” shall have the meaning given to it in Section 12.05(d)(ii).
“PATRIOT Act” shall have the meaning given to it in Section 12.12.

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“Payment Date” shall mean each January 31, April 30, July 31 and October 31 of each year falling after the date hereof, or if any such day is not a Business Day, the immediately preceding Business Day, provided, that the first Payment Date shall occur on January 31, 2018 and the last Payment Date shall be the Maturity Date.
“Payment Facilitation Agreement” shall have the meaning given to it in Section 7.10(a).
“PBI Documents” shall mean, with respect to a Project (i) all applications, forms and other filings required to be submitted to a PBI Obligor in connection with the performance based incentive program maintained by such PBI Obligor and the procurement of PBI Payments and (ii) all approvals, agreements and other writings evidencing (a) that all conditions to the payment of PBI Payments by the PBI Obligor have been met, (b) that the PBI Obligor is obligated to pay PBI Payments and (c) the rate and timing of such PBI Payments.
“PBI Obligor” shall mean (i) [***], in relation to Projects located in [***], (ii) [***], in relation to Projects located in [***] or (iii) any other Person required to make a PBI Payment under or in respect of the related PBI Document, which meets the Credit Requirements or is otherwise approved by the Administrative Agent and the Required Lenders.
“PBI Payments” shall mean, with respect to a Project and the related PBI Documents, all payments due by the related PBI Obligor under or in respect of such PBI Documents in respect of performance based incentive programs of [***], [***]or any other States which have been approved by the Administrative Agent.
“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority under any Law, rule or regulation (including those required to interconnect a Project to the applicable transmission grid).
“Permitted Fund Disposition” shall mean the sale, assignment, transfer or disposal of one or more Membership Interests in one or more Wholly Owned Opcos, Wholly Owned Holdcos or Tax Equity Holdcos that satisfies each of the following conditions precedent:
(a)The Borrower has delivered to the Administrative Agent and the Collateral Agent a Permitted Fund Disposition Certificate, at least seven (7) Business Days prior to the date of such Permitted Fund Disposition, and an updated Base Case Model, each of which shall be satisfactory to the Administrative Agent;
(b)upon giving effect to such Permitted Fund Disposition and any prepayment made pursuant to Section 4.03(d), the aggregate outstanding principal amount of the Delayed Draw Loans shall not exceed the Available Borrowing Base calculated immediately after giving effect to such Permitted Fund Disposition;
(c)no Default or Event of Default shall have occurred and is continuing or would result from such Permitted Fund Disposition;

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(d)such Permitted Fund Disposition, individually or in the aggregate with each other Permitted Fund Disposition could not reasonably be expected to have a Material Adverse Effect on the Borrower;
(e)the Debt Service Reserve Account and the Major Maintenance Reserve Account are funded in the required amounts in accordance with the Depository Agreement;
(f)there are no unreimbursed drawings on a Letter of Credit and there are no outstanding LC Loans;
(g)the documentation of such sale, assignment, transfer or disposal expressly provides that such sale, assignment, transfer or disposal shall be without liability or recourse for any reason to any Relevant Party;
(h)after giving effect to such Permitted Fund Disposition, no Relevant Party shall have any obligation or liability to (i) the transferred entity, (ii) any Opco transferred (directly or indirectly), (iii) the transferee or (iv) any other Person pursuant to any Portfolio Documents in respect of the transferred entity or any Opco transferred (directly or indirectly in connection with such Permitted Fund Disposition); and
(i)after giving effect to such Permitted Fund Disposition, no Subsidiary of the Borrower that is being sold, assigned, transferred or disposed of pursuant to a Permitted Fund Disposition shall be party to a Transition Management Agreement with any other Subsidiary of the Borrower.
“Permitted Fund Disposition Certificate” shall mean a certificate from an Authorized Officer in the form of Exhibit M delivered by the Borrower in accordance with the definition of Permitted Fund Disposition.
“Permitted Indebtedness” shall have the meaning given to it in Section 7.01.
“Permitted Liens” shall mean:
(a)    Liens imposed by any Governmental Authority for taxes, assessments or other governmental charges (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (x) such proceeding shall not involve any material risk of the sale, forfeiture or loss of any part of any Project and shall not interfere with the use or disposition of any Project and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;
(b)    mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the construction, improvement or restoration of a Project in respect of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (x) such proceedings shall not involve any material risk of forfeiture, sale

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or loss of any part of such Project and shall not interfere with the use or disposition of any Project, and (y) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;
(c)    minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and that are not incurred to secure Indebtedness and encumbrances, licenses, restrictions on the use of property or minor imperfections in title that do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation and maintenance of a Project;
(d)    judgment Liens that (i) do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, (ii) within ten (10) Business Days of their existence or after the entry thereof, are being contested in good faith and by appropriate appeal or review proceedings (and execution thereof is stayed pending such appeal or review), (iii) for which the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security and (iv) which could not reasonably be expected to result in an Event of Default;
(e)    deposits or pledges required to secure the performance of statutory obligations, appeals, supersedes and other bonds in connection with judicial or administrative proceedings and other obligations of a like nature not in excess of $50,000 in the aggregate;
(f)    zoning, entitlement, conservation restrictions and other land use and environmental regulations by Governmental Authorities that do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, and provided that the relevant owner of legal title to a Project is not in violation thereof;
(g)    statutory Liens of banks (and rights of set off) not securing Indebtedness and incurred in the ordinary course of business;
(h)    Liens created pursuant to the Loan Documents;
(i)    Liens incurred to secure the obligations of an Opco under an Excluded REC Contract, solely to the extent such Liens are limited to the RECs sold under an Excluded REC Contract that are actually produced and the proceeds thereof; and
(j)    in respect of the Tax Equity Opcos only, Liens permitted under the terms of the applicable Tax Equity Documents to the extent not included in clauses (a) through (i) of this definition of “Permitted Liens” that have either (i) been approved in writing by the Administrative Agent or (ii) subject to Section 7.15, when taken together, could not reasonably be expected to result in a material adverse effect upon the business, operations, assets or condition (financial or otherwise) of any individual Tax Equity Opco.
“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

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“Placed in Service” shall mean, in respect of a Project, that it has been placed in service for U.S. federal tax purposes, including that it has been placed in a condition or state of readiness and availability for its specifically assigned function of generating electricity from solar energy and specifically that (i) all necessary permits and licenses for operating such Project have been obtained (including permission to operate from the applicable local utility), (ii) all critical tests necessary for proper operation of such Project have been performed, (iii) legal title to such Project is held by a Subsidiary (and title and control of such Project has been handed over by the installer under the applicable installation agreement), (iv) initial synchronization of such Project to the grid has occurred and (v) daily operation of such Project has begun.
“Plan” shall mean an “employee benefit plan” within the meaning of section 3(3) of ERISA which is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to section 4975 of the Code or provisions under any Similar Laws; and an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.
“Pledge Agreement” shall mean that certain pledge agreement dated as of the Closing Date by and between the Pledgor and the Collateral Agent for the benefit of the Lenders, with respect to the Borrower Membership Interests.
“Pledge and Security Agreement” shall mean that certain pledge and security agreement dated as of the Closing Date by and between the Borrower and the Collateral Agent for the benefit of the Secured Parties.
“Pledgor” shall have the meaning given to it in the Recitals.
“Portfolio Documents” shall mean (a) the Project Documents, (b) the Tax Equity Documents, (c) the Wholly Owned Opco Documents and (d) the Management Agreement.
“Portfolio Value” shall mean, as of any date of determination, the remaining present value of the projected Cash Available for Debt Service from the Eligible Projects in the Project Pool determined in accordance with the Base Case Model (updated as of such determination date) until the then applicable Customer Agreement Termination Date, discounted at six percent (6%) per annum.
“Prepaid Customer Agreement” shall mean a Customer Agreement with respect to which all amounts due from the Customer over the term of such Customer Agreement in respect of the delivery of Energy have been prepaid.
“Prepayment Event Certificate” shall mean a certificate from an Authorized Officer in the form attached to a Transfer Date Certificate, containing: (a) a comprehensive report of each Customer Prepayment Event occurring during the quarterly period ending on the applicable Calculation Date and (b) the Borrower’s good faith, detailed calculation of the amount required to repaid in accordance with Section 4.03(f) in connection therewith, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with Section 4.03(f).

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“Pre-PTO Conditions” shall mean, with respect to a Project as of an Available Borrowing Base Determination Date, (a) such Available Borrowing Base Determination Date is (1) if such Project has not achieved Substantial Completion, less than [***] days after the date on which such Project achieved Installation Completion, (2) if such Project has achieved Substantial Completion, less than [***] days after the date on which such Project achieved Substantial Completion, (3) prior to the date by which such Project is required to have received a PTO Letter under the applicable Tax Equity Documents and (4) prior to the last day of the Availability Period and (b) such Project became part of the Project Pool more than three months prior to the end of the Availability Period.
“Pre-PTO Eligible Project” shall mean an Eligible Project that has not achieved Substantial Completion and/or has not received a PTO Letter, but satisfies the Pre-PTO Conditions.
“Pre-PTO Eligible Project Net Cash Flow” shall have the meaning given to it in the definition of Base Case Model.
“Prime Rate” means the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
“Project” shall mean a residential photovoltaic system including photovoltaic panels, racking systems, wiring and other electrical devices, conduit, weatherproof housings, hardware, inverters, remote operating equipment, connectors, meters, disconnects, over current devices and battery storage (including any replacement or additional parts included from time to time) and, unless the context otherwise requires a reference to such residential photovoltaic system only, shall include the applicable Customer Agreement and PBI Documents related to such photovoltaic system and all other related rights, Permits and manufacturer, installer and other warranties applicable thereto.
“Project Documents” shall mean (a) each Customer Agreement (including any Payment Facilitation Agreement), (b) all PBI Documents, and (c) each Master Turnkey Installation Agreement.
“Project Information” shall mean the information listed on Schedule A, as such schedule may be updated from time to time on each Available Borrowing Base Determination Date.
“Project Pool” shall mean the Projects owned by the Opcos.
“Project State” shall mean each state of the United States of America or Washington, D.C., to the extent approved under the applicable Tax Equity Documents.

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“Projected Amortization Date” shall mean the date that principal amount of the Delayed Draw Loans is projected to be paid in full in accordance with the Base Case Model based on a 100% cash sweep after the Maturity Date.
“Prudent Industry Practices” shall mean, with respect to any Project, those practices, methods, acts, equipment, specifications and standards of safety and performance, as they may change from time to time, that (a) are commonly used to own, manage, repair, operate, maintain and improve distributed solar energy generating facilities and associated facilities of the type that are similar to such Project, safely, reliably, prudently and efficiently and in material compliance with applicable requirements of Law and manufacturer, installer and other warranties and (b) are consistent with the exercise of the reasonable judgment, skill, diligence, foresight and care expected of a distributed solar energy generating facility operator or manager in order to accomplish the desired result in material compliance with applicable safety standards, applicable requirements of Law, manufacturer, installer and other warranties and the applicable Customer Agreement, in each case, taking into account the location of such Project, including climatic, environmental and general conditions. “Prudent Industry Practices” are not intended to be limited to certain practices or methods to the exclusion of others, but are rather intended to include a broad range of acceptable practices, methods, equipment specifications and standards used in the photovoltaic solar power industry during the relevant time period.
“PTO Letter” shall mean, with respect to a Project, a permission to operate letter or its functional equivalent as issued by the connecting utility authorizing the operation of such Project.
“PUHCA” shall mean the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.
“Qualified Installer” shall mean the Sponsor, an Affiliate of the Sponsor or any other counterparty party to a Master Turnkey Installation Agreement.
“Qualified Owner” shall mean any Person that (a)(i) has a tangible net worth of at least $300,000,000 or meets the Credit Requirements or (ii) has its membership obligations in respect of its direct or indirect ownership interests in the Pledgor guaranteed by an Affiliate that has a tangible net worth of at least $300,000,000 or meets the Credit Requirements and (b) has the Owner Operator Experience or has contracted with a Person who has the Owner Operator Experience.
“Qualifying Facility” shall mean a “qualifying facility” as defined in the regulations of FERC at 18 C.F.R. § 292.101(b)(1) that also qualifies for the regulatory exemptions from the FPA set forth at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA set forth at 18 C.F.R. § 292.601(c)(1), the regulatory exemptions from PUHCA set forth at 18 C.F.R. § 292.602(b) and the exemptions from certain state laws and regulations set forth at 18 C.F.R. § 292.602(c).
“Quotation Day” shall mean the Interest Rate Determination Date, unless market practice differs in the London interbank market, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if

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quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).
“REC” shall mean any credits, credit certificates, green tags or similar environmental or green energy attributes (such as those for greenhouse reduction or the generation of green power or renewable energy) created by a Governmental Authority and/or independent certification board or group generally recognized in the electric power generation industry, and generated by or associated with any Project or electricity produced therefrom, but specifically excluding any and all production tax credits, investment tax credits, grants in-lieu of tax credits and other tax benefits and any performance based incentives paid under a program maintained or administered by a utility or federal, state or local Governmental Authority.
“REC Contract” shall mean a contract for the purchase of RECs and/or the related Reporting Rights.
“REC Purchaser” shall mean the purchaser of RECs and/or the related Reporting Rights under a REC Contract.
“Recapture Period” shall mean, with respect to any Project, the period from the date such Project is Placed in Service through the fifth anniversary of such date.
“Recipient” shall mean (a) an Agent, (b) any Lender, (c) the LC Issuer or (d) any other Secured Party, as applicable.
“Reference Banks” shall have the meaning given to it in the definition of LIBOR.
“Register” shall have the meaning given to it in Section 12.05(c).
“Reimbursement Date” shall have the meaning set forth in Section 2.02(c)(ii) of the Agreement.
“Related Party” shall mean, with respect to any Person, each of such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” shall mean any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, migrating, placing and the like, into, under, through, or upon any land or water or air, or otherwise entering into the environment, or the threat thereof.
“Relevant Party” shall mean each of the Loan Parties and the Tax Equity Opcos.
“Rents” shall mean the monies owed to the applicable Relevant Party by the Customers pursuant to the Customer Agreements, including any lease payments under any solar lease agreement and power purchase payments under any solar power service agreement or solar power purchase agreement that is a Customer Agreement.

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“Replaced Hedge Provider” shall have the meaning given to it in Section 4.10(b).
“Replacement Hedge Provider” shall have the meaning given to it in Section 4.10(b).
“Reporting Right” shall mean the right of a Person that owns a REC to report that it owns such REC (i) to any Governmental Authority or other Person under any emissions trading or reporting program, public or private, having jurisdiction over, or otherwise charged with overseeing or reviewing the activities of, such Person in respect of such REC, and (ii) to Customers or potential customers for the purposes of marketing and advertising.
“Required Facility Lenders” shall mean, with respect to any Facility, at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the undrawn Commitments, Loans and LC Exposure, as the case may be, outstanding under such Facility.
“Required Lenders” shall mean at least two Lenders (or all Lenders if there is only one Lender), other than Defaulting Lenders, representing more than 50% of the aggregate amount of (and for the avoidance of doubt, taken together) undrawn Commitments, Loans and LC Exposure outstanding.
“Resignation Effective Date” shall have the meaning given to it in Section 11.06(a).
“Restricted Payment” shall mean any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to an owner of a beneficial interest in such Person or otherwise with respect to any ownership or equity interest or security in or of such Person.
“Revenue Account” shall have the meaning given to it in the Depository Agreement.
“Sanctioned Country” shall mean any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions, which, as of the date of this Agreement, include Cuba, Crimea, Iran, North Korea, North Sudan and Syria.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” shall mean (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom or (v) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government.
“Sanctions List” shall mean any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time (including any the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury).

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“Secured Hedge Provider” shall have the meaning given to it in the Collateral Agency Agreement.
“Secured Hedging Obligations” shall mean the obligations of the Borrower under the Secured Interest Rate Hedging Agreements.
“Secured Interest Rate Hedging Agreement” shall mean each Interest Rate Hedging Agreement entered into by the Borrower with a Secured Hedge Provider.
“Secured Party” shall have the meaning given to such term in the Collateral Agency Agreement.
“Serial Defect” shall have the meaning given to such term in the Depository Agreement.
“Service Fees” shall have the meaning given to such term in the O&M Agreements.
“Servicer Termination Event” shall mean:
(a)    failure by the Operator, Manager or the Sponsor to make any payment, transfer or deposit (including payments from the General Account and payments to the Collections Account) required to be made under terms of Section 3.01, an O&M Agreement or the Management Agreement within three (3) Business Days of the date required;
(b)    failure by the Manager to deliver the Manager’s report referred to in Section 6.01(a)(iii) or the Operator to deliver the Operator’s reports referred to in Section 6.01(a)(iv) within five (5) Business Days of date required to be delivered;
(c)    an event of default (howsoever described) or right or cause to remove the Operator or Manager arises under an O&M Agreement or the Management Agreement;
(d)    an event described in Section 10.01(e) or Section 10.01(f) occurs with respect to the Operator or Manager;
(e)    any (i) representation or warranty made by the Operator or Manager in an O&M Agreement or the Management Agreement, or any Financial Statement or certificate, report or other writing furnished pursuant thereto, or (ii) certificate, report, any Financial Statement or other writing made or prepared by, under the control of or on behalf of the Operator or Manager shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Operator or Manager (as applicable may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement, in a form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt of written notice from a Relevant Party or the Administrative Agent of such default;
(f)    the Operator or Manager ceases to be in business of monitoring or maintaining energy equipment of a type comparable to the Projects;

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(g)    at all times that the Sponsor is an Operator or Manager, an Event of Default shall have occurred and is continuing;
(h)    the Debt Service Coverage Ratio is less than 1.05 to 1.00 on any Calculation Date; and
(i)    termination of an O&M Agreement by a Tax Equity Opco (including the Tax Equity Class A Member on its behalf) other than at its normal expiry date in accordance with its terms.
“Similar Law” shall mean the provisions under any federal, state, local, non-U.S. or other Laws or regulations that are similar to the fiduciary responsibility provisions of Title I of ERISA or prohibited transaction provisions of Title I of ERISA or section 4975 of the Code.
“S&P” shall mean Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Companies, Inc.
“Sponsor” shall have the meaning given to it in the Recitals.
“Stated Amount” shall mean, with respect to any Letter of Credit at any time, the total amount in U.S. Dollars available to be drawn under such Letter of Credit at such time.
“Subsidiary” of a Person shall mean a corporation, partnership, limited liability company or other business entity of which a majority of the shares of the securities is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Substantial Completion” shall mean, with respect to a Project, “Substantial Completion” or any similar term, as such term is defined in the applicable Master Turnkey Installation Agreement, which standard shall at a minimum include the requirement that (a) such Project has achieved Installation Completion and the applicable building authority has satisfactorily completed any required inspection and (b) a meter test has been successfully completed to ensure that the Project is capable of producing electricity as expected.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Swap Termination Payment” shall have the meaning given to it in the Depository Agreement.
“Target Flip Date” shall have, in respect of any IRR Partnership Flip Opco, the meaning given to the term “Target Flip Date” or to any other similarly defined term in the applicable Limited Liability Company Agreement of such IRR Partnership Flip Opco.

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“Tax Equity Account Agreement” shall mean any blocked account control agreement entered into by and between any Tax Equity Opco, the applicable Guarantor, and the Tax Equity Depository Bank.
“Tax Equity Back-Up Servicing Agreement” shall mean, with respect to each Tax Equity Fund, (a) the Back-Up Servicing Agreement among an Operator, the applicable Tax Equity Opco and the Back-Up Servicer and identified by the Borrower as a Tax Equity Back-Up Servicing Agreement on Schedule 1.01(a) and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement back-up servicer in accordance with the terms and conditions hereof and the Tax Equity Documents.
“Tax Equity Class A Member” shall mean, with respect to any Tax Equity Opco, a member of such Tax Equity Opco other than a Tax Equity Holdco.
“Tax Equity Class B Membership Interests” shall mean the outstanding class B membership interests or managing member interests (including all such Economic Interests and Voting Rights applicable to the managing member) issued by any Tax Equity Opco.
“Tax Equity Depository Bank” shall mean any entity designated as a “Tax Equity Depository Bank” by the Borrower on Schedule 1.01(a) and any such Person’s successors and assigns as Tax Equity Depository Bank under each applicable Tax Equity Account Agreement.
“Tax Equity Documents” shall mean (i) for each Tax Equity Opco, the applicable Tax Equity Limited Liability Company Agreement, Master Purchase Agreement, Tax Equity Opco O&M Agreement, Tax Equity Account Agreement, Tax Equity Back-Up Servicing Agreement or Transition Management Agreement, as applicable, Tax Equity Guaranty, and any other documents reflecting an agreement between the Sponsor (or any Affiliate of the Sponsor) and any of the Tax Equity Class A Members relating to the applicable Tax Equity Class A Member’s investment in a Project or such Tax Equity Opco and (ii) with respect to any Wholly Owned Opco, the documents referred to in clause (i) prior to such date as the Wholly Owned Opco ceased to be a Tax Equity Opco.
“Tax Equity Fund” shall mean each tax equity investment structure set forth on Schedule 5.03(e).
“Tax Equity Guaranty” shall mean each guaranty issued by the Sponsor, as guarantor in favor of the applicable Tax Equity Opco and the applicable Tax Equity Class A Member.
“Tax Equity Holdco” shall mean each entity designated as a “Tax Equity Holdco” by the Borrower on Schedule 5.03(e).
“Tax Equity Holdco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement executed by a Tax Equity Holdco in favor of the Collateral Agent for the benefit of the Lenders on the Closing Date.

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“Tax Equity Holdco Membership Interests” shall mean the outstanding limited liability company interests issued by any Tax Equity Holdco (including all Economic Interests and Voting Rights).
“Tax Equity Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Tax Equity Opco.
“Tax Equity Opco” shall mean each tax equity investment structure designated as a “Tax Equity Opco” by the Borrower on Schedule 5.03(e).
“Tax Equity Opco O&M Agreement” shall mean, with respect to each Tax Equity Fund, (a) the Master Operation, Maintenance and Administration Agreement by and between the applicable Tax Equity Opco and an Operator and identified by the Borrower as a Tax Equity Opco O&M Agreement on Schedule 1.01(a) and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with an Operator in accordance with the terms and conditions hereof and the applicable Tax Equity Back-Up Servicing Agreement or Tax Equity Transition Management Agreement, as applicable, and the other applicable Tax Equity Documents.
“Tax Equity Transition Management Agreement” shall mean, with respect to each Tax Equity Fund, (a) the Transition Management Agreement among an Operator, the applicable Tax Equity Opco and the Transition Manager and identified by the Borrower as a Tax Equity Transition Management Agreement on Schedule 1.01(a) and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement transition manager in accordance with the terms and conditions hereof and the Tax Equity Documents.
“Tax Exempt Person” shall mean (a) the United States, any state or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of section 168(h)(2)(E) of the Code), (c) any Person who is not a United States Person, (d) any Indian tribal government described in section 7701(a)(40) of the Code and (e) any “tax-exempt controlled entity” under section 168(h)(6)(F) of the Code; provided, however, that any such Person shall not be considered a Tax-Exempt Person to the extent that (i) the exception under section 168(h)(1)(D) of the Code applies with respect to the income from the Borrower for that Person, (ii) the Person is described within clause (c) of this definition, and the exception under section 168(h)(2)(B)(i) of the Code applies with respect to the income from the Borrower for that Person, or (iii) such Person avoids being a “tax-exempt controlled entity” under section 168(h)(6)(F) of the Code by making an election under section 168(h)(6)(F)(ii) of the Code. A Person shall cease to be a Tax Exempt Person if (i) such Person ceases to be a “tax-exempt entity” within the meaning of section 168(h)(2) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code; or (ii) such Person ceases to be a “tax-exempt controlled entity” within the meaning of section 168(h)(6)(F) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code.

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“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tracking Model” shall mean, with respect to an IRR Partnership Flip Fund, “Tracking Model” or any similar term, as such term is defined in the Limited Liability Company Agreement of the applicable IRR Partnership Flip Opco.
“Trade Date” shall have the meaning given to it in Section 12.05(b)(i)(B).
“Transaction Document” shall mean, collectively, each Loan Document and each Portfolio Document.
“Transfer Date Certificate” shall have the meaning given to “Executed Withdrawal/Transfer Certificate” in the Depository Agreement.
“Transition Management Agreement” shall mean, collectively, (i) any Wholly Owned Opco Transition Management Agreement and (ii) any Tax Equity Transition Management Agreement.
“Transition Manager” shall mean [***] or any entity designated as a “Transition Manager” by the Borrower on Schedule 1.01(a) and any such Person’s successors and assigns as Transition Manager under each applicable Transition Management Agreement.
“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the LIBO Rate and the Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

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“U.S. Person” shall mean any Person that is a “United States Person” as defined in section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning given to it in Section 4.09(e)(ii)(B)(III).
“Voting Rights” shall mean the right, directly or indirectly, to vote on or cause the direction of the management and policies of a Person in ordinary and extraordinary matters through the ownership of voting securities; provided, however, that a Person shall not be deemed to hold Voting Rights if by contract or by order, decree or regulation of any Governmental Authority, such Person has effectively ceded or been divested of the power to exercise such vote on, or cause the direction of, such management and policies.
“Wholly Owned Holdco” shall mean each entity designated as a “Wholly Owned Holdco” by the Borrower with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d).
“Wholly Owned Holdco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement executed by a Wholly Owned Holdco in favor of the Collateral Agent for the benefit of the Lenders as and when may be required by, and in form and substance reasonably acceptable to, the Administrative Agent in connection with any consent granted in accordance with Section 7.10(d).
“Wholly Owned Holdco Membership Interests” shall mean all of the outstanding membership interests issued by a Wholly Owned Holdco (including all Economic Interests and Voting Rights).
“Wholly Owned Opco” shall mean each entity designated as a “Wholly Owned Opco” by the Borrower with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d).
“Wholly Owned Opco Back-Up Servicing Agreement” shall mean, with respect to each Wholly Owned Opco, (a) the Back-Up Servicing Agreement, to be entered into in form and substance reasonably satisfactory to the Administrative Agent, among Back-Up Servicer, Borrower, the Sponsor, Operator and the Collateral Agent and identified by the Borrower as a Wholly Owned Opco Back-Up Servicing Agreement with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d), and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement back-up servicer in accordance with the terms and conditions hereof and the Wholly Owned Opco Back-Up Servicing Agreement (from and following the date that such agreement becomes effective).
“Wholly Owned Opco Deposit Accounts” shall mean those accounts subject to an Account Control Agreement.

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“Wholly Owned Opco Documents” shall mean, for each Wholly Owned Opco, the applicable Wholly Owned Opco Limited Liability Company Agreement and each other document designated as a “Wholly Owned Opco Document” by the Borrower with the consent of the Administrative Agent (acting at the instruction of the Required Lenders) given in connection with Section 7.10(d).
“Wholly Owned Opco Guaranty and Security Agreement” shall mean any Guaranty and Security Agreement executed by a Wholly Owned Opco in favor of the Collateral Agent for the benefit of the Lenders as and when may be required by, and in form and substance reasonably acceptable to, the Administrative Agent in connection with any consent granted in in accordance with Section 7.10(d).
“Wholly Owned Opco Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Wholly Owned Opco.
“Wholly Owned Opco Membership Interests” shall mean all of the outstanding membership interests issued by a Wholly Owned Opco (including all Economic Interests and Voting Rights).
“Wholly Owned Opco O&M Agreement” shall mean, with respect to each Wholly Owned Opco, (a) a Master Operation and Maintenance Agreement by and between a Wholly Owned Opco and Operator and identified by the Borrower as a Wholly Owned Opco O&M Agreement on Schedule 1.01(a), and (b) and each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with an Operator in accordance with the terms and conditions hereof and the Wholly Owned Opco Back-Up Servicing Agreement or Transition Management Agreement, as applicable (from and following the date that any such agreement becomes effective).
“Wholly Owned Opco Transition Management Agreement” shall mean, with respect to each Wholly Owned Opco, (a) the Transition Management Agreement, to be entered into in form and substance reasonably satisfactory to the Administrative Agent, among Transition Manager, Borrower, the Sponsor, Operator and the Collateral Agent and identified by the Borrower as a Wholly Owned Opco Transition Management Agreement on Schedule 1.01(a), and (b) each replacement for such agreement in a form and substance reasonably acceptable to the Administrative Agent entered into with a replacement transition manager in accordance with the terms and conditions hereof and the Wholly Owned Opco Transition Management Agreement (from and following the date that such agreement becomes effective).
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Rules of Construction. Unless the context otherwise requires:
(a)    a term has the meaning assigned to it;

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(b)    an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;
(c)    “or” is not exclusive;
(d)    “including” shall mean including without limitation;
(e)    words in the singular include the plural and words in the plural include the singular;
(f)    all references to “$” are to United States dollars unless otherwise stated;
(g)    any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its successors and permitted assigns; and
(h)    the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
Section 1.03    Time of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.04    Class of Loan.  For purposes of this Agreement, Loans may be classified and referred to by class (“Class”). The “Class” of a Loan refers to whether such Loan is a Delayed Draw Loan or an LC Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Delayed Draw Loan Commitment or a LC Commitment.
ARTICLE II
THE LOANS
Section 2.01    Delayed Draw Loans.
(a)    On the Closing Date and from time to time thereafter during the Availability Period, but no more than once a month during the Availability Period, the Borrower may request a loan (a “Delayed Draw Loan”) in an aggregate amount not to exceed the total aggregate Delayed Draw Loan Commitments of all Delayed Draw Lenders by submitting a Borrowing Notice to the Administrative Agent in accordance with Section 2.01(c). Subject to the terms and conditions set forth herein, each Delayed Draw Lender agrees severally, and not jointly, to make such Delayed Draw Loan to the Borrower in a principal amount not to exceed its Delayed Draw Loan Commitment. Any Delayed Draw Loan requested under this Section 2.01 shall be made by the Delayed Draw Lenders ratably in proportion to their respective share of the aggregate Delayed Draw Loan Commitments; provided that the disbursement of such Delayed Draw Loan shall not result in the

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aggregate principal amount of the Delayed Draw Loans outstanding at any time, after giving effect to such Delayed Draw Loan, exceeding the lesser of (i) the total aggregate Delayed Draw Loan Commitments of all Delayed Draw Lenders and the (ii) the Available Borrowing Base, after giving effect to such Delayed Draw Loan. Each Delayed Draw Lender’s Delayed Draw Loan Commitment shall expire on the last day of the Availability Period after giving effect to any funding of such Delayed Draw Lender’s Delayed Draw Loan Commitment on such date. The Delayed Draw Loans may be Base Rate Loans or LIBO Rate Loans.
(b)    [Reserved]
(c)    The Borrower shall deliver a Borrowing Notice to the Administrative Agent for its approval no later than 10:00 a.m. (Cleveland, Ohio time) at least five (5) Business Days in advance of the proposed funding date (which may be the Closing Date) (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion). Each such Borrowing Notice shall be irrevocable, shall be signed by an Authorized Officer of the Borrower and shall specify the following information in compliance with this Section 2.01:
(i)    the principal amount of Delayed Draw Loans to be borrowed, which shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $100,000 in excess of that amount, or, if less, the remaining amount necessary in order for Borrower to fully utilize all available Delayed Draw Loan Commitments;
(ii)    the applicable date of the funding of such Delayed Draw Loan (an “Advance Date”), which shall be a Business Day;
(iii)    the account(s) to which the proceeds of such Delayed Draw Loan are to be disbursed (if applicable);
(iv)    the Type of Loans to be borrowed; and
(v)    certifying that (i) after giving effect to the proposed borrowing, the aggregate principal amount of the Delayed Draw Loans outstanding will not be greater than the Available Borrowing Base calculated as of such date and (ii) each of the conditions set forth in Section 9.01 will be satisfied on the Closing Date or each of the conditions set forth in Section 9.02 will be satisfied on the date of any subsequent Advance Date.
(d)    If the Borrower fails to specify a Type of Loan in a Borrowing Notice, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Each such continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the continued Borrowing.
(e)    Provided the Administrative Agent shall have received the applicable Borrowing Notice by no later than 10:00 a.m. (Cleveland, Ohio time) on an applicable Business Day, the Administrative Agent shall advise each Delayed Draw Lender of its pro rata share of the applicable Delayed Draw Loan (determined as the percentage which such Delayed Draw Lender’s

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Delayed Draw Loan Commitment then constitutes of the aggregate Delayed Draw Loan Commitments) no later than 2:00 p.m. (Cleveland, Ohio time) on the Business Day immediately following the Administrative Agent’s receipt of such Borrowing Notice.
(f)    The Borrower shall use the proceeds of the Delayed Draw Loans borrowed under this Section 2.01 solely (i) to pay a distribution to the Pledgor in reimbursement of Pledgor for capital costs associated with the deployment of the applicable Project Pool, (ii) to pay the fees due pursuant to each Fee Letter and the Loan Documents and costs and expenses incurred pursuant to the Loan Documents or otherwise in connection with this financing, (iii) to pay existing Indebtedness of the Subsidiaries included in the Project Pool and (iv) to fund the Debt Service Reserve Account.
(g)    Subject to the terms and conditions set forth herein (including the prior satisfaction or waiver of the applicable conditions precedent under Article IX), each Delayed Draw Lender shall make the amount of its Delayed Draw Loan available to the Administrative Agent (or such Person or account directed by the Administrative Agent) not later than 11:00 a.m. (Cleveland, Ohio time) on the applicable funding date by wire transfer of same day funds, in Dollars to such account specified by the Administrative Agent (which may include the Funding Account). Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Delayed Draw Loans available to the Borrower on the applicable funding date by causing an amount of same day funds in Dollars equal to the proceeds of all such Delayed Draw Loans received into such account from the Delayed Draw Lenders by 11:00 a.m. (Cleveland, Ohio time) on such date to be credited to the account of the Borrower designated in the Borrowing Notice delivered pursuant to Section 2.01(c). The proceeds of a Delayed Draw Loan funded on the Closing Date shall be made available to the Borrower in accordance with the Closing Date Funds Flow Memorandum.
(h)    Delayed Draw Loans that have been repaid or prepaid may not be re-borrowed (other than any repayment or prepayment during the Availability Period pursuant to Section 4.03(b) or Section 4.03(c)).
(i)    The Borrower may, from time to time upon at least five (5) Business Days’ notice permanently reduce the Delayed Draw Loan Commitment by the amount specified in such notice.
Section 2.02    Letters of Credit.
(a)    Issuance.
(i)    Subject to and upon the terms and conditions set forth herein, the Borrower may request the issuance of, and the LC Issuer hereby agrees to issue Letters of Credit, for the Borrower’s account, at any time during the LC Availability Period solely for the purposes of satisfying the Debt Service Reserve Required Amount (and the LC Issuer shall refuse to issue a Letter of Credit for any other purpose). Letters of Credit issued hereunder shall constitute utilization of the total aggregate LC Commitment and at any time the LC Exposure of all LC Lenders at such time shall not exceed the total

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aggregate LC Commitment of all LC Lenders. The LC Issuer will make available to the Collateral Agent, as beneficiary thereof, the original of the Letter of Credit issued by it hereunder and any subsequent modifications or amendments thereto.(ii)    Immediately upon the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the LC Issuer and without any further action on the part of the LC Issuer or the LC Lenders, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the LC Issuer a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the Stated Amount under such Letter of Credit.
(iii)    Each Letter of Credit shall (A) be denominated in Dollars, (B) expire no later than the earlier of (x) the 7th anniversary of its date of issuance and (y) the Maturity Date and (C) be issued subject to “Uniform Customs and Practice for Documentary Credits” (2007 Revision), International Chamber of Commerce, Publication No. 600 or “International Standby Practices 1998”, International Chamber of Commerce, Publication No. 590, as mutually agreed between the Borrower, the Administrative Agent and the applicable LC Issuer.
(b)    Notice of LC Activity.
(i)    Subject to Section 2.02(d), the Borrower may request (A) the issuance or extension of any Letter of Credit and (B) any decrease or increase in the Stated Amount thereof by delivering to the Administrative Agent and the LC Issuer an irrevocable written notice in the form of Exhibit C-2, appropriately completed (a “Notice of LC Activity”), which shall specify, among other things: the particulars of the Letter of Credit to be issued, extended or amended, including the (1) the proposed issuance, extension or amendment date of the requested Letter of Credit (which shall be a Business Day); (2) the requested Stated Amount of the Letter of Credit or the amount by which such Stated Amount is to be decreased or increased (as applicable), (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (7) and, in the case of an amendment, the Letter of Credit to be amended, the nature of the amendment and the written confirmation of the beneficiary of such Letter of Credit confirming a decrease or increase in the Stated Amount of such Letter of Credit; provided, however, that in no instance may any request for a Letter of Credit or the increase in the Stated Amount of a Letter of Credit cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment. The Borrower shall deliver the Notice of LC Activity to the Administrative Agent (with a copy to the LC Issuer) by 11:00 a.m. at least five (5) Business Days before the date of issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit. Additionally, the Borrower shall furnish to the LC Issuer and the Administrative Agent such other documents and information pertaining

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to such requested Letter of Credit issuance, extension or amendment, including any LC Documents, as the LC Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any LC Application, the LC Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such LC Application from the Borrower and, if not, the LC Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the LC Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, upon (x) the amendment date, in the case of a requested increase or decrease of the Stated Amount under a Letter of Credit, or (y) the date specified as being the date requested for issuance or extension, in the case of the issuance or extension of a Letter of Credit, in each case as the applicable date is specified in such Notice of LC Activity, subject to the terms and conditions set forth in this Agreement (including Section 2.02(d) and the applicable conditions precedent set forth in Section 9.03), the LC Issuer shall, by amendment to the Letter of Credit, adjust the Stated Amount thereof downward or upward, as applicable, to reflect the decrease or increase, as applicable, or issue or extend the Letter of Credit, in each case as specified in such Notice of LC Activity. Upon the issuance of any Letter of Credit by the LC Issuer or amendment or modification to a Letter of Credit, (1) the LC Issuer shall promptly notify the Administrative Agent of such issuance, extension or amendment and (2) the Administrative Agent shall then promptly notify each applicable LC Lender of such issuance, extension or amendment and each such notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of each applicable LC Lender’s respective participation in such Letter of Credit.
(c)    Drawing Payment, Funding of Participations, Funding LC Loans and Reimbursement.
(i)    The LC Issuer shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit so as to ascertain whether such documents appear on their face to be in accordance with the terms and conditions of such Letter of Credit. Any Drawing Payment with respect to a Letter of Credit shall reduce the Stated Amount thereof dollar for dollar. As between the Borrower and the LC Issuer, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the LC Issuer, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the LC Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;

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(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the LC Issuer, including any acts or omissions by any Governmental Authority; none of the above shall affect or impair, or prevent the vesting of, any of the LC Issuer’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the LC Issuer under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of the LC Issuer to the Borrower. Notwithstanding anything to the contrary contained in this Section 2.02(c)(i), the Borrower shall retain any and all rights it may have against the LC Issuer for any liability arising solely out of the gross negligence or willful misconduct of the LC Issuer as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(ii)    If the LC Issuer shall make any Drawing Payment, it shall provide notice thereof to the Borrower and the Administrative Agent by telephone (confirmed telecopy) (provided that the failure to deliver such notice shall not relieve the Borrower of its obligation to reimburse the LC Issuer in accordance with this Agreement), that such Drawing Payment has been made and the Borrower shall reimburse the LC Issuer in respect of such Drawing Payment by paying to the Administrative Agent an amount equal to such Drawing Payment and any interest accrued pursuant to Section 2.02(g) not later than 11:00 a.m., on the Business Day (the “Reimbursement Date”) that is one Business Day following the date on which the Drawing Payment is made; provided, anything contained herein to the contrary notwithstanding, unless the Borrower shall have notified the Administrative Agent and the LC Issuer prior to 12:00 p.m. (Cleveland, Ohio time) on the date such Drawing Payment is made that the Borrower intends to reimburse the LC Issuer for the amount of such Drawing Payment with funds other than the proceeds of LC Loans, the Borrower shall be deemed to have requested on the date that such Drawing Payment is made that its obligation to reimburse such Drawing Payment be financed by the LC Lenders through a borrowing of LC Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such Drawing Payment and each LC Lender shall, on the Reimbursement Date with respect to such Drawing Payment make loans (“LC Loans”) ratably (based on the percentage which such LC Lender’s LC Commitment then constitutes of the total aggregate LC Commitments) in an aggregate amount equal to such Drawing Payment, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the LC Issuer for the amount of such honored drawing; and provided further, if for any reason proceeds of LC Loans are not received by the LC Issuer on the date of such Drawing Payment in an amount equal to the amount of such Drawing Payment, the Borrower shall reimburse the LC Issuer, on demand, in an amount in same day funds equal to the excess of the amount of such Drawing Payment over the aggregate amount of such applicable LC Loans, if any, which are so received.

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All such Loans shall be secured by the Collateral Documents as if made directly to the Borrower and shall initially be Base Rate Loans until converted in accordance with Section 2.03. LC Loans that have been repaid may not be re-borrowed.
(iii)    Immediately upon the issuance of each Letter of Credit, each LC Lender shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the LC Issuer a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse the LC Issuer as provided in clause (ii) above on the applicable Reimbursement Date, (A) the LC Issuer shall promptly notify the Administrative Agent of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and each LC Lender’s respective participation therein and (B) then the Administrative Agent shall promptly notify each LC Lender of the unreimbursed amount of such Drawing Payment with respect to a Letter of Credit and such LC Lender’s respective participation therein. Each LC Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the LC Issuer, such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s LC Commitment then constitutes of the aggregate LC Commitments) of each such Drawing Payment on a Letter of Credit within one Business Day after receiving notice. Each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. In the event that any LC Lender fails to make available to the LC Issuer on such business day the amount of such LC Lender’s participation in such Letter of Credit as provided in this Section 2.02(c)(iii), the LC Issuer shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by the LC Issuer for the correction of errors among banks and thereafter at LIBOR. Nothing in this Section 2.02(c)(iii) shall be deemed to prejudice the right of any LC Lender to recover from the LC Issuer any amounts made available by such LC Lender to the LC Issuer pursuant to this Section 2.02(c)(iii) in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such LC Lender constituted gross negligence or willful misconduct on the part of the LC Issuer. In the event the LC Issuer shall have been reimbursed by other LC Lenders pursuant to this Section 2.02(c)(iii) for all or any portion of any drawing honored by the LC Issuer under a Letter of Credit, the LC Issuer shall distribute to each LC Lender which has paid all amounts payable by it under this Section 2.02(c)(iii) with respect to such honored drawing such LC Lender’s pro rata share (determined as the percentage which such LC Lender’s participation in the reimbursed Drawing Payment then constitutes of the aggregate reimbursed Drawing Payment) of all payments subsequently received by the LC Issuer from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to an LC Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

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(d)    Other Reductions of Stated Amount; Cancellation or Return.
(i)    The Borrower may, from time to time upon five (5) Business Days’ notice and the delivery of a Notice of LC Activity pursuant to clause (b) above to the Administrative Agent, the LC Issuer and the LC Lenders, (1) permanently reduce the total aggregate LC Commitment or (2) permanently or temporarily reduce the Stated Amount of any Letter of Credit, in each case by the amount of $50,000, or an integral multiple thereof, or, the Borrower may, from time to time upon five (5) Business Days’ prior notice to the Administrative Agent, the LC Issuer and the LC Lenders, cancel any Letter of Credit in its entirety; provided, however, (x) so long as any Obligations remain outstanding, the Administrative Agent shall be satisfied that no reduction or cancellation would result in the amounts available under the Debt Service Reserve Account being less than the Debt Service Reserve Required Amount at such time or cause a violation of any provision of this Agreement or a breach of any provision of any other Loan Document and (y) in respect of a reduction or cancelation of an issued Letter of Credit, the Administrative Agent shall have received written notice from the applicable beneficiary of such Letter of Credit, confirming such reduction or cancellation. Additionally, the LC Commitment shall automatically reduce (a) during the Availability Period, concurrently with the reduction of the Delayed Draw Loan Commitment and (b) on each Payment Date occurring after the expiration of the Availability Period, in each case in an amount such that, the remaining LC Commitment is equal to the largest forecasted amount of scheduled interest and principal payable under the Loan Documents over any consecutive six-month period between such date and the Maturity Date; provided that, the Stated Amount under the issued Letters of Credit shall automatically reduce so that, the aggregate Stated Amount of all issued and outstanding Letters of Credit is equal to the remaining LC Commitments. The total aggregate LC Commitment shall not be reduced if the effect thereof would be to cause the LC Exposure of all LC Lenders to exceed the total aggregate LC Commitment. Upon the expiration or cancelation of a Letter of Credit, the Stated Amount in respect of such Letter of Credit shall be permanently reduced to zero.
(ii)    Once reduced or cancelled solely pursuant to clause (i) above, the total aggregate LC Commitment may not be increased.
(iii)    Concurrently with the repayment of any Drawing Payment (other than by the LC Lenders with the proceeds of LC Loans) or any LC Loan, the aggregate LC Commitments shall reduce in an amount equal to such repayment ratably to each applicable LC Lender’s LC Commitment.
(iv)    Any reductions to the total aggregate LC Commitment shall be applied ratably to each applicable LC Lender’s LC Commitment.
(v)    The Letters of Credit shall expire on their respective Expiration Dates, or on such earlier date if canceled pursuant to the terms of the Agreement or the applicable Letter of Credit.

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(e)    Commercial Practices; Obligations Absolute. The Borrower assumes all risks of the acts or omissions of beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. The obligations of the Borrower to reimburse the LC Issuer for any Drawing Payments and to repay any Loans made by the applicable LC Lenders pursuant to Section 2.02(c) and the obligations of the applicable LC Lenders under Section 2.02(c) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances regardless of: (i) the use which may be made of the Letters of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (ii) any reference which may be made to the Agreement or to the Letters of Credit in any agreements, instruments or other documents; (iii) the validity, sufficiency or genuineness of documents (including the Agreement) other than the Letters of Credit, or of any endorsement(s) thereon, which appear on their face to be valid, sufficient or genuine, as the case may be, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (iv) payment by the LC Issuer against presentation of documents which do not strictly comply with the terms of the Letters of Credit, including failure of any documents to bear any reference or adequate reference to such Letters of Credit so long as such documents substantially comply with the terms of the Letter of Credit; (v) any amendment or waiver of or any consent to departure from all or any terms of any of the Loan Documents; (vi) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Administrative Agent, the LC Issuer, any Lender or any other Person, whether in connection with the Agreement, the transactions contemplated herein or in the other Loan Documents, or in any unrelated transaction; (vii) any breach of contract or dispute among or between the Borrower, the Administrative Agent, the LC Issuer, any Lender, or any other Person; (viii) any demand, statement, certificate, draft or other document presented under the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (ix) any extension of time for or delay, renewal or compromise of or other indulgence or modification to a Drawing Payment or a Loan granted or agreed to by the Administrative Agent, the LC Issuer, or any applicable Lender in accordance with the terms of the Agreement; (x) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this the Agreement or any of the other Loan Documents; or (xi) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except that, in each case, payment by the LC Issuer under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the LC Issuer under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(f)    Indemnification. Without duplication of any obligation of the Borrower under Section 4.06, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless the LC Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the LC Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the LC Issuer, other than as a result of (1) the gross negligence or willful misconduct of the LC Issuer as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor

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by the LC Issuer of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of the LC Issuer to honor a drawing under any such Letter of Credit as a result of any act or omission by any Governmental Authority.
(g)    Interim Interest. If the LC Issuer shall make any Drawing Payment, then, unless the Borrower shall reimburse such Drawing Payment in full on the date such Drawing Payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Drawing Payment is made to but excluding the date that the Borrower reimburses such Drawing Payment in full, at a rate equal to LIBOR, in effect from time to time, plus the Applicable Margin. Interest accrued pursuant to this paragraph shall be for the account of the LC Issuer.
Section 2.03    Computation of Interest and Fees.
(a)    Interest Rate. Subject to Section 4.05(b), interest shall accrue on each Loan (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) from the day on which the Loan is made until, but not including the day on which the Loan is paid at the Applicable Interest Rate; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 4.01(b), bear interest for one day.
(b)    Interest Computations. All computations of interest on any LIBO Loan hereunder shall include the first day but exclude the last day of the Interest Period in effect for such Borrowing and shall be based upon a year of 360 days. All computations of interest on any Base Rate Loan hereunder shall be based upon a year of 365/366 days. The Applicable Interest Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Interest Account and Interest Computations. The Administrative Agent shall record in an account or accounts maintained by the Administrative Agent on its books (i) the Applicable Interest Rates for the Loans; (ii) the date and amount of each principal and interest payment on each Loan; and (iii) such other information as the Administrative Agent may determine is necessary for the computation of interest payable by the Borrower hereunder consistent with the basis hereof. The Borrower agrees that all computations by the Administrative Agent of interest shall be deemed prima facie to be correct in the absence of manifest error.
(d)    After giving effect to the Loans, all conversions of the Loans from one Type to the other, and all continuations of the Loans of the same Type, there shall not be more than five (5) Interest Periods in effect at any one time with respect to the Loans.
(e)    Interest Period Elections. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

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(f)    Notice of Elections. Except as otherwise expressly provided herein, (i) Delayed Draw Loans initially shall be of the Type specified in the applicable Borrowing Notice and (ii) LC Loans initially shall be Base Rate Loans. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type, in each case in accordance with this Section 2.03(f). To make an election pursuant to this Section 2.03(f), the Borrower shall notify the Administrative Agent of such election by electronic communication no later than 10:00 a.m. (Cleveland, Ohio time) at least five (5) Business Days in advance of the proposed election date (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion). Each such electronic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic communication to the Administrative Agent of a written Interest Election Request in the form of Exhibit A-3 (to the extent such election was not originally in the Borrowing Notice).
(g)    Content of Interest Election Requests. Each electronically communicated Interest Election Request shall specify the following information:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified in clause (iii) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)    whether the resulting Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of LIBO Loans.
(h)    Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(i)    Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Borrowing of LIBO Loans prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Borrowing of LIBO Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (A) no outstanding Borrowing may be converted to or continued as a Borrowing of LIBO Loans and (B) unless repaid, each Borrowing of LIBO Loans shall be converted to a Borrowing of Base Rate Loans at the end of the Interest Period therefor.
Section 2.04    Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any

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error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note substantially in the form of Exhibit H-1 (in the case of a Delayed Draw Loan) and Exhibit H-2 (in the case of a LC Loan), (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
ARTICLE III
ACCOUNTS AND RESERVES
Section 3.01    Deposits to Collections Account.
(a)    The Borrower shall cause the Manager to deposit all Collections with respect to the Wholly Owned Opcos into a Wholly Owned Opco Deposit Account.
(b)    The Borrower shall cause the Manager to transfer any amounts deposited into a Wholly Owned Opco Deposit Account on a daily basis into the Collections Account, subject to a maximum retention amount for each such Wholly Owned Opco Deposit Account equal to $50,000.
(c)    The Borrower shall, and shall cause the Tax Equity Holdcos and Wholly Owned Holdcos, to deposit all Collections received by it directly into the Revenue Account (other that any distributions received in respect of the proceeds of Excluded Property, as evidenced by documentation reasonably acceptable to the Administrative Agent).
(d)    The Borrower shall cause all amounts in the Collection Account on each Calculation Date to be swept into the Revenue Account on the third Business Day after such Calculation Date (or if such Calculation Date is not a Business Day, on the third Business Day after the Business Day next succeeding such Calculation Date).
(e)    The Borrower shall cause each Operator to maintain any General Account with an Acceptable Bank.
ARTICLE IV
ALLOCATION OF COLLECTIONS; PAYMENTS TO LENDERS
Section 4.01    Payments.
(a)    At least (i) from the Closing Date through December 31, 2018, five (5) Business Days prior to each Payment Date and (ii) thereafter, three (3) Business Days prior to each Payment Date, the Borrower shall deliver, or cause Manager to deliver, to the Administrative Agent, Collateral Agent and Depository Bank, a Transfer Date Certificate in the form attached as

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Exhibit A to the Depository Agreement. All withdrawals and transfers will be made based upon the information provided in the Transfer Date Certificate.
(b)    Payments Generally. All payments to be made by the Borrower shall be made free and clear of any Liens and without restriction, condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided below, all payments made with respect to the Loans on each Payment Date shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share of the principal amount paid according to the outstanding principal amounts of the Delayed Draw Loans held by the Lenders (or other applicable share of such payment as expressly provided herein) in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
Section 4.02    Optional Prepayments. The Borrower (or the Sponsor or Pledgor on Borrower’s behalf) may, upon irrevocable written notice to the Administrative Agent at any time or from time to time, voluntarily prepay Loans in whole or in part in minimum amounts of not less than $1,000,000 (or, in the case of the Delayed Draw Loans, such lesser amount as may be outstanding) without premium or penalty; provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to any date of prepayment. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment. Upon giving of the notice, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued but unpaid interest on the principal amount prepaid. Each prepayment shall be paid to the Lenders in accordance with their respective pro rata share of the outstanding principal amount of such Loan. Delayed Draw Loans prepaid pursuant to this Section 4.02 may not be re-borrowed.
Section 4.03    Mandatory Principal Payments. The Borrower shall make the following mandatory prepayments on the Loans:
(a)    On (x) in the case of clause (i), on the date of receipt thereof and (y) in the case of clause (ii), on the Payment Date following the date of receipt thereof, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04, 100% of the Net Available Amount of all proceeds in cash and cash equivalents (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) to the Borrower or any other Loan Party from:

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(i)    without limitation to Article X, the issuance or incurrence of any Indebtedness by any Relevant Party (other than as permitted to be incurred pursuant to Section 7.01 of this Agreement); and
(ii)    the sale, assignment or other disposition of any Asset of a Relevant Party (other than (A) ordinary course sales of power or the leasing of photovoltaic systems pursuant to the Customer Agreements, (B) PBI Payments, (C) the sale or proceeds of Excluded Property, (D) a sale or assignment of an Asset that is a Customer Prepayment Event or (E) a sale or assignment that is a Permitted Fund Disposition).
(b)    On each Payment Date during the Availability Period, the Borrower shall, to the extent of amounts available pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes the aggregate principal amount of the Delayed Draw Loans outstanding on such Payment Date to be not greater than the Available Borrowing Base calculated as of the Calculation Date immediately preceding such Payment Date. If the aggregate principal amount of the Delayed Draw Loans outstanding on the last day of the Availability Period exceeds the Available Borrowing Base calculated as of such last day (such excess, the “Excess Amount”), the Borrower shall on each Payment Date after the Availability Period, to the extent of amounts available pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement, prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes such excess to be paid.
(c)    If the aggregate principal amount of the Delayed Draw Loans as of three consecutive Calculation Dates during the Availability Period has exceeded the Available Borrowing Base for each such Calculation Date, on the Payment Date occurring after the third such Calculation Date, the Borrower shall prepay the Delayed Draw Loans in an amount that, when applied in accordance with Section 4.04, causes the aggregate principal amount of the Delayed Draw Loans outstanding on such date to be not greater than the Available Borrowing Base calculated as of the Calculation Date immediately preceding such Payment Date. If the Borrower has not repaid the Delayed Draw Loans in an amount equal to the Excess Amount in accordance with Section 4.02(b)(iv)(A) of the Depository Agreement as of the third Payment Date following the last day of the Availability Period, the Borrower shall prepay, on such third Payment Date, the Delayed Draw Loans in an amount equal to any portion of the Excess Amount not theretofore paid pursuant to Section 4.02(b)(iv)(A) of the Depository Agreement.
(d)    On the date of each Permitted Fund Disposition, the Borrower shall, as a condition to such Permitted Fund Disposition, (1) prepay (i) the Delayed Draw Loans in accordance with Section 4.04 in an amount equal to the excess (if positive) of (x) the aggregate principal amount of the Delayed Draw Loans outstanding as of such date over (y) the Available Borrowing Base calculated after giving effect to such Permitted Fund Disposition and (ii) the LC Loans in full and (2) pay any Swap Termination Payments due in connection with the repayment of Delayed Draw Loans in connection with such Permitted Fund Disposition.
(e)    On each Payment Date during an Early Amortization Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04, 100% of the amounts available therefor in the Revenue Account and the Distribution Trap Account after

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giving effect to all prior withdrawals and transfers pursuant to Sections 4.02(b) and 4.02(e) of the Depository Agreement.
(f)    On each Payment Date occurring after the end of the Availability Period, the Borrower shall apply towards the mandatory prepayment of the Loans in accordance with Section 4.04 an amount determined by multiplying 0.68 by the present value of the reduction of future Collections resulting from or attributable to each Customer Prepayment Event occurring during the calendar quarter ending on the immediately prior Calculation Date (disregarding any proceeds received in respect of such Customer Prepayment Event and assuming that no future Collections will be received in respect of any Event of Loss Project, Defaulted Project or a Project in respect of which an Ineligible Customer Reassignment has occurred) discounted at a rate of six percent (6%) per annum; provided that, notwithstanding anything to the contrary herein, the Sponsor or Pledgor may, but shall not be required to, contribute capital to the Borrower to satisfy its prepayment obligations under this Section 4.03(f).
(g)    Concurrently with any prepayment of the Loans pursuant to Section 4.03(a), the Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net cash proceeds or other amounts to be prepaid, as the case may be. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.
(h)    On each Payment Date after the end of the Availability Period, at the same time as a Transfer Date Certificate is provided prior to such Payment Date, the Borrower shall provide to the Administrative Agent a Prepayment Event Certificate. The Administrative Agent may notify the Borrower in writing of any suggested corrections, changes or adjustments to a Transfer Date Certificate that are not inconsistent with the terms of this Agreement.
Section 4.04    Application of Prepayments. Amounts prepaid pursuant to Section 4.02 or Section 4.03 (other than payments in respect of the Excess Amount in accordance with Section 4.03(b) or Section 4.03(c) which are applied directly to such Excess Amount) shall be applied (1) first, on a pro rata basis to (A) the outstanding Delayed Draw Loans and, if the Availability Period has expired, to be applied pro rata to remaining scheduled installments thereof pursuant to the most recent Amortization Schedule and (B) all early termination payments due and payable to the Secured Hedge Providers on any partial early termination of a Secured Interest Rate Hedging Agreement required to be made in connection with such prepayment and (2) second, on a pro rata basis, to prepay any outstanding LC Loans. Any Letter of Credit outstanding after payment of the Loans in full and cancellation of the Commitments shall be cancelled.
Section 4.05    Payments of Interest and Principal.
(a)    Subject to the provisions of Section 4.05(b) below, each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Applicable Interest Rate.

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(b)    If (i) any amount payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise or (ii) an Event of Default occurs pursuant to Section 10.01(e) or Section 10.01(f), all outstanding Obligations shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Law), payable on demand, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such defaulted amount shall have been paid in full or shall have been waived (as applicable). Payment or acceptance of the increased rates of interest provided for in this Section 4.05(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.
(c)    Interest on each Loan shall be due and payable in arrears (i) on each Payment Date, (ii) on the Maturity Date, (iii) upon prepayment of any Loans in accordance with Section 4.03 and (iv) at maturity (whether by acceleration or otherwise), provided, that interest payable pursuant to Section 4.05(b) shall be payable on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    On each Payment Date following the expiration of the Availability Period, the Borrower shall pay principal then due on the Loans in accordance with the most recent Amortization Schedule.
(e)    To the extent not previously paid, the Borrower shall repay to the Administrative Agent, for the account of the Delayed Draw Lenders, each Delayed Draw Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such Delayed Draw Loans, on the Maturity Date.
(f)    To the extent not previously paid from cash applied on a Payment Date pursuant to the Depository Agreement, the Borrower shall repay to the Administrative Agent, for the account of the LC Lenders, each LC Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such LC Loans, on the Maturity Date.
Section 4.06    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for the account of each Delayed Draw Lender pro rata to their Delayed Draw Loan Commitments, the Delayed Draw Loan Commitment Fee, payable quarterly in arrears on (i) each Payment Date and (ii) the final day of the Availability Period; provided, that if the final day of the Availability Period is not a Payment Date, then the Delayed Draw Loan Commitment Fee for the period ending on such final day of the Availability Period shall be paid on the immediately succeeding Payment Date following the end of the Availability Period.

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(b)    The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their LC Commitments, the LC Commitment Fee, payable quarterly in arrears on (i) each Payment Date and (ii) the final day of the LC Availability Period.
(c)    The Borrower agrees to pay to the Administrative Agent, for the account of each LC Lender pro rata to their participation in any Letter of Credit, letter of credit fees equal to (1) the Applicable Margin times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination), payable quarterly in arrears on (i) each Payment Date and (ii) the Maturity Date.
(d)    The Borrower agrees to pay directly to the LC Issuer, for its own account, such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the LC Issuer’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
(e)    The Borrower agrees to pay the Lenders the fees in accordance with the applicable Fee Letters.
(f)    In addition to any of the foregoing fees, the Borrower agrees to pay to the Agents such other fees in the amounts and at the times separately agreed upon between the Borrower and the applicable Agent.
Section 4.07    Expenses, etc.
(a)    The Borrower agrees to pay to the Secured Parties (i) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented third-party fees and out-of-pocket expenses of their counsel, their insurance consultant, any independent engineers and other advisors or consultants retained by them, (ii) all reasonable and documented costs and expenses in connection with any actual or proposed amendments of or modifications of or waivers or consents under this Agreement or the other Loan Documents, including in each case the reasonable and documented fees and out-of-pocket expenses of counsel with respect thereto; provided, that, at the request of the Borrower, the Administrative Agent shall consult with the Borrower at its request regarding the estimated amount of expenses that would be incurred, (iii) all Additional Expenses and (iv) all costs and expenses (including fees and expenses of counsel) incurred by any Secured Party (for the account of such Secured Party), if any, in connection with any restructuring or workout proceedings (whether or not consummated) and the other documents delivered thereunder or in connection therewith.
(b)    The Borrower agrees to timely pay in accordance with applicable Law any and all present or future stamp, transfer, recording, filing, court, documentary and other similar Taxes payable in connection with the execution, delivery, filing, recording of, from the receipt or perfection of a security interest under, or otherwise with respect to, any of the Loan Documents, and agrees to save the Lenders and the Agents harmless from and against any liabilities with respect

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to or resulting from any delay in paying or any omission to pay such Taxes, in each case, as the same are incurred.
(c)    Once paid, all fees or other amounts or any part thereof payable under this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby shall not be refundable under any circumstances, regardless of whether any such transactions are consummated. All fees and other amounts payable hereunder shall be paid in Dollars and in immediately available funds.
(d)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 4.07(a) or Section 4.08 to be paid by it to the Agents (or any sub-Agent thereof) or any Related Party, and without limitation of the obligations of the Borrower and such Related Parties to pay such amounts, each Lender severally agrees to pay to each Agent (or any such sub-Agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s percentage of the Commitments, Loans and LC Exposure outstanding) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-Agent) in its capacity as such, or against any Related Party, acting for such Agent (or any such sub-Agent) in connection with such capacity. The obligations of the Lenders hereunder to make payments pursuant to this Section 4.07(d) are several and not joint. The failure of any Lender to make any payment under this Section 4.07(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under this Section 4.07(d). Each Lender’s obligation under this Section 4.07(d) shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.
(e)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Borrower, any Secured Party nor any of their respective Affiliates shall assert, and each of them hereby waives and acknowledges, that no other Person shall have any claim against any Indemnitee, the Borrower or any of the Borrower’s Affiliates on any theory of liability, for (i) any special, indirect, consequential or punitive losses or damages (as opposed to direct or actual losses or damages) or (ii) any loss of profit, business, or anticipated savings (such losses and damages set out in the foregoing clauses (i) and (ii), collectively, the “Consequential Losses”), in each case arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that nothing contained in this Section 4.07(e) shall limit the Borrower’s indemnity and reimbursement obligations under Section 4.08 or the obligations of each Lender under Section 4.07(d) in respect of any third party claims made against any Indemnitee with respect to Consequential Losses of such third party, Section 4.09 and Section 4.11. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through internet, telecommunications, electronic or other information

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transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for any such damages resulting from any material breach by such Indemnitee of this Agreement or the other Loan Documents or that otherwise results from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction which has become non-appealable.
(f)    Payments. All amounts due under this Section 4.07 or Section 4.08 shall be payable on the immediately succeeding Payment Date after demand therefor.
Section 4.08    Indemnification.
(a)    Without limiting any other rights which any such Person may have hereunder or under applicable Law, the Borrower hereby agrees to indemnify the Agents, the Lenders, each other Secured Party and each Related Party of any of the foregoing Persons (each of the foregoing Persons being individually called an “Indemnitee”), from and against any and all damages, losses, claims, liabilities and related costs and expenses (other than any Taxes expressly addressed elsewhere in this Agreement), including, but not limited to, reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) arising out of or relating to:
(i)    any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of the Loans;
(ii)    the execution or delivery of this Agreement, any other Loan Document or any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;
(iii)    any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);
(iv)    the grant to the Administrative Agent or the Collateral Agent for the benefit of, or to any of, the Secured Parties of any Lien on the Collateral or in any other Property of the Borrower or any other Person or any membership, partnership or equity interest in the Borrower or any other Person and the exercise by the Agents (or the other Secured Parties) of their rights and remedies (including foreclosure) under any Collateral Document;
(v)    the breach of any representation or warranty made by or on behalf of any Relevant Party or the Manager (to the extent that the Manager is an Affiliate of the Borrower) set forth in this Agreement or the other Loan Documents, or in any other report or certificate delivered by any Relevant Party or the Manager or any of their Affiliates

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pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;
(vi)    the failure by any Relevant Party or the Manager (to the extent that the Manager is an Affiliate of the Borrower) to comply in any material manner with any of the Loan Documents or any applicable Law, or the non-conformity of any Project with any such applicable Law;
(vii)    the failure of the Operator and the Manager (to the extent that the Operator or Manager, as applicable, is an Affiliate of the Borrower), as applicable, to operate the Projects in accordance with the applicable standard set forth in each O&M Agreement or the Management Agreement, as applicable, or to perform its duties in a good and workmanlike manner consistent with Prudent Industry Practice;
(viii)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of a Relevant Party or a counterparty to a Portfolio Document to any payment under any Portfolio Document based on such Portfolio Document not being a legal, valid and binding obligation of such Relevant Party or counterparty, as applicable, enforceable against it in accordance with its terms;
(ix)    any investigation, proceeding, claim or action commenced or brought by or before any Governmental Authority or related to any Transaction Document;
(x)    the failure of any Relevant Party or any of their Affiliates to comply with all consumer leasing and protection Laws applicable to any of the Projects or Portfolio Documents;
(xi)    any and all broker’s or finder’s fees claimed to be due in connection with the issuance of the Loans;
(xii)    any recapture of a Grant or ITC, inclusive of any penalties, interest or other premiums due in respect thereof;
(xiii)    any amounts required to be repaid or returned by a Relevant Party in respect of any Excluded Property, inclusive of any penalties, interest or other premiums due in respect thereof;
(xiv)    any of the items listed in Schedule 5.10 or Schedule 5.11;
(xv)    any actual or alleged presence or release of Hazardous Materials by a Loan Party or with respect to a Project or any of the Borrower’s properties; or
(xvi)    any claims by a Tax Equity Class A Member against the applicable Tax Equity Holdco, Tax Equity Opco or any other Person (including under an indemnity);

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but excluding Indemnified Amounts to the extent finally determined by a judgment of a court of competent jurisdiction that has become non-appealable to have resulted from gross negligence or willful misconduct on the part of such Indemnitee; provided, that notwithstanding the foregoing, the Borrower shall not be required to indemnify any Indemnitee for legal fees or expenses of more than one counsel, plus any additional local counsel that may be required or any other additional counsel that may be required due to an actual or potential conflict of interest, the availability of other defenses or the risk of criminal liability (including criminal fines or penalties) being incurred, to such Indemnitee. The Borrower’s obligations under this Section 4.08 shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.
(b)    The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) seeks only monetary damages and does not seek any injunctive or other relief against an Indemnitee, (ii) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (iii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnitee.
Section 4.09    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law (which, for purposes of this Section 4.09, shall include FATCA). If any applicable Law (as determined in the good faith discretion of the Administrative Agent or the Borrower, as applicable, taking into account the information and documentation delivered pursuant to Section 4.09(e) below) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower shall be entitled to make such deduction or withholding.
(ii)    If the Administrative Agent or the Borrower are required to deduct or withhold any Tax described in Section 4.09(a)(i) and must timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable Law, and if the Tax is an Indemnified Tax, then, the sum payable by the Borrower shall be increased as necessary so that after the deduction or withholding (including deductions or withholdings applicable to additional sums payable under this Section 4.09) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in

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accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. %3. The Borrower shall and does hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.09(c)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (which, for the purposes of this Section 4.09, shall include the LC Issuer) (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 4.09(c)(ii) below.
(i)    Each Lender shall and does hereby severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) each Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) each Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.05(d) relating to the maintenance of a Participant Register and (z) each Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by such Agent shall be conclusive absent manifest error. Each Lender hereby authorizes such Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or any Agent, as the case may be, after any payment of Taxes by the Borrower or by such Agent to a Governmental Authority as provided in this Section 4.09, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

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(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.09(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, each Lender agrees that on the Closing Date or any other date after the Closing Date such Lender becomes a party to this Agreement, and from time to time thereafter upon reasonable request, it will deliver to each of the Borrower and the Administrative Agent either:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (a) the Closing Date or (b) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (b) to the extent it is legally entitled to do so, whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and/or (y) with respect to any other applicable payments under any Loan Document, an executed

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original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    an executed original of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) an executed certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed original of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, (x) an executed original of IRS Form W-8IMY, accompanied by one or more of the following executed forms from each of the Foreign Lender's direct or indirect partners/members, or Participants, or any Participant's direct or indirect partners/ members, as appropriate: IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E (whichever is applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-8IMY, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, and (y) a withholding statement to the extent one is required by the Code; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners/members of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4;
(C)    any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (a) the Closing Date or (b) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), in the case of clause (b) to the extent it is legally entitled to do so, executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender

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were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 4.09 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.09, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.09(f), in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this Section 4.09(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.09(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(g)    OID. The Borrower and the Lenders agree (i) that the Loans are to be treated as indebtedness of the Borrower for U.S. federal income tax purposes, (ii) to the extent that the Borrower or a Governmental Authority determines that the Loans were made with original issue

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discount (“OID”) for U.S. federal income tax purposes, to report such OID as interest expense and interest income, respectively, in accordance with sections 163(e)(1) and 1272(a)(1) of the Code, (iii) not to file any tax return, report or declaration inconsistent with the foregoing, and (iv) any OID shall constitute principal for all purposes under this Agreement. The inclusion of this Section 4.09(g) is not an admission by any Lender that it is subject to United States taxation.
(h)    Survival. Each party’s obligations under this Section 4.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 4.10    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 4.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 4.09, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.09 or Section 4.11(d) (as the case may be), in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 4.11(d), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 4.09 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.10(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.11 or Section 4.09) and obligations under this Agreement and the related Loan Documents (other than any Secured Interest Rate Hedging Agreement) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.05;
(ii)    such Lender shall have received payment of an amount equal to the outstanding Obligations owed (including all principal of its Loans, accrued interest thereon, accrued fees and all other amounts) to it hereunder and under the other Loan

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Documents (including any amounts under Section 4.11(f)) from the assignee (to the extent of such Obligations) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.11(d) or payments required to be made pursuant to Section 4.09, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
In the event the replaced Lender (or an Affiliate of such Lender) is party to any Secured Interest Rate Hedging Agreement, then the replaced Lender (or Affiliate of such Lender) (the “Replaced Hedge Provider”) under such Secured Interest Rate Hedging Agreement may elect to (A) terminate such Secured Interest Rate Hedge Agreement in accordance with its terms or (B) require the Borrower to cause the novation of such Secured Interest Rate Hedging Agreement so that the entire notional amount set forth in the original Secured Interest Rate Hedging Agreement is subject to the novated Secured Interest Rate Hedging Agreements with the Eligible Assignee referred to above (or an Affiliate of such Eligible Assignee) (the “Replacement Hedge Provider”); provided, however, that in the event of any novation the Replacement Hedge Provider and transaction documentation must be acceptable to the Replaced Hedge Provider in its sole discretion and the Borrower shall be responsible for all additional costs resulting from any assignment or novation of any Secured Interest Rate Hedging Agreement under this clause (b), including any fees or additional credit or other margins (such costs, fees and margins to be reasonably acceptable to the Administrative Agent) and, to the extent of any mark-to-market payment, the Replaced Hedge Provider shall determine any amounts payable to or by it in respect of the assignment as if an “Additional Termination Event” occurred under the Secured Interest Rate Hedging Agreement with the Borrower as the sole Affected Party (as defined therein).
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 4.11    Change of Circumstances.
(a)    Market Disruption.
(i)    If a Market Disruption Event occurs in relation to a LIBO Loan for any Interest Period, then the rate of interest on each Lender's participation in that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:
(A)    the Applicable Margin; and

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(B)    the percentage rate per annum notified to the Administrative Agent by that Lender, as soon as practicable and in any event not later than five (5) Business Days before interest is due to be paid in respect of that Interest Period (or such later date as may be reasonably acceptable to the Administrative Agent), as the cost to that Lender of funding its participation in that Loan from whatever source(s) it may reasonably select.
(ii)    In relation to a Market Disruption Event under paragraph (iii)(B) below, if the percentage rate per annum notified by a Lender pursuant to paragraph (i)(B) above shall be less than LIBOR or if a Lender shall fail to notify the Administrative Agent of any such percentage rate per annum, the cost to that Lender of funding its participation in the relevant Loan for the relevant Interest Period shall be deemed, for the purposes of paragraph (i) above, to be LIBOR.
(iii)    In this Agreement “Market Disruption Event” means (A) at or about noon (London time) on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for dollars for the relevant Interest Period, or (B) at 5 p.m. on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in the relevant Loan exceed thirty-five percent (35%) of that Loan) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.
(iv)    If a Market Disruption Event shall occur, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof.
(b)    Alternative basis of interest or funding. If a Market Disruption Event occurs and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing on a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. In the event that no substitute basis is agreed at the end of the thirty day period, the rate of interest shall continue to be determined in accordance with the terms of this Agreement (including Section 4.11(a)).
(c)    Illegality.
(i)    Subject to Section 4.11(c)(ii), if, at any time, any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of any or all of its Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), (A) that Lender shall promptly notify the Administrative Agent upon becoming aware of that event, (B) upon

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the Administrative Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, and (C) the Borrower shall repay that Lender’s participation in the affected Loan(s) on the last day of the Interest Period occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).
(ii)    Notwithstanding any other provision of this Agreement, if any Change of Law shall make it unlawful for any Lender to make or maintain a LIBO Loan or to give effect to its obligations as contemplated hereby with respect to any LIBO Loan, then, by written notice to the Borrower and to the Administrative Agent:
(A)    such Lender may declare that LIBO Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued), whereupon any request for a Borrowing (or any continuation of a Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a continuation of a LIBO Loan as a Base Rate Loan), unless such declaration shall be subsequently withdrawn; and
(B)    such Lender may require that all outstanding LIBO Loans made by it be converted to Base Rate Loans, in which event all such LIBO Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided below.
(iii)    In the event any Lender shall exercise its rights under clauses (A) or (B) above, all payments and prepayments of principal that would otherwise have been applied to repay the LIBO Loans that would have been made by such Lender or the converted LIBO Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans. For purposes of this clause (iii), a notice to the Borrower by any Lender shall be effective as to each LIBO Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such LIBO Loan (which shall be a Payment Date); in all other cases such notice shall be effective on the date of receipt by the Borrower.
(d)    Increased Costs. If any Change of Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (except any reserve requirement reflected in the LIBO Rate) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the LC Issuer;
(ii)    subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)    impose on any Lender or the LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuer or other Recipient, the Borrower will pay to such Lender, LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(e)    Capital Requirements. If any Lender or the LC Issuer determines that any Change of Law affecting such Lender or the LC Issuer or any lending office of such Lender or such Lender’s or the LC Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer's capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such Lender’s or the LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.
(f)    Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by such Lender) a borrowing of any Loan (other than a Base Rate Loan) does not occur on a date specified therefor in a Borrowing Notice; (ii) if any prepayment or other principal payment of any of its Loans (other than a Base Rate Loan) occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Loans (other than a Base Rate Loan) is not made on any date specified in a notice of prepayment given by Borrower.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to each Agent and each Lender Party that the statements set forth in this Article V are true, correct and complete in all respects as of (i) the Closing Date, (ii) the date of each borrowing of Delayed Draw Loans under Section 2.01 and (iii) the date of each issuance, extension or increase of the Stated Amount of the Letter of Credit during the Availability Period pursuant to Section 2.02.
Section 5.01    Organization, Powers, Capitalization, Good Standing, Business.
(a)    Organization and Powers. Each Relevant Party is duly organized, validly existing and in good standing under the Laws of its state of formation. Each Relevant Party has all requisite power and authority to own and operate its properties, to carry on its businesses as now conducted and proposed to be conducted. Each Relevant Party has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.
(b)    Qualification. Each Relevant Party is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization of Borrowing, etc.
(a)    Authority. The Borrower has the power and authority to incur, and the Loan Parties have the power and authority to guarantee, the Indebtedness represented by the Loans, the Secured Hedging Obligations and the Loan Documents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or other action, as the case may be, on behalf of such Loan Party.
(b)    No Conflict. The execution, delivery and performance by each Relevant Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) conflict with or result in a violation or breach of the terms of (x) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be, (y) any provision of material Law applicable to it or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its material properties; (2) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the Transaction Documents or any other material contractual obligation binding upon a Relevant Party or its material properties; or (3) result in or require the creation or imposition of any Lien upon its assets (other than the Liens created under the Collateral Documents).
(c)    Consents. The execution and delivery by each Relevant Party of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or

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other action to, with or by, any Governmental Authority or any other Person (including any Tax Equity Class A Member) which has not been obtained or made, and each such consent or approval is in full force and effect, in each case, other than consents, approvals, registrations, notices or other action which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect.
(d)    Binding Obligations. Each of the Transaction Documents to which a Relevant Party is a party has been duly executed and delivered by such Relevant Party thereto and is the legally valid and binding obligation of such Relevant Party, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditor’s rights.
Section 5.03    Title to Membership Interests.
(a)    The Borrower is the sole member of each of the Wholly Owned Holdcos and the Tax Equity Holdcos (or is the sole member of the Delaware limited liability company that owns certain Tax Equity Holdcos, as described on Schedule 5.03(e)) and shall have good and valid legal and beneficial title to all of the Membership Interests issued by such entities (directly or indirectly as described on Schedule 5.03(e)), free and clear of all Liens other than Permitted Liens. All of such issued and outstanding Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the Borrower and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Membership Interests.
(b)    Each Tax Equity Holdco holding either (i) Tax Equity Class B Membership Interests or (ii) the Membership Interests in another Tax Equity Holdco (in each case as described on Schedule 5.03(e)) has good and valid legal and beneficial title to all such Tax Equity Class B Membership Interests or Membership Interests (as applicable), free and clear of all Liens other than Permitted Liens. Each Wholly Owned Holdco has good and valid legal and beneficial title to all of the Wholly Owned Opco Membership Interests in the applicable Wholly Owned Opcos held by it, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Tax Equity Class B Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the applicable Tax Equity Holdco and were not issued in violation of any preemptive right. All of the issued and outstanding Wholly Owned Opco Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the applicable Wholly Owned Holdco and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Tax Equity Class B Membership Interests or the Wholly Owned Opco Membership Interests.
(c)    The Pledgor is the sole member of the Borrower and has good and valid legal and beneficial title to all of the Borrower Membership Interests, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Borrower Membership Interests have been duly authorized and validly issued and, as of the Closing Date, are owned of record and beneficially by Pledgor and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Borrower Membership Interests.

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(d)    There are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the Membership Interests. Except for the call rights of the Tax Equity Holdcos under the Tax Equity Documents, with respect to the membership interests of the Tax Equity Class A Members in the Tax Equity Opcos, there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the membership interests in a Tax Equity Opco. There are no agreements or arrangements for the issuance by any Relevant Party of additional equity interests.
(e)    Schedule 5.03(e) accurately sets forth the ownership structure of the Relevant Parties. The Borrower has no subsidiaries other than as shown on Schedule 5.03(e), as such schedule shall be updated by an Authorized Officer of the Borrower in each Permitted Fund Disposition Certificate.
(f)    Schedule 5.03(f) sets forth the name and jurisdiction of incorporation or formation of each Loan Party and the Tax Equity Opcos and the percentage of each class of Capital Stock owned by any Loan Party, as such schedule shall be updated by an Authorized Officer of the Borrower in each Permitted Fund Disposition Certificate.
Section 5.04    Governmental Authorization; Compliance with Laws.
(a)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Relevant Party of this Agreement or any other Transaction Document, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.04, all of which have been duly obtained, taken, given or made and are in full force and effect as of the Closing Date.
(b)    Each of the Sponsor and the Relevant Parties is, and the business and operations of each such Person and its development, construction and operation of the Projects are, and always have been, conducted in all respects in compliance with all material Laws (including, without limitation, laws with respect to consumer leasing and protection but not including Environmental Laws which are addressed under Section 5.16), and none of the Sponsor or any Relevant Party has received written notice from any Governmental Authority of an actual or potential violation of any such Laws, except as does not constitute or could not reasonably be expected to constitute a Material Adverse Effect.
Section 5.05    Solvency. No Loan Party has entered into any Loan Document with the actual intent to hinder, delay, or defraud any creditor. After giving effect to the issuance of the Loans (and the use of proceeds thereof), the fair saleable value of the Loan Parties’ assets, taken as a whole, exceeds and will, immediately following the making of any Loans, exceed the Loan Parties’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent obligations. The fair saleable value of the Loan Parties’ assets, taken as a whole, is and will,

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immediately following the making of any Loans (and the use of proceeds thereof), be greater than the Loan Parties’ probable liabilities, including the maximum amount of its contingent obligations on its debts as such debts become absolute and matured. The Loan Parties’ Assets, taken as a whole, do not and, immediately following the making of any Loans (and the use of proceeds thereof) will not, constitute unreasonably small capital to carry out the business of the Loan Parties as conducted or as proposed to be conducted. The Borrower does not intend for it or any Subsidiary to, and does not believe that any such Person will, incur Indebtedness and liabilities beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Loan Parties and the amounts to be payable on or in respect of obligations of the Loan Parties).
Section 5.06    Use of Proceeds and Margin Security; Governmental Regulation.
(a)    No portion of the proceeds from the making of the Loans will be used by the Borrower, a Loan Party or any other Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System. Nor is Borrower engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulation T, U or X of the Federal Reserve Board).
(b)    Each of the Projects is a Qualifying Facility.
(c)    The Borrower and each of the Subsidiaries are either not subject to, or are exempt from, regulation (i) as a “public utility” or a “holding company” under the FPA, or (ii) under PUHCA.
(d)    The Borrower and each of the Subsidiaries are either not subject to, or are exempt from, regulation as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations, including state laws and regulations respecting the rates of electric utilities and the financial and organizational regulations of electric utilities.
(e)    None of the Borrower or any Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
(f)    None of the Borrower or any Subsidiary is subject to regulation under any federal or state statute or regulation that limits their ability to incur indebtedness for borrowed money.
(g)    Solely as the result of the execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the performance of obligations under the Loan Documents, none of the Lenders will become subject to regulation (i) as a “public utility” or a “holding company” under the FPA, (ii) under PUHCA, or (iii) as a “public

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utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations.
Section 5.07    Defaults; No Material Adverse Effect.
(a)    No Default or Event of Default has occurred and is continuing.
(b)    Since the later of (i) the Closing Date and (ii) the last date any Delayed Draw Loans were advanced pursuant to Section 2.01, no event, condition or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
Section 5.08    Financial Statements; Books and Records.
(a)    Except as set forth on Schedule 5.08, all Financial Statements which have been furnished by or on behalf of any Relevant Party, the Sponsor or any of their Affiliates to the Administrative Agent in connection with the Loan Documents have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial condition of the Persons covered thereby as of the respective dates thereof, subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP.
(b)    All books, accounts and files of each Relevant Party are accurate and complete in all material respects, and Borrower has access to all such books and records and the authority to grant access to such books and records to the Secured Parties.
Section 5.09    Indebtedness. The Borrower and the Subsidiaries have no outstanding Indebtedness other than the Obligations and other Permitted Indebtedness. The Obligations under the Loan Documents constitute Indebtedness of the Loan Parties secured by a first ranking priority security interest in the Collateral. As of the Closing Date, no other Indebtedness of the Loan Parties ranks senior in priority to the Obligations.
Section 5.10    Litigation; Adverse Facts.  There are no judgments outstanding against the Sponsor or any Relevant Party, or affecting any of the Projects or any other property of any Relevant Party, nor to the Relevant Parties’ Knowledge is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against the Sponsor or any Relevant Party, respectively, or any of the Projects that relates to the legality, validity or enforceability of any of the Transaction Documents, the ability of a Secured Party to exercise any of its rights in respect of the Collateral or the Collateral Documents or, other than as set forth in Schedule 5.10, that could reasonably be expected to result in a Material Adverse Effect.
Section 5.11    Taxes.  All U.S. federal, state, local tax returns and reports, and all other material tax returns or reports, of the Relevant Parties required to be filed have been timely filed (or any such Person has timely filed for a valid extension and such extension has not expired), and all material taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Persons and upon their properties, assets, income, profits, businesses and

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franchises which are due and payable have been timely paid except to the extent the same are being contested in accordance with Section 6.06, and/or adequate reserves under GAAP are maintained, as listed on Schedule 5.11. There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) on any assets of any Relevant Party, no unresolved written claim has been asserted with respect to any Taxes of any Relevant Party, no waiver or agreement by any Relevant Party is in force for the extension of time for the assessment or payment of any Tax, and no request for any such extension or waiver is currently pending. Except as set forth on Schedule 5.11, there is no pending or, to the Knowledge of the Borrower, threatened audit or investigation by any Governmental Authority of any Relevant Party with respect to Taxes. No Relevant Party is a party to or bound by any tax sharing arrangement with any Person (including any Affiliate of a Relevant Party). No Relevant Party has engaged in any “listed transaction” as defined in Treasury Regulation section 1.6011-4 or made any disclosure under Treasury Regulation section 1.6011-4. With respect to each Project that is leased for U.S. federal income tax purposes by a Relevant Party to a Customer, to the Knowledge of the Borrower, the Customer is not a tax exempt entity within the meaning of section 168(h)(2) of the Code, except as could not reasonably be expected to have a Material Adverse Effect, when combined with other similar Projects. All Projects are currently exempt from real property taxes. All personal property taxes and sales and use taxes imposed upon the Energy produced by a Project are fully reimbursable by the Customers or have been timely paid by the Manager.
Section 5.12    Performance of Agreements.  None of the Relevant Parties or the Sponsor are in default in the performance, observance or fulfillment of the Loan Documents, Wholly Owned Opco Documents or the Management Agreement. None of the Relevant Parties are in material default in the performance, observance or fulfillment of the other Transaction Documents to which they are a party or any of the other obligations, covenants or conditions contained in any material contracts of any such Persons and, to the Knowledge of the Relevant Parties, no condition exists under such Transaction Documents that, with the giving of notice or the lapse of time or both, would constitute such a material default, other than with respect to the Customer Agreements or the Master Turnkey Installation Agreements where such condition (itself or when coupled with other defaults or conditions under such agreements) could not reasonably be expected to have a Material Adverse Effect.
Section 5.13    Employee Benefit Plans.  None of the Borrower or any Relevant Parties, or any of their respective ERISA Affiliates, maintains or contributes to, or has any obligation under, any Employee Benefit Plans or Multiemployer Plans. Without limiting the foregoing, the Borrower and its Subsidiaries do not have any employees or former employees and do not sponsor, maintain, participate in, contribute to or have any obligations under or liability in respect of any Plan.
Section 5.14    Insurance.  Set forth on Schedule 5.14 is a description of all policies of insurance for the Relevant Parties, including those policies of the Sponsor for the benefit of the Relevant Parties which are required to be maintained pursuant to a Transaction Document, that are in effect as of the Closing Date. Such Insurance Policies conform to the requirements of Section 6.13 and have been paid in full or are not in arrears. No notice of cancellation has been received with respect to such policies and the Relevant Parties and the Sponsor are in compliance in all material respects with all conditions contained in such policies.

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Section 5.15    Investments.  Except as permitted under Section 7.07, the Relevant Parties have no direct or indirect equity interest in any Person which is not also a Relevant Party, including any stock, partnership interest or other equity securities of any other Person.
Section 5.16    Environmental Compliance.  Each Project is, and has been developed, constructed and operated, in material compliance with all applicable Environmental Laws and Permits; no notice of violation of such Environmental Laws or Permits has been issued by any Governmental Authority with respect to any Project which has not been resolved; there is no pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws against the Borrower or with respect to any Project; there has been no Release of any Hazardous Material on, from or related to any Project that has resulted in or could reasonably be expected to result in any material obligation or material liability for the Borrower; and no action has been taken by the Borrower that would cause any Project not to be in material compliance with all applicable Environmental Laws or Permits pertaining to Hazardous Materials.
Section 5.17    Project Permits.  No Permits are required for the operation of any Project in the ordinary course following the date that it has received a PTO Letter.
Section 5.18    Representations Under Other Loan Documents.  Each of the Relevant Parties’ representations and warranties set forth in the (i) other Loan Documents are true, correct and complete in all material respects and (ii) Limited Liability Company Agreements and Master Purchase Agreements are true, correct and complete in all material respects when made.
Section 5.19    Broker’s Fee.  Except as disclosed in Schedule 5.19, no broker’s fee or finder’s fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Relevant Party with respect to the making of the Loans or any of the other transactions contemplated by the Transaction Documents.
Section 5.20    Taxes and Tax Status.
(a)    Each Relevant Party is treated for U.S. federal income tax purposes either as disregarded as an entity, separate from its owner (as described in U.S. Treasury Regulations section 301.7701-2(c)(2)(i)) or as a partnership (and not a publicly traded partnership as defined in section 7704(b) of the Code), and each such owner for this purpose is a U.S. Person and not a Tax Exempt Person (if the owner for this purpose is a partnership, then each direct or indirect owner of the owner is a U.S. Person, and no direct or indirect owner of the owner is a Tax Exempt Person, unless it owns its interest through an entity taxable as a corporation for U.S. federal income tax purposes that is not a “tax-exempt controlled entity” within the meaning of section 168(h)(6)(F) of the Code). No Relevant Party has elected to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
(b)    Each Relevant Party has timely filed or caused to be filed all material tax returns, information statements and reports required to have been filed by it, and each Relevant Party has paid or caused to be paid all material Taxes, assessments, fines or penalties required to have been paid by it, except taxes, assessments, fines or penalties that are being contested in good

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faith and by appropriate proceedings and for which such Person has set aside segregated cash reserves that are adequate for the payment thereof as required by GAAP. All such tax returns are complete and accurate in all material respects. Except for Permitted Liens, no tax lien has been filed and no claim is being asserted with respect to any such Taxes, assessments, charges or fees.
Section 5.21    Sanctions; Anti-Money Laundering and Anti-Corruption.
(a)    Neither the Relevant Parties nor any of their Affiliates, nor, to the Knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of a Relevant Party or their Affiliates (i) is a Blocked Person (ii) has been engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Blocked Person; and/or (iii) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions.
(b)    The operations of the Relevant Parties and each of their Affiliates have been conducted at all times in compliance with applicable anti-money laundering statutes of all applicable jurisdictions including, without limitation, all money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States Law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or other Governmental Authority involving a Relevant Party or any Affiliate with respect to the Anti-Money Laundering Laws is pending, or to the Knowledge of the Borrower, threatened.
(c)    Neither the Relevant Parties nor any of their Affiliates, nor, to the Knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of a Relevant Party or their Affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any other anti-corruption related activity under any applicable Law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, “Anti-Corruption Laws”), including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (ii) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws.
(d)    No proceeds of any Loan shall be used directly or indirectly for business activities in violation of, and none of the transactions contemplated by the Transaction Document will violate, Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions.
Section 5.22    Property Rights.  Each Opco owns each photovoltaic system included in a Project acquired by it and owns, or has a contractual right to use or shall have on the date it acquires a Project, ownership of or a leasehold interest in or a contractual right to use, all equipment and facilities necessary for the operation of each Project. All equipment and facilities included in the

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Projects are (or are reasonably expected to be when acquired, leased or contracted for) in good repair and operating condition subject to ordinary wear and tear and casualty and are suitable for the purposes for which they are employed, and, to the Knowledge of Borrower, there is no material defect, hazard or dangerous condition existing with respect to any such equipment or facilities except as could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform under the Loan Documents at or above the assumptions in the Base Case Model. Each Opco has the requisite real property rights and licenses under the Customer Agreements to which it is party to access, install, operate, maintain, repair, improve and remove its respective Projects and evidence of such real property rights and licenses has been provided to the Administrative Agent. No Relevant Party is the title owner of any real property.
Section 5.23    Portfolio Documents.
(a)    No Relevant Party (other than the Pledgor) is party to any agreement or contract other than (i) the Transaction Documents to which it is a party, (ii) in the case of any Opco, any Excluded REC Contract entered into by it and (iii) any contract or agreement incidental or necessary to the operation of its business that does not allocate material risk to such Relevant Party and has a term of less than one year or that has a value over its term not exceeding $100,000.
(b)    All rights to receive the PBI Payments and the related PBI Documents in respect of the Eligible Projects have been assigned by the Sponsor to the applicable Opco and all conditions to payment by the PBI Obligor under such PBI Documents have been satisfied and such payments are not subject to any offset.
(c)    Each Customer Agreement to which an Opco is a party is an Eligible Customer Agreement.
(d)    Each Customer Agreement and the origination thereof and the installation of the related Project, in each case, was in compliance in all material respects with applicable Law (including without limitation, all consumer leasing and protection Law) at the time such Customer Agreement was originated and executed and such Project was installed.
(e)    Each Eligible Customer Agreement requires the applicable Customer to maintain homeowner’s insurance for all damage to the property on which the related Project is installed, including damage caused by the Project or the installation or maintenance thereof (other than damage resulting from the gross negligence of the Manager).
(f)    Except as set forth on Schedule 5.23(f), all Portfolio Documents when provided to the Administrative Agent (in each case, including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) are (or will be when provided) true, correct and complete copies of such Portfolio Documents, and as of the Closing Date or any other date when additional Portfolio Documents are provided to the Administrative Agent hereunder, each Portfolio Document (i) has been duly executed and delivered by the Sponsor and each Relevant Party thereto (as applicable) and, to the Knowledge of the Borrower and the Subsidiaries, the other parties thereto, (ii) is in full force and effect and is enforceable against the

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Sponsor and each Relevant Party (as applicable) and, to the Knowledge of Borrower and the Subsidiaries, each other party thereto as of such date, (iii) neither the Sponsor nor any Relevant Party or, to the Knowledge of the Borrower and each Subsidiary, no other party to such document is or, but for the passage of time or giving of notice or both, would be in breach of any material obligation thereunder, except solely with respect to the Project Documents, where such breach (itself or when coupled with other breaches under such Project Documents) could not reasonably be expected to have a Material Adverse Effect, (iv) has no event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (v) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing.
(g)    The Borrower maintains in its or the relevant Relevant Party’s books and records a copy of all documentation ancillary to the Customer Agreements, including, with respect to each completed Project: (i) a copy of or access to all of such Project's manufacturer, installer or other warranties; (ii) copies of all PBI Documents and completed and submitted documentation in respect of rebates, if applicable, including the applicable confirmation letters; (iii) a copy of the Project's completed inspection certificate issued by the applicable Governmental Authority; (iv) evidence of permission to operate from the applicable local utility; and (v) evidence that the installer of such Project has been paid in full.
(h)    The insurance described in Section 6.13 satisfies all insurance requirements set forth in the Portfolio Documents.
(i)    Each Eligible Project (i) is comprised of panels, inverters and batteries from Approved Manufacturers and (ii) has been, or is being, installed by a Qualified Installer.
(j)    The Sponsor and Relevant Parties have taken all action in accordance with Prudent Industry Practices to ensure that the manufacturer warranties relating to an Eligible Project are in full force and effect and can be enforced by the applicable Opco and, to the Knowledge of the Borrower and except to the extent the applicable manufacturer is no longer honoring its warranties generally, all manufacturer warranties are in full force and effect.
(k)    In respect of each Eligible Project with respect to which a Customer Agreement was prepared for execution on and from January 6, 2014, a fixture filing has been recorded against each Customer and the applicable property in respect of such Eligible Project in the filing office designated by Section 9-501 of the applicable Uniform Commercial Code (as adopted in the applicable jurisdiction of installation) prior to, or within, the period required under Section 2-A-309 of the applicable Uniform Commercial Code in order to perfect a first priority security interest following the delivery of any photovoltaic system components to a site for installation.
(l)    In respect of each Eligible Project in California with respect to which a Customer Agreement has been entered into, a filing in respect of such Eligible Project (pursuant to and in compliance with Cal. Pub. Util. Code §§ 2868-2869) was made in the applicable local filing office where the Eligible Project is located.

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(m)    Each Eligible Project is located in a Project State.
Section 5.24    Security Interests.
(a)    The Collateral Documents create, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments in the proper places and the taking of other required actions (including, without limitation, possession), which have been filed or taken on or prior to the Closing Date, perfected first-priority Liens in the Collateral, in favor of the Collateral Agent, for the benefit of the Secured Parties, subject to no Liens other than Permitted Liens. All consents and approvals necessary or desirable to create and perfect such Liens have been obtained.
(b)    The descriptions of the Collateral set forth in the Collateral Documents are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the Secured Parties.
(c)    All filings, registrations, recordings, notices, and other actions that are necessary or required as of the Closing Date (including delivery to the Collateral Agent of the certificates evidencing the Membership Interests or giving the Collateral Agent control or possession of the Collateral) to perfect the Collateral Agent’s Lien on the Collateral have been made or taken or will be made or taken on the Closing Date.
Section 5.25    Intellectual Property. Each Subsidiary owns or holds a valid and enforceable agreement, license, permit, certificate, franchise or other authorization or right to use the technology and intellectual property rights necessary to own, lease, operate, maintain and repair the Projects, and no actions by any Subsidiary that have been performed or are expected to be performed under the Portfolio Documents infringe upon or misappropriate the intellectual property rights of any other Person.
Section 5.26    Full Disclosure.
(a)    All written information, including any information contained in any Officer’s Certificate, Loan Document (including all schedule, exhibit annexes and other attachments), documents, reports or other written information pertaining to the Sponsor, the Relevant Parties, the Portfolio Documents and the Projects (other than any projections or forward-looking statements), together with all written updates of such information from time to time (collectively, the “Information”), that have been furnished by or on behalf of the Borrower to any Secured Party or its advisors or consultants are, as of the date such Information was so furnished (it being understood, without limitation, that the disclosures under the schedules to this Agreement, except where updated in accordance with this Agreement, are furnished as of the Closing Date) and taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made.

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(b)    The projections and forward-looking statements, including the Base Case Model, prepared by or as directed by the Borrower that have been made available to any Secured Party (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as and when such projections or forward-looking statements were prepared and as of the Closing Date (ii) other than with respect variances to the assumptions as agreed by the Administrative Agent and the Borrower, are generally consistent with each financial model provided to the Tax Equity Class A Members as and when such projections or forward-looking statements were prepared and (iii) do not include any cash flows from any Project that is not an Eligible Project.
ARTICLE VI
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that until the Debt Termination Date, it shall perform and comply with all covenants in this Article VI applicable to such Person.
Section 6.01    Financial Statements and Other Reports.
(a)    Financial Statements and Operating Reports.
(i)    Annual Reporting. Within one-hundred twenty (120) days (or, in the case of the fiscal year ending December 31, 2017, one-hundred fifty (150) days) after the end of each fiscal year of the Sponsor commencing with the fiscal year ending December 31, 2017, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent and each Lender copies of the Financial Statements of the Borrower. In the case of the Financial Statements of the Borrower, the Financial Statements for each of the Opcos shall be scheduled individually as “Other Financial Information”. The annual Financial Statements of the Sponsor shall comply with the requirements of, and be provided no later than, as required by and in any manner permitted by the Securities and Exchange Commission and applicable Law and listing rules. All such Financial Statements shall be prepared in accordance with GAAP consistently applied and shall be audited by an Independent certified public accounting firm of national standing, and shall be accompanied by an unqualified report of such accountants on such Financial Statements which states that such Financial Statements present fairly in all material respects the financial position of the applicable Person and its consolidated subsidiaries for the period covered by such Financial Statements. All such Financial Statements shall also be accompanied by a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 6.01(a)(vi).
(ii)    Quarterly Reporting. Within sixty (60) days (or, in the case of the fiscal quarter ending March 31, 2018, ninety (90) days) after the end of each of the first three (3) fiscal quarters in each fiscal year of the applicable Person, commencing with the fiscal quarter ended March 31, 2018, the Borrower shall provide to the Administrative Agent and each Lender (on a consolidated basis for the applicable Person and its subsidiaries) copies of the unaudited Financial Statements of each of the Borrower and

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each of the Opcos individually for each such quarter, together with a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 6.01(a)(vi). The quarterly Financial Statements of the Sponsor shall comply with the requirements of, and be provided by no later than, as required by and in any manner permitted by the Securities and Exchange Commission and applicable Law and listing rules.
(iii)    Portfolio Reporting. The Borrower shall cause the Manager to provide to the Administrative Agent and the Independent Engineer the quarterly Manager’s report (as described in the Management Agreement), no later than forty five (45) days after the end of the fiscal quarter of the Borrower, commencing with the fiscal quarter ended December 31, 2017, in the form attached as Exhibit B to the Management Agreement. The Borrower shall cause the Manager and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in a Manager’s report, including with respect to the tracking of expected flip dates under each Limited Liability Company Agreement and major system equipment failure rates.
(iv)    Operator Reporting. The Borrower shall cause the Operators to provide to the Administrative Agent and the Independent Engineer all reports required pursuant to O&M Agreements at such time and in such manner as provided therein; provided that any reports in respect of a fiscal quarter shall commence with the fiscal quarter ended December 31, 2017 and any reports in respect of a fiscal year shall commence with the fiscal year ended December 31, 2017. The Borrower shall cause each Operator and its employees and officers to make themselves available at the request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in such reports, including with respect to major system equipment failure rates.
(v)    Debt Service Coverage Ratio Certificate. No later than ten (10) Business Days prior to each Payment Date, Borrower shall provide to Administrative Agent a Debt Service Coverage Ratio Certificate. The Administrative Agent (including on the instructions of any Lender) may notify the Borrower in writing of any suggested corrections to a Debt Service Coverage Ratio Certificate (the “Administrative Agent DSCR Comments”) that are not inconsistent with the terms of this Agreement, no later than five (5) Business Days following receipt of a Debt Service Coverage Ratio Certificate. The Borrower shall incorporate into the Debt Service Coverage Ratio Certificate all Administrative Agent DSCR Comments that are consistent with the terms of this Agreement and deliver to the Administrative Agent a revised Debt Service Coverage Ratio Certificate no later than three (3) Business Days following the date of the Borrower’s receipt of the Administrative Agent DSCR Comments. The calculations of the Debt Service Coverage Ratios and other information provided in respect of Debt Service Coverage Ratio Certificate hereunder shall be used in determining deposits to and releases from the Revenue Account or the Distribution Trap Account, as applicable, pursuant to Sections 4.02(b) and 4.02(e) of the Depository Agreement. If the Borrower fails to produce the information and calculations relating to the Debt Service Coverage

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Ratios and Debt Service Coverage Ratio Certificate required to be produced pursuant to this Agreement, then, until such time as such information and calculations are provided, no funds shall be released pursuant to Section 4.02(b)(xi)(C) or 4.02(e)(ii) of the Depository Agreement on a Payment Date.
(vi)    Certifications of Financial Statements and Other Documents. Together with the Financial Statements provided to the Administrative Agent pursuant to Section 6.01(a)(i) and (ii), the Borrower shall also furnish to the Administrative Agent certifications upon which the Administrative Agent may conclusively rely in the form of Exhibit K, executed by the respective chief executive officer or chief financial officer (or other officer with similar duties) of the Borrower and each of the applicable Opcos certifying that such Financial Statements fairly present the financial condition and results of operations of the Borrower and each of the applicable Opcos on a consolidated basis for the period(s) covered thereby in accordance with GAAP (subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP).
(vii)    Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary to, change its fiscal year end from December 31.
(viii)    Updated Project Information Addressing Customer Prepayment Events. Simultaneously with providing each Prepayment Event Certificate, the Borrower shall deliver to the Administrative Agent (A) updated Project Information and (B) an updated Base Case Model, in each case, updated solely for Customer Prepayment Events and, from and after the date the Borrower is required to rerun the Closing Date Tax Equity Model pursuant to Section 6.29(a), [***] that have occurred since updated information was last provided pursuant to this Section 6.01(a)(viii).
(b)    Material Notices. The Borrower shall promptly, but in no event later than three (3) Business Days after the earlier of its or any Subsidiary’s receipt or Knowledge thereof, deliver, or cause to be delivered, to the Administrative Agent:
(i)    copies of all notices given or received with respect to a default or any event of default under any term or condition of or related to any Permitted Indebtedness;
(ii)    copies of any and all notices of a default, breach or termination by any party under (A) any Transaction Document (other than a Project Document) or (B) any Project Document, which default, breach or termination under any Project Document (itself or when coupled with other breaches under any Project Document) could reasonably be expected to have a Material Adverse Effect;
(iii)    notice of the occurrence of any event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect;

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(iv)    notice of any (i) fact, circumstance, condition or occurrence at, on, or arising from, any Project, that results or could reasonably be expected to result in material noncompliance with or a material liability or material obligation under any Environmental Law, (ii) Release of Hazardous Materials from or related to any Project that has resulted in or could reasonably be expected to result in personal injury, material property damage or material liability, or (iii) pending or, to the Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws against it or arising in connection with occupying or conducting operations on or at any Project therefor;
(v)    copies of all material notices, documents or reports received or sent by the Borrower, the Sponsor or any other Relevant Party pursuant to any Tax Equity Document, which shall include (without limitation) any project purchase and sale confirmation notice, bill of sale and notices, documents or reports in relation to (A) any call, withdrawal or put option, (B) the achievement of any flip or cash reversion dates under a Limited Liability Company Agreement, (C) true-up requirements (including, without limitation, any interim and final true-ups or other updates to the financial model in respect of any Tax Equity Opco as delivered to the Tax Equity Class A Members), (D) the transfer of membership interests, (E) claims against the Sponsor or any Relevant Party under any indemnity, (F) the threatened or actual removal of any Tax Equity Holdco as a managing member, (G) any updates to financial models prepared by or in respect of any Tax Equity Opco, (H) material correspondence on eligibility criteria in the Tax Equity Documents for any Tax Equity Opco and (I) dispute resolution or independent review under the terms of any Tax Equity Document (including, without limitation, in relation to any Tracking Model, Projects being Placed in Service projects receiving a PTO Letter and any material dispute in relation to Tax matters and ITCs);
(vi)    notice of any event which would require a mandatory prepayment under Section 4.03(a);
(vii)    notice that any insurance required to be maintained pursuant to the Tax Equity Documents or Loan Documents has been, or is threatened to be, cancelled;
(viii)    any proposed amendment, supplement, modification or waiver to, or assignment or transfer in respect of, a Portfolio Document (other than any Customer Agreement or Master Turnkey Installation Agreement) or the organizational documents of a Relevant Party at least five (5) Business Days prior to entry thereto;
(ix)    copies of any amendment, supplement, waiver or other modification to a Portfolio Document or the organizational documents of a Relevant Party (provided that such documents in respect of the Customer Agreements may be provided on a quarterly basis but no later than forty-five (45) days after the end of March, June, September and December); and

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(x)    each recall notice issued in respect of, or any other material communications related to an actual or potential Serial Defect from any manufacturer of any inverter included in an Eligible Project.
(c)    Tracking Models. In respect of an IRR Partnership Flip Opco at all times prior to the date when the Flip Point for such IRR Partnership Flip Opco is finally determined to have occurred pursuant to the applicable Limited Liability Company Agreement:
(i)    the Borrower shall deliver at the same time delivered to the Tax Equity Class A Members of any IRR Partnership Flip Opco, but in no event later than as required under such Limited Liability Company Agreement whether delivered to the applicable Tax Equity Class A Member or not and without any extension or waiver unless consented to by the Required Lenders, copies of the applicable Tracking Model, together with such exhibits or supplemental information as are delivered to such Tax Equity Class A Members and are otherwise reasonably requested to demonstrate the basis of the calculation of the date by which the Flip Point is anticipated to be reached and a certification executed by the applicable Tax Equity Holdco’s Authorized Officer that such Tracking Model has been prepared in good faith in accordance with calculation rules and conventions under the applicable Limited Liability Company Agreement (such Tracking Model, together with the applicable exhibits or supplemental information, the “Annual Tracking Model”);
(ii)    the Borrower shall deliver at the same time delivered to the Tax Equity Class A Members of any IRR Partnership Flip Opco, each update to the Tracking Model made to calculate whether the Flip Point has occurred during the preceding calendar quarter; and
(iii)    if the aggregate Flip Point Delay for an IRR Partnership Flip Opco under the applicable Annual Tracking Model is greater than twelve (12) months on any Calculation Date, then the Borrower shall thereafter deliver, within forty-five (45) days after the end of each March, June, September and December, an update to the Tracking Model in respect of such IRR Partnership Flip Opco showing actual results through the end of the calendar quarter and demonstrating an updated calculation of the date by which the Flip Point is anticipated to be reached, together with such exhibits or supplemental information as are reasonably requested to demonstrate the basis of such calculation and a certification executed by the applicable Tax Equity Holdco’s Authorized Officer that such Tracking Model has been prepared in good faith in accordance with calculation rules and conventions under the applicable Limited Liability Company Agreement.
The Borrower shall cause the applicable Tax Equity Holdco and the Manager to make themselves available at the request of the Administrative Agent (acting on the instructions of the Required Lenders) to discuss the basis for such calculations, including the interpretation and application of the calculation rules, conventions and procedures under the applicable Limited Liability Company Agreement. [***], the Administrative Agent may, [***], submit [***] to the Model Auditor for its review at the sole cost and expense of the Borrower.
(d)    Major Decisions. The Borrower shall promptly, but in no event later than five (5) Business Days prior to any vote or approval in respect of a Major Decision, deliver, or cause

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to be delivered, to the Administrative Agent written notice describing the issue to be decided by vote or approved together with copies of all correspondence received and sent with respect to that Major Decision.
(e)    Operating Budgets.
(i)    The Borrower shall prepare, or cause to be prepared, for each fiscal year of the Borrower and each Wholly Owned Opco an operating and capital expense budget setting forth the anticipated revenues and Operating Expenses (including expenses for Non-Covered Services) of each such Relevant Party for such fiscal year; provided that the Borrower shall update such budget prior to any Permitted Fund Disposition and any request to convert a Tax Equity Opco to a Wholly Owned Opco (with the consent of the Administrative Agent at the instruction of the Required Lenders) permitted under Section 7.10(d). The initial operating budget for 2017 is attached as Exhibit L hereto. For each succeeding fiscal year (commencing with 2018), the Borrower shall, not later than forty-five (45) days prior to the end of the current fiscal year (commencing in 2017), submit such Operating Budget to the Administrative Agent for its approval (in consultation with the Independent Engineer); provided that the approval of the Administrative Agent shall be deemed to be given if (A) the Operating Expenses set forth in the Operating Budget do not exceed 20% in the aggregate over the amount budgeted for such Operating Expenses of the Borrower and the Wholly Owned Opcos in the then-current Base Case Model for the applicable year, provided, further, that, even if such 20% threshold is exceeded, the Administrative Agent’s approval shall also be deemed to be given if the Operating Expenses in respect of Non-Covered Services set forth in the Operating Budget on a per kW DC basis in respect of the Projects owned by the Wholly Owned Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the Wholly Owned Opcos in the then-current Base Case Model for the applicable year and (B) such Operating Budget is otherwise consistent with the then-current Base Case Model for the applicable year.
(ii)    The Borrower shall, and shall cause each Tax Equity Holdco to, deliver to the Administrative Agent (i) each Operating Budget submitted to the Tax Equity Class A Members in respect of a Tax Equity Opco, at the same time as delivered to such Tax Equity Class A Member but in no event later than as required under the applicable Limited Liability Company Agreement and (ii) when available, any amendments to such Operating Budget, together with all notices or correspondence regarding the approval of such Operating Budget (if applicable) by the Tax Equity Class A Member; provided that the approval of the Administrative Agent (in consultation with the Independent Engineer) shall be required (such approval not to be unreasonably withheld or delayed but notwithstanding any permitted variances in any operating budgets approved by a Tax Equity Class A Member) if the aggregate Operating Expenses included in such Operating Budgets collectively exceed 20% in the aggregate over the amount budgeted for Operating Expenses in respect of the Tax Equity Opcos in the then-current Base Case Model for the applicable year, provided, further, that, even if such 20% threshold is exceeded, the

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Administrative Agent’s approval shall be deemed to be given if (A) the Operating Expenses in respect of Non-Covered Services set forth in the Operating Budget on a per kW DC basis in respect of the Projects owned by the Tax Equity Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the Tax Equity Opcos in the then-current Base Case Model for the applicable year and (B) such Operating Budgets are otherwise consistent with the then-current Base Case Model for the applicable year.
(f)    Other Information. As soon as practicable upon request, the Borrower shall, deliver, or cause to be delivered, such other information in relation to the business, operations, property, assets or condition (financial or otherwise) of the Borrower and any Relevant Party as the Administrative Agent or any Lender may from time to time reasonably request.
(g)    Data Site. Notwithstanding anything contained to the contrary herein, all reporting and notice obligations of the Borrower under this Section 6.01 may be satisfied by posting any applicable reports, notices or other materials to an Intralinks data site, a Syndtrak data site or such other data site designated by Borrower that is reasonably acceptable to the Administrative Agent and the Required Lenders and to which the Administrative Agent, the Lenders and the Independent Engineer shall be granted access.
Section 6.02    Notice of Events of Default.  The Borrower shall give the Administrative Agent prompt written notice of (i) each Default of which it obtains Knowledge and each Event of Default hereunder and (ii) each default on the part of any party to the other Transaction Documents (other than the (i) Customer Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect) and (ii) Master Turnkey Installation Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect).
Section 6.03    Maintenance of Books and Records.  The Borrower shall, and shall cause the Subsidiaries to, maintain and implement, administrative and operating procedures reasonably necessary in the performance of their obligations hereunder and the Borrower shall, and shall cause the Subsidiaries to, keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of their obligations hereunder to the extent required under applicable Law.
Section 6.04    Litigation.  The Borrower shall give the Administrative Agent prompt written notice upon the Borrower or any Relevant Party receiving or obtaining:
(i)    notice of any pending or threatened (in writing) litigation, investigation, action or proceeding by any Person of or before any court arbitrator or Governmental Authority affecting the Borrower or Subsidiary that, if adversely determined, could reasonably be expected to result in:

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(A)    liability to the Borrower or a Relevant Party in an aggregate amount exceeding $1,000,000, or an aggregate amount with all other such claims exceeding $3,000,000;
(B)    injunctive, declaratory or similar relief against the Borrower or a Relevant Party; or
(C)    a Material Adverse Effect; or
(ii)    Knowledge of any material development in any action, suit, proceeding, governmental investigation or arbitration at any time which is disclosed under Schedule 5.10 or which is otherwise pending against or affecting the Sponsor, Borrower or any Relevant Party and could reasonably be expected to have a Material Adverse Effect.
Section 6.05    Existence; Qualification.  The Borrower shall, and shall cause each other Subsidiary to, at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by Law to so qualify, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
Section 6.06    Taxes.  The Borrower shall, and shall cause each of the Subsidiaries to, maintain its status for U.S. federal income tax purposes as represented in Section 5.20 of this Agreement and shall not recognize any transfer of an ownership interest in the Borrower if the direct owner is not a U.S. Person that is not a Tax Exempt Person. The Borrower shall, and shall cause each of the Subsidiaries to, pay, or cause to be paid, as and when due and prior to delinquency, all material Taxes, assessments and governmental charges of any kind that may at any time be lawfully due or levied against or with respect to such Person or any Project (including, in each case, all material Taxes, assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on such Project); provided, however, that the Borrower may, by appropriate proceedings, contest or cause to be contested in good faith any such Taxes, assessments and other charges and, in such event, may, if permitted by applicable Laws, permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting or causing to be contested the same by appropriate proceedings, so long as (i) reserves in accordance with GAAP have been established on the Borrower’s or its relevant Subsidiary’s books in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other provision for the payment thereof reasonably satisfactory to the Administrative Agent shall have been made, (ii) enforcement of the contested Tax, assessment or other charge is effectively stayed pursuant to applicable Laws for the entire duration of such contest and (iii) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.
Section 6.07    Operation and Maintenance.  The Borrower shall, and shall cause each Opco and the applicable Operator to, keep each Project in good operating condition consistent in all material respects with the applicable Portfolio Documents, all other agreements with respect to the

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Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and requirements of Law, and make or cause to be made all repairs necessary to keep such Projects in such condition (ordinary wear and tear excepted). With respect to replacements of panels, inverters and batteries of any Project, the Borrower shall, and shall cause each Opco and the applicable Operator to, use panels, inverters and batteries manufactured by Approved Manufacturers.
Section 6.08    Preservation of Rights; Maintenance of Projects; Warranty Claims; Security.
(a)    The Borrower shall, and shall cause each Subsidiary to (i) perform and observe its material obligations under the Portfolio Documents, and to which such Relevant Party is a party and (ii) preserve, protect and defend its (or its Subsidiary’s) material rights, under such Portfolio Documents, including prosecution of suits to enforce any right of such Relevant Party thereunder and enforcement of any claims with respect thereto. The Borrower and each Subsidiary shall cause the applicable Operator to maintain any Permits as may be required in connection with the maintenance, repair or removal of any Project.
(b)    The Borrower and each Subsidiary shall, or shall cause the Manager or Operator (as appropriate) to, on behalf of the applicable Subsidiary, pursue warranty claims related to a Project’s photovoltaic panels, inverters, batteries or other material components in accordance with the terms of the applicable warranty, unless the Administrative Agent waives such requirement in writing.
(c)    The Borrower shall, and shall cause each Loan Party to, execute and deliver from time to time such other documents as shall be necessary or advisable, or that the Administrative Agent or Collateral Agent may reasonably request, in connection with the rights and remedies of the Secured Parties granted by or provided for in the Loan Documents and to perform the transactions contemplated therein.
(d)    The Borrower shall, and shall cause each Loan Party to (i) take all actions as may be necessary or advisable, or that the Administrative Agent may reasonably request, to establish, maintain, protect, perfect and continue the perfection or the first-priority status (subject to Permitted Liens) of the security interests created (or purported to be created) by the Collateral Documents and (ii) furnish timely notice of the necessity of any such action together with such instruments, in execution form (if applicable), and such other information as may be required or reasonably requested to enable any appropriate Person to effect any such action. Without limiting the generality of the foregoing, the Borrower shall, at its own expense, (A) execute and deliver or cause to be executed and delivered, acknowledge or cause to be acknowledged, file or cause to be filed or record or register or cause to be recorded or registered, or take any other action or cause any other action to be taken with respect to, such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, UCC financing statement or amendment or continuation statement, certificate of title or estoppel certificate, fixture filings and mortgages or deeds of trust) in all places necessary or advisable to establish, maintain, protect and perfect, and ensure the priority of, such security interests and in all other places that the Administrative Agent or any Lender shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the

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Collateral or the pledged interests and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to this Agreement or the Collateral Documents.
(e)    Without limiting its obligations under the foregoing clauses (c) and (d), the Borrower shall, and shall cause each Loan Party to, do everything necessary or advisable (including filing, registering and recording all necessary instruments and documents and paying all fees, taxes, levies, imposts and periodic expenses in connection therewith), or that the Administrative Agent may reasonably request, to (i) create security arrangements, including, as applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against such Subsidiary and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in bulk, by operation of Law, or otherwise, in each case granted, with respect to all future assets in accordance with the requirements of all applicable Laws, or the Law of any other jurisdiction, as applicable, (ii) maintain the security and pledges created by this Agreement and the Collateral Documents in full force and effect at all times (including, as applicable, the priority thereof) and (iii) preserve and protect the Collateral and Membership Interests and protect and enforce its rights and title, and the rights and title of the Secured Parties, to the security created by this Agreement and the Collateral Documents.
(f)    The Borrower shall take all reasonable actions to maintain the fixture filings referenced in Section 5.23(k) and Section 5.23(l) pursuant to applicable Laws. If, in any Project State, a Change of Law occurs which in the opinion of the Administrative Agent makes it more likely that any residential photovoltaic system installed in such Project State would be determined to be a fixture then, at the Administrative Agent’s request, the Borrower shall, and shall cause each Subsidiary, to use their best efforts to cause a fixture filing to be recorded against each Customer and the applicable property in such Project State in respect of each Project that does not have a current fixture filing.
(g)    Without limitation to Section 6.22 and Section 7.10(d), simultaneously with the purchase of the outstanding “class A” membership interests of a Tax Equity Opco or any membership interests held by a Tax Equity Class A Member in such Tax Equity Opco (whether pursuant to purchase, call, put or withdrawal option), the Borrower shall, and shall cause the applicable Tax Equity Holdco and Tax Equity Opco to, deliver such new and amended Collateral Documents and standing instructions and associated amendments to the Loan Documents as requested by the Administrative Agent (including a security agreement over all assets of such Tax Equity Opco, standing instructions for the deposit of the revenues of such Tax Equity Opco into the Collections Account and amendments to reflect such Tax Equity Opco as a wholly owned subsidiary of the Borrower) in a form and of substance reasonably acceptable to it.
Section 6.09    Compliance with Laws; Environmental Laws.  The Borrower shall, and shall cause each Subsidiary to (a) comply in all material respects with, and conduct its business and operations in compliance in all material respects with, all applicable Laws (including Environmental Laws, consumer leasing and protection Law and any federal, state or local regulatory Laws) and Permits, and (b) procure, maintain and comply in all material respects with all Permits by the date such Permit is necessary or required to have been obtained under applicable Law.

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Section 6.10    Energy Regulatory Laws.  The Borrower shall, and shall cause each Subsidiary to, take all necessary actions to maintain (a) the status of each Project as a Qualifying Facility, and (b) the Borrower’s and each Subsidiary’s exemptions from (i) the FPA, as provided in FERC’s regulations at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA as provided in § 292.601(c)(1), (ii) PUHCA, as provided in FERC’s regulations at 18 C.F.R. § 292.602(b), and (iii) certain state laws and regulations respecting the rates of electric utilities and the financial and organizational regulations of electric utilities, as provided in FERC’s regulations at 18 C.F.R. § 292.602(c).
Section 6.11    Interest Rate Hedging.  No later than thirty (30) days after the Closing Date, the Borrower shall enter into and thereafter maintain Interest Rate Hedging Agreements with one or more Secured Hedge Providers or with one or more third party providers (in each case, documented pursuant to ISDA agreements reasonably satisfactory to the Administrative Agent (in consultation with external counsel)) to the extent necessary to provide that at least 50% of the aggregate principal amount of the Delayed Draw Loans outstanding or projected to be outstanding are subject to either a fixed interest rate or interest rate protection through the Projected Amortization Date; provided that from and after the last day of the Availability Period, the hedging percentage set forth in the preceding clause shall be increased from 50% to 75% and the Borrower shall have entered into such additional Interest Rate Hedging Agreements in satisfaction of this increased minimum hedging requirement; provided, further, that in no event shall the Borrower enter into or maintain Interest Rate Hedging Agreements that provide that more than 100% of the aggregate principal amount of the Delayed Draw Loans outstanding or projected to be outstanding based on the deemed amortization profile of the Delayed Draw Loans are subject to either a fixed interest rate or interest rate protection.
Section 6.12    Payment of Claims.
(a)    Except for those matters being contested pursuant to clause (b) below, the Borrower shall, and shall cause the Subsidiaries to, pay (i) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the “Claims”) and (ii) all U.S. federal, state, local and non-U.S. income Taxes, sales Taxes, excise Taxes and all other Taxes and assessments of the Relevant Parties on their businesses, income, profits, franchises or assets, in each instance before any penalty or fine is incurred with respect thereto; provided that, without limiting the Sponsor’s obligations under the Cash Diversion Guaranty, the foregoing shall not be deemed to require that a Subsidiary pay any such Tax or other liability that is imposed on a Customer or that such Customer is contractually obligated to pay, and the term “Claims” shall be construed accordingly.
(b)    The Borrower shall not be required to pay, discharge or remove any Claim relating to any Project that it is otherwise obligated to pay, discharge or remove so long as the Borrower contests (or causes to be contested) in good faith such Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Project, so long as no Event of Default shall have

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occurred and be continuing and the Borrower has provided the Administrative Agent with security or cash reserves in an amount sufficient to pay, discharge or remove such Claim.
Section 6.13    Maintenance of Insurance.
(a)    Until the Debt Termination Date, the Borrower shall cause to be procured and maintained by the applicable Operator or Manager pursuant to the applicable Tax Equity Documents, and provide the Administrative Agent with acceptable evidence (in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Insurance Consultant) of the existence of, the types and amounts of insurance required to be maintained pursuant to the applicable Tax Equity Documents as such requirements are in effect as of the date hereof, with such changes as the Administrative Agent may reasonably approve in consultation with the Insurance Consultant (including, without limitation, if insurance required as of the date hereof is no longer commercially available) (collectively, the “Insurance Policies”).
(b)    With respect to all property insurance (including any excess or difference in conditions policies, if applicable) required pursuant to Section 6.13(a):
(i)    The Borrower, the Relevant Parties and each of their members shall be included as either the “named insured” or an additional “named insured”.
(ii)    The Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such property Insurance Policies to include or be endorsed to include a waiver of subrogation in favor of the Secured Parties.
(iii)    The Secured Parties shall be included as additional “named” insureds on all such Insurance Policies insuring Wholly Owned Opcos.
(iv)    The Collateral Agent for the benefit of the Secured Parties shall be named as the “sole” loss payee on all such Insurance Policies insuring Wholly Owned Opcos pursuant to a lender loss payable endorsement acceptable to the Collateral Agent.
(v)    To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten (10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.
(c)    With respect to all liability insurance required pursuant to Section 6.13(a):
(i)    To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten (10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be

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commercially available, the Borrower shall be obligated to provide the required written notice of cancellation to the Administrative Agent.
(ii)    Such Insurance Policies shall include the Borrower, the Relevant Parties and each of their members as an additional “named insured”.
(iii)    Such Insurance Policies shall include an endorsement to the policy naming (or providing via blanket endorsements as required by written contract) the Administrative Agent, and the Lenders, and their respective permitted successors, assigns, members, directors, officers, employees, lenders, investors, representatives and Administrative Agents as additional insureds on a primary and non-contributory basis.
(iv)    The Borrower hereby waives, and shall cause the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such liability Insurance Policies to include or be endorsed to include a similar waiver of subrogation in favor of the Secured Parties.
(v)    Such Insurance Policies shall include a severability of interest or separation of insureds clause with no material exclusions for cross-liability clause (to the extent commercially available).
(d)    The Borrower and/or the other Relevant Parties shall be responsible for covering or causing to be covered the costs of all insurance premiums and deductibles associated with the Insurance Policies.
(e)    The Borrower and/or the Relevant Parties shall be obligated to provide written notice of material changes in the Insurance Policies to the Administrative Agent unless such notice is otherwise provided by endorsement of the required Insurance Policies. [***].
(f)    Prior to the Closing Date and once each calendar year thereafter in conjunction with the renewal or replacement of the Insurance Policies, the Borrower and Relevant Parties shall provide detailed evidence of insurance (in a form reasonably acceptable to the Administrative Agent, in consultation with the Insurance Consultant) including certificates of insurance and copies of applicable insurance binders and policies (if requested), as well as a statement from the Borrower and/or its authorized insurance representative confirming that such insurance is in compliance with the terms and conditions of this Section 6.13, is in full force and effect and all premiums then due have been paid or are not in arrears.
(g)    No provision of this Agreement shall impose on the Administrative Agent or any other Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by or on behalf of the Borrower, the Relevant Parties or their members, nor shall the Administrative Agent or any other Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower, the Relevant Parties, their members or any other Person to any insurance agent or broker, insurance company or underwriter.
[***]    [***]

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(i)    No later than sixty (60) days after the “Completion Deadline” or the “Second Installment Payment Deadline” (as applicable pursuant to such Tax Equity Limited Liability Company Agreement for the related Opco), the Borrower shall (A) cause a nationally recognized insurance or other applicable expert to perform a probable maximum loss analysis (or analyses) satisfying the standard described above with respect to the Projects owned by such Opco and (B) deliver a copy thereof to the Administrative Agent;
(ii)    For Tax Equity Funds for which such probable maximum loss analysis required in connection with such “Completion Deadline” or such “Second Installment Payment Deadline” as applicable has been performed on or prior to the date hereof, the applicable Insurance Policies listed on Schedule 5.14 as of the date hereof will include coverage satisfying the standard described above; and
(iii)    For Tax Equity Funds for which such probable maximum loss analysis has not been performed on or prior to the date hereof, after such analysis is delivered pursuant to clause (i) above, the Administrative Agent, the Borrower and each of the applicable Relevant Parties shall review such probable maximum loss analysis (or analyses) and, the Borrower and the applicable Relevant Parties shall make appropriate adjustments (in consultation with, and with the prior written approval of, the Administrative Agent (in consultation with the Insurance Consultant)) to the types and amounts of insurance they maintain so as to satisfy the standard described above.
(i)    If at any time the Borrower determines in its reasonable judgment that any insurance (including the limits or deductibles thereof) required to be maintained by this Section 6.13 is not available on commercially reasonable terms due to prevailing conditions in the commercial insurance market at such time, then upon the written request of the Borrower together with a written report of the Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions (including but limited to the cost of obtaining the required coverage(s) as well as the proposed alternative coverage(s)), and (iii) containing such other information as the Administrative Agent (in consultation with the Insurance Consultant) may reasonably request, the Administrative Agent may (after consultation with the Insurance Consultant) temporarily waive such requirement and only to the extent that the Borrower can demonstrate that such temporary waiver will not cause the Borrower or the Relevant Parties to be out of compliance with the applicable Tax Equity Documents or that a similar waiver has been obtained under such Tax Equity Documents; provided, however, that the Administrative Agent, may in its reasonable judgment, decline to waive any such insurance requirement(s). At any time after the granting of any temporary waiver pursuant to this Section 6.13 but not more than once in any year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant) from the Sponsor’s independent insurance broker. Any waiver granted pursuant to this Section 6.13 shall expire, without

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further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent, (in consultation with the Insurance Consultant) or (B) failure of the Borrower to deliver an updated insurance report pursuant to clause (ii) above.
Section 6.14    Inspection.
(a)    The Borrower agrees that, with reasonable prior notice, it will permit, and cause each Subsidiary to permit, any representatives and consultants of the Lender Parties, during the applicable Relevant Party's normal business hours, to examine on-site all the books of account, records, reports and other papers of the Relevant Parties, to make copies and extracts therefrom, and the Borrower further agrees to discuss their affairs, finances and accounts with the officers, employees, Independent certified public accountants and other consultants of such Lender Parties, all at such reasonable times and at the Borrower's expense; provided that except during the continuation of an Event of Default, such examinations may occur no more frequently than two times per calendar year. The Borrower shall promptly deliver copies of any Portfolio Documents as may be requested by Administrative Agent from time to time.
(b)    The Borrower will permit, and shall cause each Subsidiary to permit, the Administrative Agent to conduct, in each case, at the sole cost and expense of the Borrower, field audits and examinations of the Projects, and appraisals of the Projects; provided, that, (i) such field audits and examinations and appraisals may be conducted not more than once per any twelve-month period (except, during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field audits and examinations and appraisals that shall be permitted at the Borrowers’ expense) and (ii) except during the continuance of an Event of Default, the Administrative Agent shall consult with the Borrower regarding the costs and expenses of such field audits and examinations and appraisals.
Section 6.15    Cooperation.  The Borrower shall, and shall cause its Subsidiaries to, cooperate and provide reasonable information and other assistance in connection with any proposed assignment or participation of a Loan permitted by Section 12.05(b).
Section 6.16    Collateral Accounts; Collections.
(a)    The Borrower shall maintain, and shall cause its Subsidiaries to maintain, in full force and effect each of the Collateral Accounts in accordance with the terms of the Loan Documents.
(b)    The Borrower shall, and shall cause each Relevant Party to, ensure that at all times each counterparty to a Project Document is directed to pay all Rents, PBI Payments or other payments due to a Relevant Party under such Project Document in accordance with the terms of the Loan Documents.
(c)    The Borrower shall, and shall cause each Loan Party to, remit any amounts received by it or received by third parties (other than pursuant to the terms of the Loan Documents)

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on its behalf to the appropriate Collateral Account for deposit in accordance with the terms of the Loan Documents.
Section 6.17    Performance of Agreements.  The Borrower shall, and shall cause the Subsidiaries to, duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the other Loan Documents to which it is a party. The Borrower shall, and shall cause the Subsidiaries to, prudently exercise and enforce their rights, authorities and discretions under the Portfolio Documents to which they are a party.
Section 6.18    Customer Agreements and PBI Documents.
(a)    Each Customer Agreement entered into following the Closing Date shall (i) be an Eligible Customer Agreement and (ii) meet all applicable consumer protection regulatory requirements.
(b)    The Borrower shall ensure that the Sponsor assigns to the applicable Opco all rights to receive the PBI Payments and the related PBI Documents in respect of each Eligible Project.
(c)    Each Customer Agreement shall require the applicable Customer to maintain homeowner’s insurance for all damage to the property on which the related Project is installed.
Section 6.19    Management Agreement.  The Borrower shall, and shall cause the Manager and each Relevant Party to, (i) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Manager and such Relevant Party to be performed and observed and (ii) promptly notify the Administrative Agent of any notice to Borrower of any material default under the Management Agreement. If the Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement to be performed or observed by it, then, without limiting the Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Manager or any Relevant Party from any of its obligations under the Loan Documents or the Borrower under the Management Agreement, the Borrower grants the Administrative Agent on its behalf the right, upon prior written notice to the Borrower, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of the Borrower to be performed or observed; provided, however, that the Administrative Agent will not be under any obligation to pay such sums or perform such acts.
Section 6.20    Use of Proceeds.  The Borrower shall apply the proceeds of the Loans exclusively as permitted pursuant to Section 2.01 and Section 2.02.
Section 6.21    Project Expenditures.  The Borrower shall, and shall cause the Relevant Parties, Manager and Operators to, operate and maintain the Projects pursuant to the then-current Operating Budget, the O&M Agreements, the Portfolio Documents, all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and applicable Law.

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Section 6.22    Tax Equity Opco Matters. Any capital contribution or loan required to be made by any Tax Equity Holdco to any Tax Equity Opco pursuant to the applicable Tax Equity Opco Limited Liability Company Agreement or any other Tax Equity Document shall be made solely from the proceeds of Excluded Property or a contribution from the Sponsor or Pledgor (it being understood that repayments on any such loan shall not be Excluded Property and shall be paid directly into the Revenue Account by the applicable Tax Equity Holdco).
(a)    The Borrower shall, and shall cause each Tax Equity Holdco to, enforce their rights under the Tax Equity Documents to ensure that each Relevant Party shall make and apply the maximum distributions to the managing members in accordance with the Tax Equity Documents and, without limitation, shall not agree to the maintenance of any cash reserve within any Opco without the consent of the Administrative Agent (acting on the instructions of the Required Lenders).
Section 6.23    Recapture.  Each Relevant Party will take all reasonable actions to avoid (i) any liability to repay any portion of any payment it received with respect to a Project from the U.S. Treasury under section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, or (ii) any disallowance or recapture of all or part of any tax credit under section 48 of the Code with respect to a Project.
Section 6.24    Termination of Servicer.
(a)    In the event that a Servicer Termination Event occurs, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the Operator under the applicable Wholly Owned Opco O&M Agreement and to the Back-Up Servicer under the applicable Wholly Owned Opco Back-Up Servicing Agreement or the Transition Manager under the applicable Wholly Owned Opco Transition Management Agreement, as applicable, terminating the appointment of such Operator and triggering the transition to the Back-Up Servicer or Transition Manager, as applicable, as successor Operator under the applicable Wholly Owned Opco O&M Agreement. The Borrower shall, and shall cause each Subsidiary to, immediately take all such action necessary (including the delivery of notice) to terminate the Operator and transition to the Back-Up Servicer or Transition Manager, as applicable.
(b)    Subject to Section 6.24(c), in the event that a Tax Equity Opco or a Tax Equity Holdco has the right to terminate a Tax Equity Opco O&M Agreement or the Operator pursuant to the terms of such Tax Equity Opco O&M Agreement, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the Borrower requiring it to cause the applicable Tax Equity Opco or Tax Equity Holdco to terminate the appointment of the Operator and trigger the transition to the Back-Up Servicer or Transition Manager, as applicable, as successor Operator under such Tax Equity Opco O&M Agreement. The Borrower shall, and shall cause the applicable Tax Equity Opco or Tax Equity Holdco to, immediately take all such action necessary (including the delivery of notice) to terminate the Operator and transition to the Back-Up Servicer or Transition Manager, as applicable.
(c)    The exercise of the rights in Section 6.24(b) are subject to all rights of the applicable Tax Equity Class A Member (including its right to give or withhold any required consent in accordance with any applicable Tax Equity Document); provided that the Borrower shall use its

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good faith, commercially reasonable efforts to cause the Tax Equity Class A Member to consent to or otherwise approve such actions.
Section 6.25    Availability Period Termination Date Base Case Model.  The Borrower shall, no later than ten (10) Business Days following each Calculation Date up to and including the Calculation Date occurring on or prior to the last day of the Availability Period and no later than ten (10) Business Days following the last day of the Availability Period, deliver to the Administrative Agent an updated Base Case Model and an Available Borrowing Base Certificate in each case, calculated as of the preceding Calculation Date and as of the last day of the Availability Period, respectively.
Section 6.26    Designation of Certain Eligible Projects as Non-Eligible Projects.  If, as of any Available Borrowing Base Determination Date during the Availability Period, the average FICO® Score of all Customers with respect to all Eligible Projects is less than [***], the Borrower shall designate Projects that would otherwise constitute Eligible Projects as non-Eligible Projects (with such designation being made with respect to Eligible Projects with Customers having the lowest FICO® Scores) until the average FICO® Score of the Customers of the remaining Eligible Projects is at least [***]. For purposes of calculating the Available Borrowing Base as of such Available Borrowing Base Determination Date, such designated Projects shall not be Eligible Projects hereunder. For the avoidance of doubt, the designation pursuant to this paragraph shall be made as of each Available Borrowing Base Determination Date and shall remain in effect only until the next succeeding Available Borrowing Base Determination Date, in each case only during the Availability Period.
Section 6.27    Post-Closing Covenants.  Within forty-five (45) days following the last day of the Availability Period, the Borrower shall deliver to the Administrative Agent each Customer Agreement relating to Eligible Projects in the Project Pool that was not previously delivered to the Administrative Agent pursuant to Section 9.01(a)(xi) or 9.02(b)(iii).
Section 6.28    Tax Partnership Election.
(a)    The Borrower shall cause each Tax Equity Opco not to make any election under Section 1101(g)(4) of the Budget Act or any subsequent law or guidance to have the provisions of Section 1101 of the Budget Act apply to such Tax Equity Opco prior to the effective date of Section 1101 of the Budget Act.

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(b)    With respect to any Tax Equity Limited Liability Company Agreement of a Tax Equity Opco that contains an Acceptable Audit Election Provision, in the event such Tax Equity Opco receives a notice of final partnership administrative adjustment that would, with the passing of time, result in an “imputed underpayment” imposed on such Tax Equity Opco as that term is defined in Code Section 6225, the Borrower shall, or shall cause such Tax Equity Opco, within thirty (30) days after the date of such notice to (x) timely elect pursuant to Code Section 6226 (as amended by the Budget Act) to make inapplicable to such Tax Equity Opco the requirement in Code Section 6225 (as amended by the Budget Act) to pay the “imputed underpayment” as that term is used in that section, (y) comply with all of the requirements and procedures required in connection with such election, and (z) provide evidence of such election to the Administrative Agent.
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ARTICLE VII
NEGATIVE COVENANTS
Section 7.01    Indebtedness.  The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):
(a)    the Obligations (including the Secured Hedging Obligations);
(b)    unsecured trade payables which are not evidenced by a note or are otherwise indebtedness for borrowed money and which arise out of purchases of goods or services in the ordinary course of business; provided, however, (1) such trade payables are payable not later than 90 days after the original invoice date and are not overdue by more than 30 days and (2) the aggregate amount of such trade payables outstanding does not, at any time, exceed $1,000,000 in the aggregate for the Borrower and the Subsidiaries;
(c)    loans made by a Tax Equity Holdco to the applicable Tax Equity Opco solely to the extent made with the proceeds of Excluded Property or a contribution from the Sponsor in accordance with Section 6.22(a);
(d)    to the extent constituting Indebtedness, obligations or liabilities arising under any Excluded REC Contract or any guarantee in respect thereof, other than any obligation or liability constituting indebtedness for borrowed money; or
(e)    obligations under Interest Rate Hedging Agreements permitted in accordance with Section 6.11.
In no event shall any Indebtedness other than the Obligations be secured, in whole or in part, by the Collateral or other Assets or any portion thereof or interest therein and any proceeds of any of the foregoing.
Section 7.02    No Liens.  The Borrower shall not, and shall not permit the Subsidiaries to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it except Permitted Liens.
Section 7.03    Restriction on Fundamental Changes.  Unless otherwise expressly permitted by this Agreement, the Borrower shall not, and shall not permit the Subsidiaries to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), (a) merge or consolidate with another Person, (b) sell, assign, transfer or dispose of any part of the Collateral other than (i) sales, assignments, transfers or dispositions of obsolete, worn-out or replaced property or assets not used or useful in its business, (ii) sales of Projects to Customers pursuant to the express terms of the Customer Agreements, (iii) Permitted Fund Dispositions, (iv) sales of RECs in accordance with Section 7.13, and (v) sales, transfers and other dispositions of Capacity Attributes and Ancillary Services in accordance with Section 7.09(c), (c) liquidate, wind-up or dissolve any Subsidiary or (d) withdraw or resign from any Subsidiary (including in the capacity as managing member).

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Section 7.04    Bankruptcy, Receivers, Similar Matters.  The Borrower shall not, and shall not permit any Subsidiary to, apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the Assets of any Relevant Party. The Borrower shall not, and shall not permit any Subsidiary to, file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Bankruptcy. In any Involuntary Bankruptcy of any Relevant Party, the Borrower shall not, and shall not permit any Subsidiary to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and the Borrower shall not, and shall not permit any Subsidiary to file or support any plan of reorganization. In any Involuntary Bankruptcy of a Relevant Party, the Borrower shall, and shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to assist the Administrative Agent in obtaining such relief as the Administrative Agent shall seek, and shall in all events vote as directed by the Administrative Agent (acting on the instructions of the Required Lenders). Without limitation of the foregoing, the Borrower shall, and shall cause the Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to support any motion for relief from stay or plan of reorganization proposed or supported by the Administrative Agent (acting on the instructions of the Required Lenders).
Section 7.05    ERISA.
(a)    No ERISA Plans. The Borrower shall not establish any Employee Benefit Plan, Multiemployer Plan or Plan, or commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Multiemployer Plan or Plan.
(b)    Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary to engage in any non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code; provided that if the Borrower is in default of this covenant under subsection (i), the Borrower shall be deemed not to be in default if such default results solely because (x) any portion of the Loans have been, or will be, funded with plan assets of any Plan and (y) the purchase or holding of such portion of the Loans by such Plan constitutes a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code or a violation of applicable Similar Law.
(c)    The Borrower shall not, and shall not permit the Subsidiaries to, hire or maintain any employees.
Section 7.06    Restricted Payments.  The Borrower shall not, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment other than:
(a)    distributions by the Tax Equity Opcos to their members in accordance with the terms of the respective Limited Liability Company Agreements;
(b)    distributions by the Relevant Parties to the Borrower;

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(c)    distributions from the Borrower to the extent permitted under the Depository Agreement;
(d)    the Borrower and Subsidiaries may distribute to their members any and all proceeds of Excluded Property; provided that distributions of any amounts received by any Loan Party in respect of the sale, transfer or other disposition of Capacity Attributes and Ancillary Services are only permitted prior to the commencement by the Collateral Agent of dispossessory remedies with respect to any Loan Party pursuant to the Collateral Documents;
(e)    [Reserved]; and
(f)    distributions of Loan proceeds in accordance with the express provisions of Article II.
The Borrower shall not (i) redeem, purchase, retire or otherwise acquire for value any of its ownership or equity interests or securities or (ii) set aside or otherwise segregate any amounts for any such purpose. The Borrower shall not, directly or indirectly, make payments to or distributions from the Collateral Accounts except in accordance with the Depository Agreement. The Borrower shall ensure that no Tax Equity Holdco exercises any right of offset or set-off against its right to distributions from a Tax Equity Opco.
Section 7.07    Limitation on Investments.  The Borrower shall not, and shall not permit any Subsidiary to, after the date hereof, form, or cause to be formed, any subsidiaries, make or suffer to exist any loans or advances to, or extend any credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise (other than pursuant to a Loan Document)), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of any other Person (except by the endorsement of checks in the ordinary course of business), or, except as expressly permitted under any Loan Document, make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person.
Section 7.08    Sanctions and Anti-Corruption.  The Borrower shall not, and shall not permit any Relevant Party or other Affiliate to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, (b) contribute or otherwise make available all or any part of the proceeds of the Loans, directly or indirectly, to, or for the benefit of, any Person (whether or not an Affiliate of the Borrower) for the purpose of financing the activities or business of, other transactions with, or investments in, any Blocked Person or in violation of any Anti-Corruption Laws or Sanctions, (c) directly or indirectly fund all or part of any repayment or prepayment of the Loans out of proceeds derived from any transaction with or action involving a Blocked Person or in violation of Anti-Corruption Laws or Sanctions or (d) engage in any transaction, activity or conduct that would violate Sanctions or Anti-Corruption Laws or Sanctions, that would cause any Secured Party to be in breach of any Sanctions or that could reasonably be expected to result in it or its Affiliates or any Secured Party being designated as a Blocked Person.

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Section 7.09    No Other Business; Leases.
(a)    The Borrower shall not, and shall not permit any Subsidiary to: (i) engage in any business other than the acquisition, ownership, leasing, construction, financing, operation and maintenance of the Projects in accordance with and as contemplated by the Transaction Documents and other activities incidental thereto, which business shall be deemed to include (A) the sale of RECs under REC Contracts (to the extent permitted under Section 7.13) and (B) the sale, transfer or other disposition of Capacity Attributes and Ancillary Services (to the extent permitted under Section 7.09(c)), or (ii) change its name without the consent of the Administrative Agent.
(b)    The Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement or arrangement to lease the use of any Asset or Project of any kind (including by sale-leaseback, operating leases, capital leases or otherwise), except pursuant to the terms of the Eligible Customer Agreements.
(c)    Each Opco may sell, transfer or otherwise dispose of Capacity Attributes and Ancillary Services generated by or otherwise associated with any Project pursuant to an Excluded Ancillary/Capacity Contract.
Section 7.10    Portfolio Documents.
(a)    The Borrower shall not, and shall not permit any Subsidiary to, (i) amend, modify or terminate any Portfolio Document, or waive any material breach under, or material breach of, any Portfolio Document, to the extent that any such amendment, modification, termination or waiver could reasonably be expected to have a Material Adverse Effect or (ii) materially modify any periodic reporting requirement under the Management Agreement, in the case of each of clauses (i) and (ii), without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided, that, for the avoidance of doubt, the Subsidiaries shall be permitted to enter into an agreement to amend or modify (x) the electricity or lease rate, annual escalator or term of any Exempt Customer Agreement only (such agreement, a “Payment Facilitation Agreement”), so long as such amendment or modification is (A) permitted under the applicable Tax Equity Documents and (B) made in good faith for a commercially reasonable purpose and is intended to maximize the long-term economic value of the Customer Agreement as against its value if the Payment Facilitation Agreement had not been entered into (as reasonably determined by the Sponsor in good faith and in light of the facts and circumstances known at the time of such amendment or modification), and (y) a Master Turnkey Installation Agreement to the extent that such amendment or modification could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower shall not, and shall not permit any Subsidiary to, enter into any new agreement or contract, other than the Transaction Documents, REC Contracts pursuant to Section 7.13, or any other contract or agreement incidental or necessary to the operation of its business that do not allocate material risk to any Relevant Party and have a term of less than one year or that has a value over its term not exceeding $100,000, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders).

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(c)    The Borrower shall not, and shall not permit any Subsidiary to, assign, novate or otherwise transfer or consent to an assignment, novation or any other transfer of a Project Document other than (i) pursuant to the Collateral Documents, (ii) transfers of an interest in an Opco or Tax Equity Holdco pursuant to a Permitted Fund Disposition or permitted in accordance with clause (d) below and Section 6.08(g) and (iii) assignments of a Customer Agreement to a replacement Customer in accordance with the terms of the Customer Agreement and applicable Law (including consumer leasing and protection Law).
(d)    No Tax Equity Holdco shall exercise any option to purchase the outstanding “class A” membership interests of a Tax Equity Opco or any membership interests held by a Tax Equity Class A Member in such Tax Equity Opco without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided that, upon obtaining such consent and notwithstanding anything to the contrary in this Agreement, the Sponsor may make a capital contribution to the applicable Tax Equity Holdco for the purchase of such membership interests.
Section 7.11    Taxes.  The Borrower shall not, and shall not permit any Relevant Party to, take any action or position that would result in a Project being determined to have been Placed in Service prior to the date it was sold to the relevant Relevant Party. The Borrower shall not, and shall not permit any Subsidiary to, claim a tax credit under section 48 of the Code for any Project with respect to which a Relevant Party has received a Grant. The Borrower shall not, and shall not permit any Relevant Party to, cause or permit any property that is part of a Project to be subject to the alternative depreciation system under section 168(g) of the Code.
Section 7.12    Expenditures; Collateral Accounts; Structural Changes.
(a)    The Borrower shall not, and shall not permit any Subsidiary to, incur Operating Expenses or otherwise pay the Manager, Operator, Transition Manager and Back-Up Servicer in the aggregate amounts in excess of the greater of:
(i)    the budgeted amounts shown for Operating Expenses in the applicable Operating Budget for such year; and
(ii)    20% in the aggregate over the amount budgeted for Operating Expenses in the then-current Base Case Model for the applicable year;
without the prior written consent of the Administrative Agent (acting in consultation with the Independent Engineer and provided that such consent in respect of the Tax Equity Opcos not to be unreasonably withheld or delayed), provided, even if the thresholds set forth in clauses (i) and (ii) of this Section 7.12(a) are exceeded, the Administrative Agent’s consent shall also be deemed to be given if the Operating Expenses in respect of Non-Covered Services incurred on a per kW DC basis in respect of the Projects owned by the applicable Opcos are not more than $15 per kW DC in the aggregate over the amount budgeted for such Operating Expense in respect of such Projects owned by the applicable Opcos in the then-current Base Case Model for the applicable year.

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(b)    The Borrower shall not, and shall not permit any Subsidiary to, acquire or own any material asset other than the Projects, Portfolio Documents, RECs, REC Contracts pursuant to Section 7.13, the Membership Interests and the proceeds thereof.
(c)    The Borrower shall not maintain, or permit any Subsidiary to maintain, any bank accounts other than (A) the Collateral Accounts maintained by the Borrower, (B) the bank accounts of each Tax Equity Opco maintained pursuant to the Tax Equity Account Agreements and (C) the Wholly Owned Opco Deposit Accounts maintained by the Wholly Owned Opcos.
(d)    Other than pursuant to clause (a) of Section 7.10, the Borrower shall not, and shall not permit any Subsidiary to, materially amend, modify or waive, or permit any material amendment, modification or waiver of (i) its organizational documents (except (A) for non-substantive or immaterial changes to organizational documents other than a Limited Liability Company Agreement which, for the avoidance of doubt, shall not include any amendments that relate to corporate powers, corporate separateness or single-purpose entity provisions set forth herein or therein or (B) as may be required by applicable Law, provided, that, any such change required by applicable Law shall be made only with prior notice to and consultation with the Administrative Agent), (ii) its legal form or its capital structure (including the issuance of any options, warrants or other rights with respect thereto) or (iii) change its fiscal year, in each case without the consent of the Administrative Agent.
(e)    The Borrower shall not use any proceeds of any Loan except as permitted by applicable Law and for the purposes permitted in Section 2.01 or Section 2.02.
Section 7.13    REC Contracts.  Without limiting Section 7.10(b), the Borrower shall not, and shall not permit any Subsidiary to, enter into any REC Contracts other than Excluded REC Contracts.
Section 7.14    Speculative Transactions.  The Borrower shall not, and shall cause each Subsidiary not to, engage in any Swap Agreement other than (a) the Excluded REC Contracts, (b) the Interest Rate Hedging Agreements and (c) sales, transfers and other dispositions of Capacity Attributes and Ancillary Services in accordance with Section 7.09(c).
Section 7.15    Voting on Major Decisions.  Except as expressly permitted pursuant to Section 7.10, the Borrower shall ensure that no Loan Party exercises its rights, authorities and discretions under any Tax Equity Document to consent to, approve, ratify, vote in favor of, or submit to the Tax Equity Class A Member for such consent, approval, ratification or vote, any matter which requires approval as a Major Decision, other than with the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided, that, the Borrower shall not be restricted from communicating with any Tax Equity Class A Member in the ordinary course so long as such communications do not cause a Major Decision to be made without the Administrative Agent’s consent.
Section 7.16    Transactions with Affiliates.  The Borrower shall not, and shall ensure each Subsidiary shall not, make or cause any payment to, or sell, lease, transfer or otherwise dispose of any of its Assets to, or purchase any Assets from, or enter into or make, replace, terminate or amend

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any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Sponsor or its Affiliates or any of the Affiliates of the Borrower and each of their respective members and principals (each, an “Affiliate Transaction”), unless the Affiliate Transaction is upon terms and conditions that are intrinsically fair, commercially reasonable and on terms no less favorable to such Relevant Party than those that would be available on an arms-length basis with an unrelated Person (other than (i) Restricted Payments permitted to be made under Section 7.06, (ii) the Transaction Documents in existence as at the Closing Date or (iii) transactions that are permitted pursuant to Section 7.03).
Section 7.17    Limitation on Restricted Payments.  Without limiting Section 7.10, the Borrower shall not, and shall ensure each Subsidiary shall not, enter into any agreement, instrument or other undertaking that (i) restricts the ability of any Subsidiary to make a Restricted Payment (including pursuant to any reallocation of distribution percentages) or (ii) restricts or limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on the property of such Person for the benefit of the Secured Parties with respect to the Obligations, except to the extent set out in the Tax Equity Documents.
Section 7.18    Battery Storage Systems. The Borrower shall not permit the Opcos to own Projects that include battery storage to the extent the number of such Projects would exceed [***] of the Project Pool.
ARTICLE VIII
SEPARATENESS
Section 8.01    Separateness.  The Borrower acknowledges that each Agent and the Lender Parties are entering into this Agreement in reliance upon each Relevant Party’s identity as a legal entity that is separate from any other Person. Therefore, from and after the Closing Date, the Borrower shall take all reasonable steps to maintain each Relevant Party’s identity as a separate legal entity from each other Person and to make it manifest to third parties that the Relevant Parties are separate legal entities. Without limiting the generality of the foregoing, the Borrower agrees that it shall not, and shall not permit any Subsidiary to:
(a)    fail to hold all of its assets in its own name;
(b)    except for payments made to a General Account governed by the terms of the Management Agreement, commingle its assets with the assets of any of its members, Affiliates, principals or any other Person;
(c)    fail to maintain books, records and agreements as official records and separate from those of the members, principals and Affiliates or any other Person;
(d)    fail to maintain its bank accounts separate from the members, principals and Affiliates of any other Person;
(e)    other than the Transaction Documents and as otherwise expressly permitted by Section 7.16, enter into any Affiliate Transaction;

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(f)    fail to maintain separate Financial Statements from those of its general partners, members, principals, Affiliates or any other Person; provided, however, that the Relevant Parties’ financial position, assets, liabilities, net worth and operating results may be included in the consolidated Financial Statements of the Sponsor, provided that (i) appropriate notation shall be made on such consolidated Financial Statements to indicate the separateness of each Relevant Party and the Sponsor, to indicate that the Sponsor and each Relevant Party maintain separate books and records and to indicate that none of the Relevant Parties’ Assets and credit are available to satisfy the debts and other obligations of the Sponsor or any other Person and (ii) such Assets and liabilities shall be listed on each Relevant Party’s own separate balance sheet;
(g)    fail to promptly correct any known or suspected misunderstanding regarding its separate identity;
(h)    maintain its Assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(i)    guarantee or become obligated, or hold itself as responsible, for the debts of any other Person, except under any Holdco Guaranty and Security Agreement or any Wholly Owned Opco Guaranty and Security Agreement;
(j)    hold out its credit as being available to satisfy the obligations of any other Person, except under any Holdco Guaranty and Security Agreement or any Wholly Owned Opco Guaranty and Security Agreement;
(k)    make any loans or advances to any third party, including any member, principal or Affiliate of the Borrower, or any member, principal or Affiliate thereof, except as expressly permitted by the Loan Documents;
(l)    pledge its assets for the benefit of any other Person, except as expressly permitted under the Loan Documents;
(m)    identify itself or hold itself out as a division of any other Person or conduct any business in another name;
(n)    fail to maintain adequate capital in light of its current and contemplated business operations;
(o)    fail to act solely in its own limited liability company name and not of any other Person, any of its officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;
(p)    acquire obligations or securities of its members, shareholders of other Affiliates, as applicable;
(q)    take any action that knowingly shall cause any Relevant Party to become insolvent;

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(r)    fail to keep minutes of the actions of the member of any Relevant Party and observe all limited liability company and other organizational formalities;
(s)    fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to each Relevant Party consistently and in furtherance of the foregoing and in the best interests of each Relevant Party;
(t)    fail to pay its own liabilities and expenses (including, as applicable, shared personnel and overhead expenses) only out of its own funds, except as otherwise expressly provided by the Loan Documents in respect of the Wholly Owned Opcos; or
(u)    fail at any time to have an independent director of the Borrower (as defined in the applicable limited liability company agreement of the Borrower).
ARTICLE IX
CONDITIONS PRECEDENT
Section 9.01    Conditions of Closing and Initial Loans.  The obligation of each Lender to make Delayed Draw Loans and the obligation of the LC Issuer to issue the Letter of Credit on the Closing Date hereunder is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders and the LC Issuer):
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or executed electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date):
(i)    a Borrowing Notice in accordance with the requirements of Section 2.01;
(ii)    a Notice of LC Activity in accordance with the requirements of Section 2.02 together with (if requested by the LC Issuer) a completed LC Application duly executed by the Borrower for the benefit of the Administrative Agent and submitted to the LC Issuer (together with such other LC Documents applicable thereto) with a copy to the Administrative Agent;
(iii)    executed counterparts of this Agreement, together with all Exhibits and Schedules thereto, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(iv)    the Cash Diversion Guaranty;
(v)    the Collateral Agency Agreement;
(vi)    the Depository Agreement;

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(vii)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(viii)    the Management Consent Agreement;
(ix)    all other Loan Documents;
(x)    the Pledge Agreement, the Pledge and Security Agreement and the applicable Tax Equity Holdco Guaranty and Security Agreement, in each case, duly executed by the applicable Relevant Party, together with:
(A)    certificates representing the pledged equity referred to therein (in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank;
(B)    proper Financing Statements in form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein);
(C)    evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents has been taken or will be taken on the Closing Date such that such Liens shall each constitute a first priority security interest; and
(D)    the results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Borrower and the Relevant Parties and such search shall reveal no Liens on any of the assets of the Borrower, the Relevant Parties or otherwise on the Collateral, other than Permitted Liens;
(xi)    fully executed copies of all Portfolio Documents on the Closing Date (other than Project Documents, of which only those Project Documents relating to Eligible Projects in the Project Pool with respect to which a PTO Letter has been received shall have been provided on or prior to the Closing Date) and the Project Information accompanied by an Officer’s Certificate certifying: (A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (B) each such Portfolio Document (i) has been duly executed and delivered by the Sponsor and each Relevant Party party thereto and, to the Knowledge of the Sponsor, Borrower and the Subsidiaries, the other parties thereto, and (ii) is in full force and effect and is enforceable against the Sponsor and each Relevant Party party thereto and, to the Knowledge of the Sponsor, Borrower and the Subsidiaries, each other party thereto as of such date, (C) neither Sponsor nor any Relevant Party thereto nor, to the Knowledge of the Sponsor, Borrower and each Subsidiary, any other party to such document is or, but for the passage of time or giving of notice or both, will

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be in breach of any material obligation except, solely with respect to (i) Customer Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect and (ii) Master Turnkey Installation Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect, (D) no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (E) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing;
(xii)    correct and complete certified copies of the (i) audited Financial Statements of the Sponsor for the calendar year ended 2016 and (ii) unaudited Financial Statements of the Sponsor for the most recently available calendar quarter, delivered in the manner contemplated by Section 6.01(a)(i) and (ii);
(xiii)    evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears;
(xiv)    a copy of the certificate of formation, limited liability company agreement, operating agreement or other organizational documents of each Relevant Party and the Sponsor, together with such amendments to the organizational documents of the Relevant Parties (other than the Tax Equity Opcos) as required by the Administrative Agent, certified by the secretary of such Person as being true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters);
(xv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Relevant Parties and the Sponsor as the Administrative Agent may require authorizing, as applicable, the Loans and the guarantees given by the Loan Parties and the Sponsor, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents to which any Relevant Party is a party or is to be a party, in each case, certified by the secretary of such Person;
(xvi)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Relevant Party and the Sponsor is duly formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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(xvii)    favorable opinions of counsel to the Relevant Parties and the Sponsor in relation to the Loan Documents and the Management Agreement, addressed to the Administrative Agent and each Secured Party from:
(A)    Wilson Sonsini Goodrich & Rosati P.C., counsel for the Relevant Parties, including opinions regarding the attachment, perfection of security interests in Collateral and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the Limited Liability Company Agreements and Investment Company Act matters); and
(B)    an in-house opinion from counsel of the Sponsor, including opinions regarding corporate matters and no conflicts with organizational documents, and other material contracts binding on the Relevant Parties;
(xviii)    a certificate of an Authorized Officer of each Relevant Party, either (A) attaching copies of all consents, licenses and approvals required in connection with the Loans and the guarantees given by the Loan Parties, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and the validity against the Sponsor and each Relevant Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect and not subject to appeal, or (B) certifying that no such consents, licenses or approvals are so required;
(xix)    a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Section 9.01(g), Section 9.01(h), Section 9.01(i), Section 9.01(k) and Section 9.01(m) have been satisfied, (B) as to the solvency of the Borrower and the Subsidiaries, and (C) that there has been no event or circumstance since December 31, 2016 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(xx)    the Closing Date Funds Flow Memorandum outlining the use of the Loans which shall be in compliance with Section 2.01(f);
(xxi)    the Closing Date Tax Equity Models for the Tax Equity Opcos; and
(xxii)    each other certificate or document as the Administrative Agent shall reasonably request.
(b)    The Administrative Agent has received (i) the Base Case Model demonstrating compliance with the Available Borrowing Base and (ii) a report from the Model Auditor in respect of the Closing Date Tax Equity Models for the IRR Partnership Flip Opcos addressed to the Administrative Agent and the Lenders.

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(c)    Each Lender Party has received the initial Operating Budget required pursuant to Section 6.01(e)(i) for the period ending December 31, 2017.
(d)    The Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.
(e)    Payment of Fees/Expenses.
(i)    All fees and expenses (including attorney’s fees and disbursements) required to be paid to the Agents and the Depository Bank on or before the Closing Date shall have been paid or shall be, contemporaneously with the Closing, paid.
(ii)    All fees required to be paid to the Lenders, the Coordinating Lead Arrangers, Joint Lead Arrangers and the Joint Bookrunners on or before the Closing Date pursuant to the Fee Letters, shall have been paid or shall be, contemporaneously with the Closing, paid.
(iii)    All Additional Expenses due and payable as of the Closing Date shall have been paid in full by the Borrower.
(iv)    All other costs and expenses required to be paid pursuant to Section 4.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, Model Auditor and other advisors or consultants retained by the Administrative Agent) on or before the Closing Date.
(v)    The payment of all fees, costs and expenses to be paid on the Closing Date will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Bank prior to the Closing Date.
(f)    The Borrower has established the Collateral Accounts and, except to the extent to be funded with a Letter of Credit on the Closing Date, has deposited, or shall contemporaneously with the Closing deposit, into the Debt Service Reserve Account the Debt Service Reserve Required Amount. To the extent applicable, the funding of the Debt Service Reserve Account will be reflected in the Closing Date Funds Flow Memorandum and funding instructions given by the Borrower to the Administrative Agent and the Depository Bank prior to the Closing Date.
(g)    The representations and warranties of the Sponsor and the Relevant Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

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(h)    No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.
(i)    No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.
(j)    The Administrative Agent shall have received technical reports on the Projects to be owned by the Subsidiaries prepared by the Independent Engineer and addressed to the Administrative Agent and the Lenders.
(k)    The Cash Available for Debt Service included under the Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member. Taking into account all Projects proposed to be included in the Collateral as of the Closing Date, each Eligible Project (i) met the requirements for the purchase of the Projects at the time of sale pursuant to such applicable Master Purchase Agreement or (ii) such requirements were amended or waived and notice of any such waiver or amendment has been provided to the Administrative Agent.
(l)    The Administrative Agent shall have received (i) an insurance report from the Insurance Consultant addressed to the Administrative Agent and the Lenders and (ii) an insurance certificate from the Borrower’s insurance broker identifying the underwriters, types of insurance, applicable insurance limits and policy terms consistent with such insurance report and confirming that such insurance is in compliance with the terms of Section 5.14 and Section 6.13.
(m)    No Tax Equity Holdco has been removed as managing member under the Limited Liability Company Agreement for any applicable Tax Equity Opco, nor has any such Tax Equity Holdco given or received written notice of an action, claim or threat of such removal.
(n)    The Administrative Agent shall be satisfied that all warranties relating to the Eligible Projects not previously in the Project Pool will inure to the benefit of, and be enforceable by, the Relevant Party following the purchase of such Eligible Projects.
(o)    The Borrower shall have delivered the notice to the to the Tax Equity Class A Member required under Section 3.03(c) of the Tax Equity Limited Liability Company Agreement of [***].
Section 9.02    Conditions of Delayed Draw Loans on Subsequent Advance Dates.  The obligation of each Lender to make Delayed Draw Loans on each subsequent Advance Date succeeding the Closing Date is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders and the LC Issuer):

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(a)    The Closing Date shall have occurred and the Borrower shall have delivered a Borrowing Notice in accordance with the requirements of Section 2.01.
(b)    The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such borrowing (or, in the case of certificates of governmental officials, a recent date before such date of borrowing):
(i)    a Note executed by the Borrower in favor of each Lender requesting a Note;
(ii)    a certificate signed by an Authorized Officer of the Borrower certifying (A) that the conditions specified in Section 9.02(d) and 9.02(e), 9.02(f), 9.02(g), 9.02(h), 9.02(j) and 9.02(l) have been satisfied and (B) that there has been no event or circumstance since the later of the Closing Date and the making of the last Loans pursuant to this Section 9.02 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(iii)    fully executed copies of all Project Documents and other Portfolio Documents, not previously delivered to the Administrative Agent, entered into in connection with Eligible Projects in the Project Pool (other than Project Documents, of which only those Project Documents relating to Eligible Projects in the Project Pool with respect to which a PTO Letter has been received shall have been provided on or prior to such Advance Date) together with the Project Information relating to each such Eligible Project, accompanied by an Officer’s Certificate certifying: (A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (B) each such Portfolio Document (i) has been duly executed and delivered by the Sponsor and Relevant Party party thereto and, to the Knowledge of the Sponsor, Borrower and the Subsidiaries, the other parties thereto, (ii) is in full force and effect and is enforceable against the Sponsor and each Relevant Party party thereto and, to the Knowledge of the Sponsor, the Borrower and the Subsidiaries, each other party thereto as of such date, (C) neither Sponsor nor any Relevant Party party thereto nor, to the Knowledge of the Sponsor, Borrower and each Subsidiary, any other party to such document is or, but for the passage of time or giving of notice or both, will be in breach of any material obligation except, solely with respect to (i) Customer Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect and (ii) Master Turnkey Installation Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect, (D) no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a

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Material Adverse Effect and (E) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing;
(iv)    evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full or are not in arrears;
(v)    to the extent not previously delivered, a copy of the purchase and sale confirmation delivered under the applicable Master Purchase Agreement in respect of the Eligible Projects in the Project Pool, including any subsequent confirmations provided to any Opco or its applicable Tax Equity Class A Member that the Projects have been Placed in Service or have received a PTO Letter; and
(vi)    the then-current true-up financial models for any Opco;
(c)    Each Lender Party has received the Base Case Model, demonstrating compliance with the Available Borrowing Base calculated as of the date of the Borrowing Notice delivered with respect to the applicable Advance Date and updated to reflect the Loan made on such date and any changes to the Project Pool or the Base Case Model since the most recent calculation of the Available Borrowing Base.
(d)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such borrowing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
(e)    No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or the Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.
(f)    No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.
(g)    The Cash Available for Debt Service included under the updated Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by a Tax Equity Class A Member. Taking into account all Projects owned by an Opco and proposed to be included in the Collateral as of such date: (i) each of the fund constraints set forth in the related Master Purchase Agreement has been satisfied, (ii) the minimum systems in service requirement set forth in such Master Purchase Agreement shall have been achieved, and (iii) each Project met the “Qualifications of Projects” requirements at the time of sale pursuant to such Master Purchase

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Agreement or, such requirements referenced in clauses (i), (ii) and/or (iii) were waived or amended and a copy of any such waiver or amendment has been provided to the Administrative Agent.
(h)    The Available Borrowing Base delivered pursuant to Section 9.02(c) was calculated solely with respect to Eligible Projects.
(i)    Except to the extent (A) funded with a Letter of Credit or an Acceptable DSR Guarantee or (B) to be funded with the proceeds of such borrowing of Delayed Draw Loans, the Debt Service Reserve Account is fully funded with the Debt Service Reserve Required Amount as of such date.
(j)    No Distribution Trap shall have occurred and be continuing.
(k)    All Additional Expenses due and payable as of such date shall have been paid in full by the Borrower and all other costs and expenses required to be paid per Section 4.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders counsel, the Insurance Consultant, Independent Engineer, Model Auditor and other advisors or consultants retained by the Administrative Agent) on or before the applicable Advance Date. The payment of all fees, costs and expenses to be paid on the applicable Advance Date will be reflected in the Transfer Date Certificate and/or funding instructions given by the Borrower to the Administrative Agent prior to the applicable Advance Date.
(l)    No Tax Equity Holdco has been removed as managing member under the Limited Liability Company Agreement for any applicable Tax Equity Opco, nor has any such Tax Equity Holdco given or received written notice of an action, claim or threat of such removal.
(m)    The Administrative Agent shall be satisfied that all warranties relating to the Eligible Projects in the Project Pool inure to the benefit of, and are enforceable by, the relevant Subsidiary.
(n)    The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower certifying (i) each Eligible Project included in the calculation of the Available Borrowing Base is an Eligible Project in accordance with the definition thereof and (ii) each Project in the Project Pool satisfied the requirements of the applicable Tax Equity Documents or, in the case of the Wholly Owned Opcos, the applicable Wholly Owned Opco Documents.
Section 9.03    Conditions of Letter of Credit Issuance.  The obligation of the LC Issuer to issue, extend or increase the Stated Amount of the Letter of Credit under Section 2.02 is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of the LC Issuer and all the LC Lenders):
(a)    The conditions precedent under Section 9.01 shall have been satisfied or waived and Borrower shall have delivered a Notice of LC Activity in accordance with the requirements of Section 2.02.

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(b)    The Administrative Agent and the LC Issuer shall have received a certificate signed by an Authorized Officer of the Borrower certifying that the conditions specified in Section 9.03(c) and 9.03(d) have been satisfied, which shall be an original or an electronic copy (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Borrower, each dated as of the date of such issuance.
(c)    During the Availability Period, the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such borrowing date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
(d)    No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof.
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01    Events of Default.  Any of the following shall constitute an event of default (“Event of Default”) hereunder:
(a)    Principal and Interest. Failure of a Loan Party to pay in accordance with the terms of this Agreement, (i) any interest on any Loan within three (3) Business Days after the date such sum is due, (ii) any principal with respect to any Loan when such sum is due, or (iii) any other fee, cost, charge or other sum due under this Agreement or any other Loan Document within five (5) Business Days after the date such sum is due;
(b)    Misstatements. Any (i) representation or warranty made by the Sponsor or the Relevant Parties in the Loan Documents, or any Financial Statement furnished pursuant thereto, or (ii) certificate or any Financial Statement made or prepared by, under the control of or on behalf of the Sponsor or the Relevant Parties and furnished to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document (including, without limitation, in a certificate of an Authorized Officer delivered pursuant to the Loan Documents) shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Borrower may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement to the Administrative Agent, in the form and substance satisfactory to the Administrative Agent, within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt by the Borrower of written notice from the Administrative Agent of such default;
(c)    Automatic Defaults. Any (i) default by any Relevant Party in the observance and performance of or compliance with Section 6.02, Section 6.05, Section 6.11 (or, in the event

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of any failure to maintain an Interest Rate Hedging Agreement as required pursuant to Section 6.11 due to the default of a Secured Hedge Provider, Borrower shall have failed to enter into a replacement Interest Rate Hedging Agreement meeting the requirements of Section 6.11 within thirty (30) days of the termination of such Interest Rate Hedging Agreement due to such default) and Section 6.24(a) and Article VII or (ii) failure by the Sponsor to pay any amount due and payable under the Cash Diversion Guaranty.
(d)    Other Defaults. Any default by the Sponsor, the Borrower or any Relevant Party in the observance and performance of or compliance with any other covenant or agreement contained in this Agreement or any other Loan Document, a Wholly Owned Opco O&M Agreement or the Management Agreement (other than as provided in paragraphs (a) through (c) of this Section 10.01), which default shall continue unremedied for a period of (i) 10 days with respect to a breach of Section 6.13, and (ii) 30 days for any other covenant to be performed or observed by it under this Agreement or any other Loan Document and not otherwise specifically provided for elsewhere in this Article X, in each case, after the earlier of (x) receipt by the Borrower of written notice from the Administrative Agent of such default or (y) obtaining Knowledge of any such default; provided that the thirty (30) day period referred to in clause (ii) above may be extended by an additional forty-five (45) days, in the event that such default has not been cured within the initial thirty (30) day period, such default remains capable of being cured within the additional forty-five (45) day period, no Material Adverse Effect has resulted from such default and Borrower continues to diligently pursue cure of such default.
(e)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to the Sponsor or any Relevant Party in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state Law; (ii) the occurrence and continuation of any of the following events for sixty (60) days unless dismissed or discharged within such time: (w) an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, is commenced, in which the Sponsor or any Relevant Party is a debtor or any portion of the Collateral or any Membership Interest is property of the estate therein, (x) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Sponsor or any Relevant Party, over all or a substantial part of its property, is entered, (y) an interim receiver, trustee or other custodian is appointed without the consent of the Sponsor or any Relevant Party for all or a substantial part of the property of such Person or (z) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Sponsor or any Relevant Party;
(f)    Voluntary Bankruptcy; Appointment of Receiver, etc. (i) An order for relief is entered with respect to the Sponsor or any Relevant Party, or the Sponsor or any Relevant Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such Law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for the Sponsor or any Relevant Party, for all or a substantial part of the property of the Sponsor or any Relevant Party; (ii) the Sponsor or any Relevant Party makes any assignment for the benefit of

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creditors; (iii) the Sponsor or any Relevant Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or (iv) the board of directors or other governing body of the Sponsor or any Relevant Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 10.01(f);
(g)    Material Judgment. Any final money judgment, writ or warrant of attachment or similar process involving, individually or in aggregate at any time, an amount in excess of $1,000,000 (to the extent not adequately covered by insurance as to which a solvent, reputable and Independent insurance company, which at least meets the Credit Requirements, has acknowledged coverage in writing to the Borrower and such acknowledgment is provided to the Administrative Agent) shall be entered or filed against the Borrower or any of the other Relevant Parties or any of their respective Assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).
(h)    Impairment of Loan Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or on the Debt Termination Date) or shall be declared null and void, or the Administrative Agent or any Lender shall not have or shall cease to have a valid and perfected Lien in any Collateral or the Membership Interests purported to be covered by the Loan Documents with the priority required by the relevant Loan Document or (ii) the Borrower, the Sponsor or any Relevant Party thereto shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by any Lender, under any Loan Document to which it is a party.
(i)    ERISA. The Borrower, any Loan Party or, except as would not result in a Material Adverse Effect, any of their respective ERISA Affiliates establishes any Employee Benefit Plan or Multiemployer Plan, or commences making contributions to (or becomes obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.
(j)    Change of Control. Any Change of Control shall have occurred.
(k)    Removal of Managing Member.
(i) Any Tax Equity Holdco shall have been removed as the “managing member” of any applicable Tax Equity Opco. The receipt of any written notice, claim or threat of removal from the Tax Equity Class A Member shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Class A Member and such event shall mature into an “Event of Default” if the Tax Equity Holdco default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to effectiveness of removal provided under the applicable Limited Liability Company Agreement.
(ii) The Sponsor shall have been removed as the “Operator” of any Tax Equity Opco O&M Agreement. The receipt of any written notice, claim or threat of removal from

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any Tax Equity Opco shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Opco and such event shall mature into an “Event of Default” if the Operator default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to effectiveness of removal provided under the applicable Tax Equity Opco O&M Agreement.
(l)    Abandonment of Servicing. (i) The transition to a successor Operator to perform the “Project Services” (as defined within an O&M Agreement) is not complete within thirty (30) days after termination of an Operator, (ii) the transition to a successor Manager under a Management Agreement is not complete within thirty (30) days after termination of the Manager, (iii) a replaced Operator or Manager fails to comply with its transition requirements under a Back-Up Servicing Agreement or a Transition Management Agreement, as applicable, or (iv) an O&M Agreement is not renewed on its expiry date in accordance with its terms or otherwise in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders).
Section 10.02    Acceleration and Remedies.
(a)    Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times: (i) terminate any outstanding Commitments, and thereupon any such outstanding Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, and the Borrower shall Cash Collateralize the LC Exposure, and (iii) make a demand on any Acceptable DSR Letter of Credit provided with respect to the Debt Service Reserve Account, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any Event of Default described in Section 10.01(e) or (f), any outstanding Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, and the Cash Collateralization of the LC Exposure shall automatically be required, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i), (ii) and (iii) above, each Secured Party shall be, subject to the terms of the Collateral Agency Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Loan Documents to which it is a party or any applicable Law.
(b)    Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Administrative Agent against the Borrower under this Agreement or any of the other Loan Documents, or at Law or in equity, may be exercised by the Administrative Agent (acting on the instructions of the Required

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Lenders) at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral and the proceeds from any of the foregoing. Any such actions taken by the Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Administrative Agent may determine in its sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of the Administrative Agent permitted by Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by Law, the Administrative Agent shall not be subject to any “one action” or “election of remedies” Law or rule, and (ii) all liens and other rights, remedies or privileges provided to the Administrative Agent shall remain in full force and effect until the Administrative Agent has exhausted all of its remedies against the Collateral and the proceeds from any of the foregoing or the Obligations have been paid in full.
(c)    The rights and remedies set forth in this Section 10.02 are in addition to, and not in limitation of, any other right or remedy provided for in this Agreement or any other Loan Document.
(d)    Anything herein to the contrary notwithstanding, if and for so long as a Lender is a Tax Exempt Person, such Lender shall not succeed to the rights of any Tax Equity Holdco or the Borrower as a direct or indirect owner of any Opco or Tax Equity Holdco, or an assignee of any such Person, until after the Recapture Period for the last Project Placed in Service with respect to the Person(s) of which the Lender would become a direct or indirect owner, regardless whether or not exists an Event of Default.
ARTICLE XI
ADMINISTRATIVE AGENT
Section 11.01    Appointment and Authority.
(a)    Each of the Lenders hereby appoints KeyBank National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Lender Parties and no Relevant Party nor the Sponsor shall have rights of a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “Administrative Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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Section 11.02    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Relevant Party or their Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 11.03    Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.03 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance

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of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IX or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 11.04    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, which by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 11.05    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-Administrative Agents appointed by the Administrative Agent. The Administrative Agent and any such sub-Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XI shall apply to any such sub-Administrative Agent and to the Related Parties of the Administrative Agent and any such sub-Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-Administrative Agents selected with due care except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-Administrative Agents.
Section 11.06    Resignation and Removal of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Depository Bank, and the Borrower. The Administrative Agent may be removed at any time by the Required Lenders for the Administrative Agent’s gross negligence or willful misconduct. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), unless a Default or an Event of Default shall have occurred and is continuing, in which case the consent of the Borrower shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. In the case

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of a removal, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Such resignation shall become effective in accordance with such notice on the Resignation Effective Date and upon acceptance by the successor Administrative Agent.
(b)    With effect from the Resignation Effective Date or the date on which the Administrative Agent has been removed by the Required Lenders, as applicable, (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 4.09(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the date on which the Administrative Agent has been removed by the Required Lenders, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE XI and Section 4.07 and Section 4.08 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-Administrative Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 11.07    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 11.08    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then

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be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Administrative Agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 4.06, 4.07 and 4.08) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Administrative Agents and counsel, and any other amounts due the Administrative Agent under Section 4.06, 4.07 and 4.08.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.09    Appointment of Collateral Agent and Depository Bank.  The LC Issuer and each Lender hereby consents and agrees to the appointment of the Collateral Agent and the Depository Bank respectively in accordance with the Collateral Agency Agreement and the Depository Agreement and authorize each such Agent in such capacity to take such action on its behalf under the provisions of the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Collateral Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent and Depository Bank shall each be an express third party beneficiary of Article V, Article VIII, Section 9.01(e), Section 9.02(k), Section 12.01(b)(viii), Section 4.07, Section 4.08 and Section 4.09.
Section 11.10    Coordinating Lead Arrangers, Joint Lead Arrangers and Joint Bookrunners.  The Coordinating Lead Arrangers, Joint Lead Arrangers and the Joint Bookrunners shall not have any duties or responsibilities hereunder in their capacities as such.
ARTICLE XII
MISCELLANEOUS
Section 12.01    Waivers; Amendments.

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(a)    No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.01(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    Amendments. No amendment, supplement, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall:
(i)    increase the amount or extend the expiration date of any Commitment, in each case, without the written consent of the LC Issuer and each Lender adversely affected thereby;
(ii)    either (A) amend the definitions of “Advance Rate”, “Amortization Factor”, “Available Borrowing Base”, “Available Borrowing Base Determination Date”, “Availability Period”, “Customer Agreement Termination Date”, “Cash Available for Debt Service”, “Debt Service Coverage Ratio”, “Eligible Project” or “Portfolio Value” except for any amendment to any such definition (x) to correct any scrivener error(s), (y) to clarify the meaning of any such definition or (z) that otherwise has a de minimis effect on the substance of any such definition, (B) amend Section 6.26 or (C) amend any other provision of any Loan Document that could increase the amount of the Available Borrowing Base, in each case, without the written consent of the LC Issuer and each Lender adversely affected thereby;
(iii)    reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Facility Lenders of each adversely affected Facility)) or extend the scheduled date of any payment thereof, in each case, without the written consent of the LC Issuer and each Lender adversely affected thereby;

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(iv)    amend, modify or waive any provision of Article IV in a manner that would alter the pro rata sharing of payments required thereunder, without the written consent of each Lender or amend Section 12.17 without the written consent of each Lender Party adversely affected thereby;
(v)    change the voting rights of the LC Issuer or the Lenders under this Section 12.01(b) or the definition of the term “Required Lenders” or “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders or other Secured Parties required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender and the LC Issuer;
(vi)    release all or a material portion of the Collateral, or any Loan Party from its obligations under the Collateral Documents or any Membership Interests without the written consent of the LC Issuer and each Lender, in each case, other than in connection with a disposition permitted hereunder; and provided that no such agreement shall amend, modify or otherwise affect the rights or duties of any Lender Party hereunder without the prior written consent of such Lender Party;
(vii)    amend, modify or waive any provision of Article XI or any other provision of any Loan Document that would adversely affects the Administrative Agent without the written consent of the Administrative Agent;
(viii)    amend, modify or waive any provision of the Collateral Agency Agreement or the Depository Agreement or any other provision of any Loan Document that would adversely affect the Collateral Agent or Depository Bank without the written consent of such affected Agent;
(ix)    amend, modify or waive any provision of Section 2.02 (or any other provision of this Agreement or any other Loan Document that specifically provides for rights and obligations of the LC Issuer) without the written consent of the LC Issuer;
(x)    change the order of priority of payments set forth in Section 4.02(b) of the Depository Agreement or Section 2.03(a) of the Collateral Agency Agreement without the written consent of each Lender Party directly affected thereby; and
(xi)    amend, modify or waive any provision of this Agreement in a manner that would adversely affect the Lenders or the LC Lenders disproportionately to any Lenders in respect of any other Class of Loan without the consent of all the Required Facility Lenders of the adversely affected Facility.
Section 12.02    Notices; Copies of Notices and Other Information.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Agreement shall be in writing and if such request,

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demand, authorization, direction, notice, consent or waiver is to be made upon, given or furnished to or filed with:
(i)    the Administrative Agent by any Lender or by the Borrower shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Administrative Agent at its Administrative Agent’s Office; or
(ii)    the Borrower by the Administrative Agent, or by any Lender shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid and by facsimile to the Borrower addressed to: 595 Market St., 29th Floor, San Francisco, CA 94105, Fax: 415.727.3500, Attn: General Counsel, or at any other address previously furnished in writing to the Administrative Agent by the Borrower and with a copy to KeyBank National Association, as Other Administrative Agent, at 127 Public Square, Cleveland, OH 44114, Mailcode: OH-01-27-1122, Attention: [***], Senior Vice President, Email: [***] or at any other address previously furnished in writing to the Administrative Agent by the Other Administrative Agent. The Borrower shall promptly transmit any notice received by them from the Lenders to the Administrative Agent.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 12.02(b) below, shall be effective as provided in Section 12.02(b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, other than those resulting from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 12.03    No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 12.04    Effect of Headings and Table of Contents.  The Article and Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the construction hereof or thereof.
Section 12.05    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 12.05(b), (ii) by way of participation in accordance Section 12.05(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.05(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns

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permitted hereby, Participants to the extent provided in Section 12.05(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement upon prior notice to the Administrative Agent and the Borrower; provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) below in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)    Required Consents. The consent of the Administrative Agent, the Borrower (such consent in each case not to be unreasonably withheld or delayed) and, with respect to the assignment of any LC Exposure, the LC Issuer shall be required for any assignment pursuant to this Section 12.05(b); provided that no consent of the Borrower shall be required in connection with an assignment to a Lender or an Affiliate of a Lender or if a Default or Event of Default has occurred and is continuing. The Borrower’s consent shall be deemed to have been given if the Borrower has not responded within ten (10) Business Days of an assignment request. No other consent shall be required for any such assignment except to the extent required by clause (b)(i)(B) above.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing fee in the amount of $3,500; provided, however, that the Administrative

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Agent may, in its sole discretion, elect to waive such processing fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    Prohibited Assignments. No assignment of any Loans or Commitments shall be made to (A) a Competitor, (B) any Defaulting Lender or any of its Affiliates in this Section 12.05(b)(v), (C) to a natural Person or (D) to any Affiliated Lender if, in the case of this subclause (D), after giving effect to such assignment, the Affiliated Lenders would, in the aggregate, own or hold in excess of 25% of the Commitments, Loans and LC Exposure outstanding under the Facilities (calculated as of the date of such purchase).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)    Assignment to an Affiliated Lender. In the event that the Borrower or any Affiliate thereof (including the Sponsor) is an assignee under this Section 12.05(b) (an “Affiliated Lender”), (A) such Affiliated Lender shall be a Non-Voting Lender (as defined in the Collateral Agency Agreement) and its Commitments shall not be included in any calculation for purposes of determining whether a requisite number or percentage of Lenders, as applicable, have voted to take an action hereunder and (B) the Affiliated Lender, in its capacity as a Lender, shall not have any right (1) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document, (2) to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (3) to otherwise vote on any matter related to this Agreement or any other Loan Document, (4) to attend any meeting or conference call with the Administrative Agent or any Lender or receive any information from the Administrative Agent or any Lender or (5) to make or bring any claim, in its capacity as a Lender, against the Administrative Agent or any Lender or with respect to

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the duties and obligations of such Person under the Loan Documents; provided, that no amendment, modification or waiver shall (I) deprive the Affiliated Lender, in its capacity as a Lender, of its share of any payments which Lenders are entitled to share on a pro rata basis hereunder or (II) affect the Affiliated Lender, or any of them, in its capacity as Lender, in a manner that is materially disproportionate to the effect of such amendment or other modification on other Lenders; provided, further, no amendment, modification or waiver expressly requiring the consent of all Lenders pursuant to Section 12.01(b) shall be effective without the consent of the Affiliated Lender, in its capacity as a Lender.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.05(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.06, 4.07, 4.08, 4.09 and 4.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.05(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an Administrative Agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee lender, administrative details information with respect to such assignee lender (unless the assignee lender shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(iv) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms, the Administrative Agent shall promptly record each assignment made in accordance with this Section 12.05(c) in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 12.05(c). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. %3. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a

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natural Person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
(i)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the consent of all Lenders, as set forth in first proviso in Section 12.01 that affects such Participant. The Borrower agree that each Participant shall be entitled to the benefits of Section 4.08, 4.09 and 4.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.05(b); provided that such Participant agrees to be subject to the provisions of Section 4.09 as if it were an assignee under Section 12.05(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 4.11 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights or obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 4.09 that the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.09 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.09 and 4.10 as though it were a Lender.

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(f)    Certain Pledges. Any Lender or the Administrative Agent may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender or the Administrative Agent, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender or the Administrative Agent from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender or the Administrative Agent as a party hereto.
Section 12.06    Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.07    Benefits of Agreement.  Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Administrative Agent and their successors hereunder, the Lender Parties, each Indemnitee and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Agreement.
Section 12.08    Governing Law.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 12.09    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.09.
Section 12.10    Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf”, “tif”, “jpg” or “jpeg”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.11    Confidentiality.

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(a)    Each party to this Agreement agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its Affiliates, and to its and its Affiliates’ directors, officers, employees, trustees and Administrative Agents, including accountants, legal counsel and other Administrative Agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and any failure of such Persons acting on behalf of such party to comply with this Section shall constitute a breach of this Section by the relevant party, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable Law (including NY Public Officers Law, Article 6, and 21 NYCRR § 501, if applicable) or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with audits and reviews by regulatory and self-regulatory authorities, each party shall notify the other parties hereto as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided, further, that in no event shall any party hereto be obligated or required to return any materials furnished by any other party hereto, (iii) to any other party to this Agreement or under the other Loan Documents, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (v) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (vi) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any Lender's rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any interest rate cap contract or derivative transaction relating to any Relevant Party or the Sponsor and its obligations under the Loan Documents, or (C) any pledgee of a Lender referred to in Section 12.05; provided, however, that Confidential Information may be disclosed to any such pledgee of a Lender that is a Governmental Authority without being subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, (vii) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to such party or its Affiliates on a nonconfidential basis from a source other than the Sponsor or the Borrower, (viii) as part of a Lender’s investor reporting requirements pursuant to applicable Law or required by any regulatory authority or self-regulatory authority with jurisdiction over such Lender; provided, such reporting shall be limited to (A) the name of the Borrower, (B) the amount of such Lender’s Commitments, (C) the jurisdiction of the facility, (D) the sector and sub-sector in which the Borrower operators, (E) the maturity and average life of the Lender’s Loans, and (F) the Applicable Interest Rates and yield to maturity, or (ix) with the consent of the Borrower. For the purposes hereof, “Confidential Information” shall mean (1) with respect to Borrower, all information received by the Administrative Agent or the Lenders from the Sponsor, the Borrower or any Subsidiary relating to the Sponsor, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Sponsor, the Borrower or any Subsidiary, and (2) with respect to the Administrative Agent or the Lenders, all information received by any Relevant Party or the Sponsor from the Administrative Agent or any Lender relating to the Administrative Agent or any Lender or its business, including information

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relating to fees, other than any such information that is available to such Relevant Party or the Sponsor on a nonconfidential basis prior to disclosure by the Administrative Agent or such Lender; provided that, in the case of information received from the Sponsor, the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.
(b)    EACH PARTY HERETO ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 12.11(A) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION CONCERNING SUCH OTHER PARTIES HERETO AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)    ALL CONFIDENTIAL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION ABOUT THE SPONSOR, THE BORROWER, THE RELEVANT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE CONFIDENTIAL INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 12.12    USA PATRIOT ACT.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

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Section 12.13    Corporate Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Borrower or the Administrative Agent, in each of their capacities hereunder, under this Agreement or any certificate or other writing delivered in connection herewith, against (i) the Administrative Agent in its individual capacity, or (ii) any partner, member, owner, beneficiary, Administrative Agent, officer, director, employee or Administrative Agent of the Administrative Agent in its individual capacity, any holder of equity in the Borrower or the Administrative Agent or in any successor or assign of the Administrative Agent in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Administrative Agent has no such obligations in its individual capacity), and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.
Section 12.14    Non-Recourse.  No claims may be brought against any of the Borrower’s directors or officers for any Obligations, except in the case of fraud or actions taken in bad faith by such Persons.
Section 12.15    Administrative Agent’s Duties and Obligations Limited.  The duties and obligations of the Administrative Agent, in its various capacities hereunder, shall be limited to those expressly provided for in their entirety in this Agreement (including any exhibits to this Agreement). Any references in this Agreement (and in the exhibits to this Agreement) to duties or obligations of the Administrative Agent in its various capacities hereunder, that purport to arise pursuant to the provisions of any of the Loan Documents shall only be duties and obligations of the Administrative Agent if the Administrative Agent is a signatory to any such Loan Documents.
Section 12.16    Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 12.17    Right of Setoff.  Subject to Article III of the Collateral Agency Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section 12.17 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative

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Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 12.18    Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 12.19    Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the making thereof and the termination of this Agreement.
Section 12.20    No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Coordinating Lead Arrangers, the Joint Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates are arm’s-length commercial transactions between the Borrower and their respective Affiliates, on the one hand, and the Coordinating Lead Arrangers, the Joint Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Coordinating Lead Arrangers, the Joint Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, Administrative Agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Coordinating Lead Arrangers, the Joint Lead Arrangers, the Joint Bookrunners, the Lender Parties nor their Affiliates have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Coordinating Lead Arrangers, the Joint Lead Arrangers, the Joint Bookrunners, the Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and neither the Coordinating Lead Arrangers, the Joint Lead Arrangers, the Joint Bookrunners, the Lender Parties nor their Affiliates have any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Coordinating Lead Arrangers,

CPAM: 12877541.11

the Joint Lead Arrangers, the Joint Bookrunners, the Lender Parties and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.21    Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 12.22    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
[Signature Pages Follow]

CPAM: 12877541.11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

BORROWER:

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC

By:	Sunrun Scorpio Portfolio 2017-B, LLC
Its:	Sole Member

By:	Sunrun Scorpio Holdco 2017, LLC
Its:	Sole Member

By:	Sunrun Inc.
Its:	Sole Member

By:
Name: Robert Komin, Jr.
Title: Chief Financial Officer

Signature Page to Scorpio Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as Lender
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

ING CAPITAL LLC, as Lender
By:
Name:
Title:
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

BANKUNITED, N.A., as Lender
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

CDPQ AMERICAN FIXED INCOME V INC., as Lender
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

SILICON VALLEY BANK, as Lender
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

ZB, NATIONAL ASSOCATION dba NATIONAL BANK OF ARIZONA, as Lender
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as LC Issuer
By:
Name:
Title:

Signature Page to Scorpio Credit Agreement

Exhibit A-1
Form of Borrowing Notice
[LETTERHEAD OF BORROWER]
BORROWING NOTICE
[_____], 20__1
KeyBank National Association,
as Administrative Agent
127 Public Square
Cleveland, OH 44114
Mailcode: OH-01-27-1122
Attention: [***], Senior Vice President
Email: [***]

Re:    Sunrun Scorpio Portfolio 2017-A, LLC
Ladies and Gentlemen:
This Borrowing Notice (this “Notice”) is delivered to you pursuant to Section 2.01(c) of that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby gives irrevocable notice to the Administrative Agent, pursuant to Section 2.01(c) of the Credit Agreement, that the undersigned Authorized Officer hereby requests a Delayed Draw Loan under the Credit Agreement on behalf of the Borrower.
In connection with such request, the undersigned Authorized Officer certifies that such person is an Authorized Officer and sets forth below the following information as required by Section 2.01(c) of the Credit Agreement:

(1)	The proposed date of the funding for the Delayed Draw Loan is __________ (the [“Closing Date”][2] [“Advance Date”]3), which day is a Business Day not earlier than
1 The Borrower shall deliver a Borrowing Notice to the Administrative Agent no later than 10:00 a.m. at least five (5) Business Days in advance of the proposed funding date (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).
2 To be included for a borrowing on the Closing Date.
3 To be included for borrowings on a date other than the Closing Date.

Exhibit A-1 – 1
CPAM: 12959353.4

five (5) Business Days following the date hereof (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion).

(2)	The principal amount of Delayed Draw Loans to be borrowed is $__________[4].

(3)	The Type of Loans to be borrowed are [LIBO Loans] [Base Rate Loans].

(4)	The proceeds of the Delayed Draw Loan shall be credited to the following account(s):

Amount Requested	Account

The undersigned certifies as of the date hereof on behalf of the Borrower, and not in such person’s individual capacity, that:

(a)
as of the [Closing Date][5] [Advance Date][6], each of the conditions precedent set forth in [Section 9.01][7] [Section 9.02][8] of the Credit Agreement will be satisfied or waived in accordance with the terms of the Credit Agreement; and

(b)
after giving effect to the proposed borrowing, the aggregate principal amount of the Delayed Draw Loans outstanding will not be greater than the Available Borrowing Base calculated as of the [Closing Date][9] [Advance Date][10].

Delivery of an executed counterpart of this Borrowing Notice by telephonic, facsimile or other electronic means will be effective as delivery of any original executed counterpart of this Borrowing Notice.
[remainder of page intentionally blank]
4 Must be an aggregate minimum amount of $[2,000,000] and integral multiples of $100,000 in excess of that amount, or, if less, the remaining amount necessary in order for the Borrower to fully utilize all available Delayed Draw Loan Commitments.
5 To be included for a borrowing on the Closing Date.
6 To be included for borrowings on a date other than the Closing Date.
7 To be included for a borrowing on the Closing Date.
8 To be included for borrowings on a date other than the Closing Date.
9 To be included for a borrowing on the Closing Date.
10 To be included for borrowings on a date other than the Closing Date.

Exhibit A-1 – 2
CPAM: 12959353.4

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Notice to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN SCORPIO PORTFOLIO 2017-A, LLC

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit A-1 – 3
CPAM: 12959353.4

Exhibit A-2
Form of Available Borrowing Base Certificate
AVAILABLE BORROWING BASE CERTIFICATE
[_____], 20__
KeyBank National Association,
as Administrative Agent
127 Public Square
Cleveland, OH 44114
Mailcode: OH-01-27-1122
Attention: [***], Senior Vice President
Email: [***]

Re:    Sunrun Scorpio Portfolio 2017-A, LLC
Ladies and Gentlemen:
This certificate (this “Certificate”) is delivered to you pursuant to [Section 2.01(c)(v) of] [Section 6.25 of] [the definition of “Permitted Fund Disposition” set forth in] that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby certifies to the Administrative Agent that, as of the date hereof:

(a)
attached hereto as Appendix A are calculations showing the Available Borrowing Base as of the Available Borrowing Base Determination Date, which were calculated in good faith and a manner consistent in all material respects with and supported by the Base Case Model; and

(b)	attached hereto as Appendix B is the Amortization Schedule, as updated pursuant to the terms of the Credit Agreement.
[remainder of page intentionally blank]

Exhibit A-2 – 1
CPAM: 12959353.4

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN SCORPIO PORTFOLIO 2017-A, LLC

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit A-2 – 2
CPAM: 12959353.4

Appendix A
Available Borrowing Base Calculations
[Calculations to be attached]

Exhibit A-2 – 3
CPAM: 12959353.4

Appendix B
Amortization Schedule
[Amortization Schedule to be attached]

Exhibit A-2 – 4
CPAM: 12959353.4

Exhibit A-3
Form of Interest Election Request
INTEREST ELECTION REQUEST
[_____], 20__
KeyBank National Association,
as Administrative Agent
127 Public Square
Cleveland, OH 44114
Mailcode: OH-01-27-1122
Attention: [***], Senior Vice President
Email: [***]

Re:    Sunrun Scorpio Portfolio 2017-A, LLC
Ladies and Gentlemen:
This Interest Election Request is delivered to you pursuant to Section 2.03(f) of that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
By this Interest Election Request, the Borrower hereby notifies the Administrative Agent of its request, as follows:

☐	A continuation of LIBO Loans for a new Interest Period, as follows:

i.	The original Advance Date for such LIBO Loans was __________________, 20__.

ii.	The requested effective date of the proposed continuation is __________________, 20__ (the “Interest Period Date”), which is a Business Day.

iii.	On the proposed Interest Period Date the aggregate amount of LIBO Loans subject to such continuation is [_____] Dollars ($[_____]).

☐	A conversion of Delayed Draw Loans from one type to another, as follows:

Exhibit A-3 – 1
CPAM: 12959353.4

i.	The original Advance Date for such Delayed Draw Loans was __________________, 20__.

ii.	The requested effective date of the proposed conversion is __________________, 20__ (the “Interest Period Date”), which is a Business Day.

iii.	On the proposed Interest Period Date, [LIBO Loans][Base Rate Loans] in the aggregate principal amount of [_____] Dollars ($[_____]) are to be converted to [LIBO Loans][Base Rate Loans].
[The Borrower hereby certifies that no Default or Event of Default exists on the date hereof.]11
[Remainder of Page Intentionally Left Blank]
11 To be included if converting Base Rate Loans to LIBO Loans.

Exhibit A-3 – 2
CPAM: 12959353.4

IN WITNESS WHEREOF, the Borrower has caused this Interest Election Request to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN SCORPIO PORTFOLIO 2017-A, LLC

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit A-3 – 3
CPAM: 12959353.4

Exhibit B
Form of Assignment and Assumption
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee: ______________________________
[as [Lender] or [Affiliate][Approved Fund] of [identify Lender]]12

3.	Borrower: Sunrun Scorpio Portfolio 2017-A, LLC
12 Indicate the appropriate option only if the Assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender.

Exhibit B – 1
CPAM: 12959353.4

4.	Administrative Agent: KeyBank National Association, as administrative agent on behalf of the Lenders under the Credit Agreement

5.
Credit Agreement: Credit Agreement, dated as of October 20, 2017, among Sunrun Scorpio Portfolio 2017-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KeyBank National Association, as LC Issuer.

6.	Assigned Interest:

Assignor
Assignee
Aggregate Amount of Delayed Draw Loan Commitment/Loans for Lender[1]	$________
Amount of Delayed Draw Loan Commitment/Loans Assigned	$________
Percentage Assigned of Delayed Draw Loan Commitment/Loans[2]	________%
Aggregate Amount of LC Commitment/Loans for Lender[3]	$________
Amount of LC Commitment/Loans Assigned	$________
Percentage Assigned of LC Commitment/Loans[4]	________%

[1]	Amounts in this row and in the row immediately below to be adjusted by the counterparty to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[3]	Amounts in this row and in the row immediately below to be adjusted by the counterparty to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

7.	[Trade Date: __________________]

8.	Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

9.
[The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Lenders and their Affiliates or their respective securities) will be made

Exhibit B – 2
CPAM: 12959353.4

available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable Laws, including Federal and state securities laws.]

Exhibit B – 3
CPAM: 12959353.4

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[1]
[NAME OF ASSIGNOR]

By: ______________________________
Name: ____________________________
Title: _____________________________

ASSIGNEE[2]
[NAME OF ASSIGNEE]

By: ______________________________
Name: ____________________________
Title: _____________________________

[1] Include both Approved Fund and manager making the trade (if applicable).
[2] Include both Approved Fund and manager making the trade (if applicable).

[Consented to and]15 Accepted:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By: ______________________________
Name: ____________________________
Title: _____________________________

[Consented to:]16

[KEYBANK NATIONAL ASSOCIATION,
15 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
16 To be added only if the consent of the LC Issuer is required by the terms of the Credit Agreement.

Exhibit B – 4
CPAM: 12959353.4

as LC Issuer]

By: ______________________________
Name: ____________________________
Title: _____________________________

Exhibit B – 5
CPAM: 12959353.4

[Consented to:]17

[SUNRUN SCORPIO PORTFOLIO 2017-A, LLC,
as Borrower]

By: ______________________________
Name: ____________________________
Title: _____________________________

17 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit B – 6
CPAM: 12959353.4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates, the Sponsor, any other Loan Party or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates, the Sponsor, any other Loan Party or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.05(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.05(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a)(i) or (ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it

Exhibit B – 7
CPAM: 12959353.4

will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without reference to its conflict of laws other than Section 5-1401 of the New York General Obligations Law.

Exhibit B – 8
CPAM: 12959353.4

Exhibit C-1
Form of Letter of Credit
DSR LETTER OF CREDIT
[Letterhead of KeyBank National Association]
IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. [_______]
Dated: [_______________]
APPLICANT:

Sunrun Scorpio Portfolio 2017-A, LLC
595 Market St., 29th Floor
San Francisco, CA 94105
Attention: General Counsel
Fax: (415) 727-3500

BENEFICIARY:

[___________], as Collateral Agent
[___________]18
[___________]
Attention: [___________]

Dear Beneficiary:
At the request of and for the account of Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Account Party”), we hereby establish in your favor as beneficiary and in your capacity as Collateral Agent for the Secured Parties (the “Collateral Agent” or “Beneficiary”), pursuant to that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Account Party, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer, our Irrevocable Transferable Letter of Credit No. [___] (this “Letter of Credit”) whereby, subject to the terms and conditions contained herein, you are hereby irrevocably authorized to draw on KeyBank National Association, by your draft or drafts at sight, up to an aggregate amount not to exceed the Dollar amount for the relevant time period set forth on Schedule 1 hereto (such amount, as it may be reduced in accordance with the terms hereof, the “Stated Amount”).
18 Insert applicable address information.

Exhibit C-1– 1
CPAM: 12959353.4

This Letter of Credit shall be effective immediately and shall expire on the Expiration Date (as hereinafter defined). Partial drawings on this Letter of Credit are permitted.
You may draw upon this Letter of Credit at any time on or prior to the Expiration Date by presenting (a) a sight draft in the form of Exhibit A (a “Sight Draft”), appropriately completed and executed by your authorized officer and (b) a certificate in the form of Exhibit B (a “Certificate”), appropriately completed and executed by your authorized officer.
The Stated Amount shall be reduced by the amount of any paid drawing hereunder. Presentation of any Sight Draft and Certificate shall be made at our office located at KeyBank National Association, 4900 Tiedeman Road, Mailcode: OH-01-49-0455, Cleveland, OH 44144-2302. We hereby agree with you that any Sight Draft and Certificate drawn under and in compliance with the terms of this Letter of Credit shall be duly honored by us upon delivery, if presented on or before our close of business on the Expiration Date at our office specified above.
Provided that a compliant drawing is presented by 12:00 p.m., Eastern Prevailing Time, on any Banking Day, payment shall be made to you of the amount specified in the applicable Sight Draft, not to exceed the Stated Amount, in immediately available funds, not later than 11:00 a.m., Eastern Prevailing Time, on the second following Banking Day. A compliant drawing presented after 12:00 p.m, Eastern Prevailing Time on any Banking Day, will be paid on the third following Banking Day.
As used herein, “Banking Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions are authorized or required to be closed in London, UK, the State of New York, the State of California and Cleveland, Ohio.
If any drawing presented under this Letter of Credit does not comply with the terms and conditions hereof, we will advise you of same by facsimile transmission to [___________]19 within one (1) Banking Day and give the reasons for such non-compliance. Upon being notified that your drawing was not effected, you may attempt to correct any such non-compliant drawing if, and to the extent that you are entitled and able to do so on or before the Expiration Date.
This Letter of Credit shall expire on October 20, 2018, the date that is the first anniversary of this Letter of Credit (the “Expiration Date”); provided, however, that it is a condition of this Letter of Credit that the Expiration Date shall automatically be extended, without amendment, for additional periods of one year from the present and each future Expiration Date, unless we notify you in writing, by registered mail/return receipt requested, or overnight courier service at least thirty (30) days prior to the then current Expiration Date, that we elect not to extend this Letter of Credit for such additional period of time; provided, further, that in no event shall the Expiration Date automatically extend beyond the date that is the seventh anniversary of the date of this Letter of Credit. Upon receipt of such notice, the Beneficiary may draw hereunder up to the full amount then available under this Letter of Credit by presentation of the Beneficiary’s Sight Draft and Certificate.
19 Insert facsimile number of the Beneficiary.

Exhibit C-1– 2
CPAM: 12959353.4

This Letter of Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Collateral Agent. Transfer of this Letter of Credit is subject to our receipt of instruction in the form attached hereto as Exhibit C (“Transfer Credit In Entirety Form”), accompanied by this original Letter of Credit and any amendments hereto. Transfer charges are for the account of the Account Party. This Letter of Credit may not be transferred to any person or entity with which U.S. persons are prohibited from doing business under U.S. foreign assets control regulations or other applicable U.S. laws and regulations.
Only you as the Beneficiary may draw upon this Letter of Credit. Upon the earliest of (i) the honoring by us of the final drawing available to be made hereunder, (ii) our receipt of this outstanding Letter of Credit and all amendments hereto, and a written certificate signed by your authorized officer, in the form of Exhibit D (“Early Cancellation Authority”) appropriately completed stating that this Letter of Credit is no longer required by you and may be cancelled prior to the Expiration Date or (iii) the Expiration Date, this Letter of Credit shall automatically terminate and be delivered to us by the Beneficiary for cancellation.
This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
This Letter of Credit is issued subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600 (the “UCP”). The laws of the State of New York shall apply to matters not governed by the UCP.

Very truly yours,

KEYBANK NATIONAL ASSOCIATION

By: ______________________________
Name:
Title:

Exhibit C-1– 3
CPAM: 12959353.4

Schedule 1
to Letter of Credit
No. ______
Schedule 1
Stated Amount: [_____]

Exhibit C-1– 4
CPAM: 12959353.4

Exhibit A
to Letter of Credit
No. ______
SIGHT DRAFT
[Date]

KeyBank National Association
Standby Letter of Credit Services
4900 Tiedeman Road
Cleveland, OH 44144
Mailcode: OH-01-49-0455
Fax: (216) 813-3719

Re:    Irrevocable Transferable Letter of Credit No. [_________]

At Sight

Pay to __________________, as Collateral Agent, in immediately available funds ___________ Dollars ($___________), pursuant to Irrevocable Transferable Letter of Credit No.___________

[___________],
as Collateral Agent

By: ______________________________
Name:
Title:

Please wire draw proceeds per the following instructions:

TO:

ABA or ROUTING #:
ATTN:

REFERENCE:
CREDIT ACCOUNT:

Exhibit C-1– 5
CPAM: 12959353.4

Exhibit B
to Letter of Credit
No. ______
CERTIFICATE
[Date]

KeyBank National Association
Standby Letter of Credit Services
4900 Tiedeman Road
Cleveland, OH 44144
Mailcode: OH-01-49-0455
Fax: (216) 813-3719

Re:    Irrevocable Transferable Letter of Credit No. [________]
Ladies/Gentlemen:
This certificate is presented in accordance with the terms of your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).
We hereby certify that:
1.    In connection with that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer (each as defined therein), the Beneficiary is making a demand for payment under the Letter of Credit in the sum of US$_____________, which amount, together with all previous drawings honored pursuant to the Letter of Credit, does not exceed the current Stated Amount of the Letter of Credit; and
2.    [Beneficiary to make one of the following statements in this paragraph 2:]
[Pursuant to the terms of that certain Depository Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, modified, supplemented or replaced from time to time, the “Depository Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, as Borrower, KeyBank National Association, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent and as Depository Bank (i) the monies on deposit in the Revenue Account are not anticipated by the Administrative Agent to be adequate to pay the amounts required to be paid

Exhibit C-1– 6
CPAM: 12959353.4

pursuant to Section 4.02(b)(iii)(A), Section 4.02(b)(iii)(B)(x) and Section 4.02(b)(iv)(A)(2) of the Depository Agreement, (ii) such insufficient amount is at least in an amount equal to this drawing and (iii) the proceeds of such drawing will be applied to the payment of such insufficient amount.]
or
[LC Issuer has failed to maintain at least one of the following credit ratings (a) “Baa2” or higher from Moody’s, (b) “BBB” or higher from S&P and (c) “BBB” or higher from Fitch and thirty (30) days have elapsed since the LC Issuer failed to maintain such ratings.]
or
[This Letter of Credit has not been replaced at least ten (10) days prior to its stated expiration date.]
3.    The amount demanded hereby has been calculated in accordance with the terms of the Depository Agreement.
4.     You are hereby directed to pay the amount so demanded to:
[Insert wire transfer instructions for the Debt Service Reserve Account]
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C-1– 7
CPAM: 12959353.4

[___________],
as Collateral Agent

By: ______________________________
Name:
Title:

Exhibit C-1– 8
CPAM: 12959353.4

Exhibit C
to Letter of Credit
No. ______
TRANSFER CREDIT IN ENTIRETY FORM
[Date]

KeyBank National Association
Standby Letter of Credit Services
4900 Tiedeman Road
Cleveland, OH 44144
Mailcode: OH-01-49-0455
Fax: (216) 813-3719

Re:    Irrevocable Transferable Letter of Credit No. [_________]
Ladies/Gentlemen:
This is a transfer certificate presented in accordance with your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).
The undersigned, as beneficiary under the Letter of Credit, hereby irrevocably transfers to _______ [insert name and address of transferee] all rights of the undersigned beneficiary to draw under the Letter of Credit. Transferee is successor Collateral Agent pursuant to that certain Collateral Agency and Intercreditor Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, modified, supplemented or replaced from time to time, the “Collateral Agency Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, KeyBank National Association, as Administrative Agent, Deutsche Bank Trust Company Americas, as Collateral Agent, and each Secured Party from time to time party thereto.
By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights of the undersigned as beneficiary thereof.
The Letter of Credit and all amendments are returned herewith and ask you to endorse the within transfer on the reverse thereof and forward directly to the Transferee with your customary notice of transfer.
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C-1– 9
CPAM: 12959353.4

[___________],
as Collateral Agent

By: ______________________________
Name:
Title:

Exhibit C-1– 10
CPAM: 12959353.4

Exhibit D
to Letter of Credit
No. ______
EARLY CANCELLATION AUTHORITY
[Date]

KeyBank National Association
Standby Letter of Credit Services
4900 Tiedeman Road
Cleveland, OH 44144
Mailcode: OH-01-49-0455
Fax: (216) 813-3719

Ladies/Gentlemen:
This certificate is presented in accordance with your Irrevocable Transferable Letter of Credit No. [_______] held by us (the “Letter of Credit”).
The undersigned, as beneficiary under the Letter of Credit, hereby confirms that it is no longer required by us and may be cancelled. The original Letter of Credit and any amendments thereto, accompany this certificate.
This certificate has been executed and delivered by a duly authorized officer of the undersigned on the date first above written.

[___________],
as Collateral Agent

By: ______________________________
Name:
Title:

Exhibit C-1– 11
CPAM: 12959353.4

Exhibit C-2
Form of Notice of LC Activity
NOTICE OF LC ACTIVITY
(Delivered pursuant to Section 2.02(b)
of the Credit Agreement)
Dated: _______________20

KeyBank National Association,
as Administrative Agent and LC Issuer
127 Public Square
Cleveland, OH 44114
Mailcode: OH-01-27-1122
Attention: [***], Senior Vice President
Email: [***]

Cc: KeyBank National Association
Standby Letter of Credit Services
4900 Tiedeman Road
Cleveland, OH 44144
Mailcode: OH-01-49-0455
Fax: (216) 813-3719
Email: Standby_Letter_Of_Credit_Origination@KeyBank.com

Re:    Sunrun Scorpio Portfolio 2017-A, LLC
Ladies and Gentlemen:
This irrevocable Notice of LC Activity (this “Certificate”) is delivered to you pursuant to Section 2.02(b) of that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SUNRUN SCORPIO PORTFOLIO 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KEYBANK NATIONAL ASSOCIATION, as LC Issuer. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.
20 The Notice of LC Activity shall be delivered by 11:00 a.m. (Cleveland, Ohio time) at least five (5) Business Days before the proposed date of such issuance, extension, increase or decrease of the Stated Amount of the Letter of Credit.

Exhibit C-2 – 1
CPAM: 12959353.4

1.We request that the [Insert description of Letter of Credit] (the “Letter of Credit”) be [issued][extended][amended] as provided herein. The Stated Amount of the [requested][current] Letter of Credit is the Dollar amount for the relevant time period set forth on Schedule 1 hereto.
[Paragraph 2 to be added in the case of a request for decrease in the Stated Amount of a Letter of Credit]
2.We request that the Stated Amount of the Letter of Credit be decreased to the amount set forth on Schedule 1 hereto.
[Paragraph 3 to be added in the case of a request for increase in the Stated Amount of a Letter of Credit]
3.We request that the Stated Amount of the Letter of Credit be increased to the amount set forth on Schedule 1 hereto.
[Paragraph 4 to be added in the case of a request for extension of a Letter of Credit]
4.We request the Expiration Date of the Letter of Credit be extended from _______________ to _______________, and such requested Expiration Date does not extend beyond the expiration date in Section 2.02(a)(iii)(B) of the Credit Agreement
[Paragraph 5 to be added in the case of a request for reinstatement of a Letter of Credit]
5.The proposed date of the requested [issuance][extension][amendment][increase in the Stated Amount as set forth on Schedule 1][decrease in the Stated Amount as set forth on Schedule 1] of the Letter of Credit is [_______________]21.
6.The Expiration Date of the Letter of Credit is _____________.
7.The LC Issuer is instructed to deliver the [Letter of Credit][amended Letter of Credit]22 / [notice of [decrease][increase] in the Stated Amount of the Letter of Credit as reflected on Schedule 1 thereto]23 to [Insert beneficiary of the Letter of Credit], at [Insert address of beneficiary of the Letter of Credit].
Borrower hereby certifies to Administrative Agent, the LC Issuer and the Lenders that the following statements are accurate, true and complete as of the date hereof, and will be accurate, true and complete on and as of the proposed date of the requested [issuance][extension][amendment][decrease in the Stated Amount as reflected on Schedule 1][increase in the Stated Amount as set forth on Schedule 1] of the Letter of Credit:
21 The proposed date of such issuance, extension, increase in Stated Amount, or decrease in Stated Amount shall be no less than five (5) Business Days after the date of this Notice of LC Activity and shall be a Business Day.
22 Insert in case of amendment, issuance or extension of a Letter of Credit.
23 Insert in case of decrease or increase in the Stated Amount of a Letter of Credit.

Exhibit C-2 – 2
CPAM: 12959353.4

A.    The Letter of Credit requested or modified hereby shall only be used in the manner and for the purposes specified and permitted by the Credit Agreement.
B.    Each of the applicable conditions set forth in Section 2.02 and other applicable Sections of the Credit Agreement has been satisfied or waived in accordance with the terms thereof.
[Paragraph C to be added in the case of an increase or decrease in the Stated Amount of a Letter of Credit]
C.    Attached hereto is a written confirmation of [Insert beneficiary of the Letter of Credit] confirming the [increase][decrease] in the Stated Amount of the Letter of Credit and the updated draft of Schedule 1 thereto.]
[SIGNATURE PAGE FOLLOWS]

Exhibit C-2 – 3
CPAM: 12959353.4

Sincerely,

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC,
a Delaware limited liability company

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit C-2 – 4
CPAM: 12959353.4

Schedule 1
to Notice of LC Activity

Schedule 1
Stated Amount: [_____]

Exhibit C-2 – 5
CPAM: 12959353.4

Exhibit D-1
Form of U.S. Tax Compliance Certificate
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable). By executing this withholding certificate, the undersigned agrees that (1) if the information provided on this withholding certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By: ______________________________
Name: ____________________________
Title: _____________________________
Date: ________ __, 20__

Exhibit D-1 – 1
CPAM: 12959353.4

Exhibit D-2
Form of U.S. Tax Compliance Certificate
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a withholding certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable). By executing this withholding certificate, the undersigned agrees that (1) if the information provided on this withholding certificate changes, the undersigned shall promptly so inform such Lender in writing and shall provide it with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable)in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By: ______________________________
Name: ____________________________
Title: _____________________________
Date: ________ __, 20__

Exhibit D-2 – 1
CPAM: 12959353.4

Exhibit D-3
Form of U.S. Tax Compliance Certificate
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members that are claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following withholding certificates from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing its withholding certificate, the undersigned agrees that (1) if the information provided on its withholding certificate changes, the undersigned shall promptly so inform such Lender and shall provide it with a new withholding certificate with such correct information and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit D-3 – 1
CPAM: 12959353.4

[NAME OF PARTICIPANT]
By: ______________________________
Name: ____________________________
Title: _____________________________
Date: ________ __, 20__

Exhibit D-3 – 2
CPAM: 12959353.4

Exhibit D-4
Form of U.S. Tax Compliance Certificate
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
Pursuant to the provisions of Section 4.09 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) and (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members that are claiming the portfolio interest exemption is (x) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (y) a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-BEN-E (whichever is applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-BEN-E (whichever is applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing its withholding certificate, the undersigned agrees that (1) if the information provided on its withholding certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and shall provide them with a new withholding certificate with the correct information, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective withholding certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Exhibit D-4 – 1
CPAM: 12959353.4

[NAME OF LENDER]
By: ______________________________
Name: ____________________________
Title: _____________________________
Date: ________ __, 20__

Exhibit D-4 – 2
CPAM: 12959353.4

Exhibit E
Form of [***]
[***]
[Date]
The undersigned officer of Sunrun Inc., a Delaware corporation and the sole member of Sunrun Scorpio Holdco 2017, LLC, a Delaware limited liability company, which in turn is the sole member of Sunrun Scorpio Portfolio 2017-B, LLC, a Delaware limited liability company, which in turn is the sole member of Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (“Borrower”), hereby delivers this [***] pursuant to Section 6.29 of that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, “Credit Agreement”), among the Borrower, the financial institutions as Lenders from time to time party thereto, KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KeyBank National Association, as LC Issuer. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned hereby certifies as of the date hereof on behalf of the Borrower and not in such person’s individual capacity that:

1.	A [***] has occurred with respect to one or more [***]; and

2.
Attached hereto as Schedule A is a written acknowledgement from each applicable Tax Equity Class A Member in respect of an [***] for which a [***] has occurred, confirming (or evidencing to the satisfaction of the Administrative Agent, in its sole discretion) that such [***] has been eliminated.

[remainder of page intentionally blank]

Exhibit E – 1
CPAM: 12959353.4

IN WITNESS WHEREOF, the undersigned has executed and delivered this [***] and caused it to be delivered as of the date first written above.

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC,
a Delaware limited liability company

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

ACKNOWLEDGED BY:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By: ______________________________
Name: ____________________________
Title: _____________________________

Exhibit E – 2
CPAM: 12959353.4

Schedule A
[Tax Equity Class A Member Acknowledgement]

Exhibit E – 3
CPAM: 12959353.4

Exhibit F
[Reserved.]

Exhibit F – 1
CPAM: 12959353.4

Exhibit G
[Reserved.]

Exhibit G – 1
CPAM: 12959353.4

Exhibit H-1
Form of Delayed Draw Loan Note
DELAYED DRAW LOAN NOTE
No. [_____]
[___________], 20[__]
For value received, the undersigned, SUNRUN SCORPIO PORTFOLIO 2017-A, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [_______________], or its permitted assigns (the “Lender”), the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this Delayed Draw Loan Note advanced by the Lender to Borrower pursuant to that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KEYBANK NATIONAL ASSOCIATION, as LC Issuer, and all other amounts owed by Borrower to the Lender hereunder.
Payments of principal of, and interest on, this Delayed Draw Loan Note are to be made to the Administrative Agent for the account of the Lender or as otherwise instructed by the Lender in writing, in lawful money of the United States of America.
This is one of the Delayed Draw Loan Notes referred to in Section 2.04 of the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.
This Delayed Draw Loan Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Delayed Draw Loan Note.
The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.
Borrower authorizes the Lender to record on the schedule annexed to this Delayed Draw Loan Note the date and amount of each Delayed Draw Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this Delayed Draw Loan Note any continuations of the schedule

Exhibit H-1 – 1
CPAM: 12959353.4

attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Delayed Draw Loans.
Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to pay other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.
If any payment due on this Delayed Draw Loan Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Credit Agreement.
Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Delayed Draw Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.
Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Delayed Draw Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.
Except as permitted by the Credit Agreement, this Delayed Draw Loan Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this Delayed Draw Loan Note may be effected only by a surrender of the Delayed Draw Loan Note by Lender and either reissuance of the Delayed Draw Loan Note or issuance of a new Delayed Draw Loan Note by the Borrower to the new lender.
THIS DELAYED DRAW LOAN NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit H-1 – 2
CPAM: 12959353.4

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC,
a Delaware limited liability company

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit H-1 – 3
CPAM: 12959353.4

Date	Advance	Prepayment or Repayment	Outstanding Balance

Exhibit H-1 – 4
CPAM: 12959353.4

Exhibit H-2
Form of LC Loan Note
LC LOAN NOTE
No. [_____]
[___________], 20[__]
For value received, the undersigned, SUNRUN SCORPIO PORTFOLIO 2017-A, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [_______________], or its permitted assigns (the “Lender”), the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this LC Loan Note advanced by the Lender to Borrower pursuant to that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KEYBANK NATIONAL ASSOCIATION, as LC Issuer, and all other amounts owed by Borrower to the Lender hereunder.
Payments of principal of, and interest on, this LC Loan Note are to be made to the Administrative Agent for the account of the Lender or as otherwise instructed by the Lender in writing, in lawful money of the United States of America.
This is one of the LC Loan Notes referred to in Section 2.04 of the Credit Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 of the Credit Agreement.
This LC Loan Note is made in connection with and is secured by, among other instruments, the provisions of the Collateral Documents. Reference is hereby made to the Credit Agreement and the Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this LC Loan Note.
The principal amount hereof is payable in accordance with the Credit Agreement, and such principal amount may be prepaid solely in accordance with the Credit Agreement.
Borrower authorizes the Lender to record on the schedule annexed to this LC Loan Note the date and amount of each LC Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this LC Loan Note any continuations of the schedule attached thereto as necessary. No

Exhibit H-2 – 1
CPAM: 12959353.4

failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the LC Loans.
Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Credit Agreement, and Borrower agrees to pay other fees and costs as stated in the Credit Agreement at the times specified in, and otherwise in accordance with, the Credit Agreement.
If any payment due on this LC Loan Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Credit Agreement.
Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this LC Loan Note may become or be declared to be immediately due and payable as provided in the Credit Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.
Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this LC Loan Note, at the times specified in, and otherwise in accordance with, the Credit Agreement.
Except as permitted by the Credit Agreement, this LC Loan Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this LC Loan Note may be effected only by a surrender of the LC Loan Note by Lender and either reissuance of the LC Loan Note or issuance of a new LC Loan Note by the Borrower to the new lender.
THIS LC LOAN NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit H-2 – 2
CPAM: 12959353.4

SUNRUN SCORPIO PORTFOLIO 2017-A, LLC,
a Delaware limited liability company

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit H-2 – 3
CPAM: 12959353.4

Date	Advance	Prepayment or Repayment	Outstanding Balance

Exhibit H-2 – 4
CPAM: 12959353.4

Exhibit I
Form of Base Case Model
See file named “Sunrun Scorpio 2017 - Draw Model (2017-10-16) (TLA)” delivered by the Borrower on October 14, 2017.

Exhibit I – 1
CPAM: 12959353.4

Exhibit J
Form of Debt Service Coverage Ratio Certificate
DEBT SERVICE COVERAGE RATIO CERTIFICATE
[_____], 20__
KeyBank National Association,
as Administrative Agent
127 Public Square
Cleveland, OH 44114
Mailcode: OH-01-27-1122
Attention: [***], Senior Vice President
Email: [***]

Re:    Sunrun Scorpio Portfolio 2017-A, LLC
Ladies and Gentlemen:
This certificate (this “Certificate”) is delivered to you pursuant to Section 6.01(a)(v) of that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby certifies to the Administrative Agent that, as of the date hereof, attached hereto as Appendix A are calculations showing the Debt Service Coverage Ratio for the twelve-month period ending on the Calculation Date immediately preceding the date of this Certificate (or, if less than twelve months have elapsed since the Closing Date to such Calculation Date, the period from the Closing Date and ending on such Calculation Date), and otherwise calculated in good faith and a manner consistent in all material respects with and supported by the Base Case Model.
[remainder of page intentionally blank]

Exhibit J – 1
CPAM: 12959353.4

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN SCORPIO PORTFOLIO 2017-A, LLC

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit J – 2
CPAM: 12959353.4

Appendix A
Debt Service Coverage Ratio Calculations
[Calculations to be attached]

Exhibit J – 3
CPAM: 12959353.4

Exhibit K
Form of Financial Statement Certificate
FINANCIAL OFFICER’S CERTIFICATE
[_____], 20__
The undersigned officer24 of Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”) and the indirect owner of [describe applicable Opcos] (the “Opcos”), hereby delivers this Financial Officer’s Certificate pursuant to Section 6.01(a)(vi) of that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”), and KeyBank National Association, as LC Issuer. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned hereby certifies as of the date hereof on behalf of the Borrower and each Opco and not in such person’s individual capacity that the [audited Financial Statements of the Borrower and each of the Opcos (on a consolidated basis for the applicable Person and its subsidiaries), with the Financial Statements of each of the Opcos scheduled individually as “Other Financial Information” in the Financial Statements of the Borrower, all for the calendar year ended [__],] [unaudited Financial Statements of the Borrower and each of the Opcos (on a consolidated basis for the applicable Person and its subsidiaries) for the calendar quarter ended [__]], provided to the Administrative Agent pursuant to Section 6.01(a)[(i)][(ii)] of the Credit Agreement, fairly present the financial condition and results of operations of the Borrower and the applicable Opcos on a consolidated basis for the period covered thereby in accordance with GAAP (subject, in the case of any unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP).
[remainder of page intentionally blank]
24 To be signed by either the chief executive officer or chief financial officer (or other officer with similar duties) of the Borrower and each applicable Opco.

Exhibit K – 1
CPAM: 12959353.4

IN WITNESS WHEREOF, the Borrower has caused this Financial Officer’s Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN SCORPIO PORTFOLIO 2017-A, LLC

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

OPCO:
[___]

By: ______________________________
Name:
Title:

Exhibit K – 2
CPAM: 12959353.4

Exhibit L
Initial Budget
See the “Operating Budget” tab in the file named “Sunrun Scorpio 2017 - Draw Model (2017-10-16) (TLA)” delivered by the Borrower on October 14, 2017.

Exhibit L – 1
CPAM: 12959353.4

Exhibit M
Form of Permitted Fund Disposition Certificate
PERMITTED FUND DISPOSITION CERTIFICATE
[_____], 20__25
KeyBank National Association,
as Administrative Agent
127 Public Square
Cleveland, OH 44114
Mailcode: OH-01-27-1122
Attention: [***], Senior Vice President
Email: [***]

Deutsche Bank Trust Company Americas, as Collateral Agent
Trust and Agency Services
60 Wall Street, 16th Floor
MS: NYC60 - 1630
New York, NY 10005
Attention: Project Finance Agency Services – Sunrun Scorpio Portfolio 2017-A, LLC
Fax: (732) 578-4636

Re:    Sunrun Scorpio Portfolio 2017-A, LLC
Ladies and Gentlemen:
This certificate (this “Permitted Fund Disposition Certificate”) is delivered to you pursuant to the definition of “Permitted Fund Disposition” in that certain Credit Agreement, dated as of October 20, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sunrun Scorpio Portfolio 2017-A, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, as administrative agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”) and KeyBank National Association, as LC Issuer. Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.
The Borrower hereby gives notice to the Administrative Agent and the Collateral Agent, pursuant to the definition of “Permitted Fund Disposition” in the Credit Agreement, that [insert name of transferring entity] (the “Transferor”) will transfer 100% of the Membership Interests in [insert name of entity being transferred]26 (the “Transferred Entity”) to [insert name of transferee] (the “Transferee”) on [___________], 20[__] (the “Transfer Date”).
25 To be delivered at least seven (7) Business Days prior to the date of the Permitted Fund Disposition.
26 Entity being transferred shall be either (a) a Tax Equity Holdco, (b) a Wholly Owned Holdco or (c) a Wholly Owned Opco.

Exhibit M – 1
CPAM: 12959353.4

The Borrower hereby certifies to the Administrative Agent that, as of the date hereof and the date of the Permitted Fund Disposition:

(1)	Attached hereto as Appendix A is an updated Base Case Model.

(2)	Attached hereto as Appendix B is an Available Borrowing Base Certificate containing the calculation of the Available Borrowing Base as of the proposed Transfer Date.

(3)
On the Transfer Date, an amount equal to $[______] will be paid to the Administrative Agent for application in accordance with Sections 4.03(d) and 4.04 of the Credit Agreement. After giving effect to (a) the prepayment described in the immediately preceding sentence and (b) the Permitted Fund Disposition, the aggregate outstanding principal amount of the Delayed Draw Loans shall not exceed the Available Borrowing Base calculated immediately after giving effect to such Permitted Fund Disposition.

(4)	No Default or Event of Default has occurred and is continuing or would result from the Permitted Fund Disposition.

(5)	This Permitted Fund Disposition, individually or in the aggregate with each other Permitted Fund Disposition, could not reasonably be expected to have a Material Adverse Effect on the Borrower.

(6)	The Debt Service Reserve Account and the Major Maintenance Reserve Account are funded in the required amounts in accordance with the Depository Agreement.

(7)	There are no unreimbursed drawings on a Letter of Credit and there are no outstanding LC Loans.

(8)	The documentation for this Permitted Fund Disposition expressly provides that the Permitted Fund Disposition is without liability or recourse for any reason to any Relevant Party.

(9)
After giving effect to this Permitted Fund Disposition, no Relevant Party shall have any obligation or liability to (a) the Transferred Entity, (b) any Opco transferred (directly or indirectly) on the Transfer Date, (c) the Transferee or (d) any other Person pursuant to any Portfolio Documents in respect of the Transferred Entity or any Opco transferred (directly or indirectly in connection with such Permitted Fund Disposition).

(10)
After giving effect to this Permitted Fund Disposition, no Subsidiary of the Borrower that is being sold, assigned, transferred or disposed of pursuant to such Permitted Fund Disposition shall be party to a Transition Management Agreement with any other Subsidiary of the Borrower.

[remainder of page intentionally blank]

Exhibit M – 2
CPAM: 12959353.4

IN WITNESS WHEREOF, the Borrower has caused this Permitted Fund Disposition Certificate to be duly executed and delivered as of the date first written above.

BORROWER:
SUNRUN SCORPIO PORTFOLIO 2017-A, LLC

By: Sunrun Scorpio Portfolio 2017-B, LLC
Its: Sole Member

By: Sunrun Scorpio Holdco 2017, LLC
Its: Sole Member

By: Sunrun Inc.
Its: Sole Member

By: ______________________________
Name:
Title:

Exhibit M – 3
CPAM: 12959353.4

Annex A
TAX EQUITY LLC AGREEMENT PROVISIONS RESPECTING EXCESS CAPITAL CONTRIBUTIONS
Limited Liability Company Agreement of [***]: Section 4.06(c)

Annex A – 1
CPAM: 12959353.4

Schedule IV
Administrative Agent’s Office

Administrative Agent Address

KeyBank National Association
127 Public Square
Cleveland, OH 44114
Mailcode: OH-01-27-1122
Attention: [***]
Telephone: [***]
Email: [***]

Administrative Agent Account Information

Bank	[***]
ABA #	[***]
Account Name	[***]
Account Number	[***]
Reference	Sunrun [***]
Attention	Key Agency Services

Schedules to Scorpio Credit Agreement

Schedule 1.01(a)
Tax Equity Documents and Wholly Owned Opco Documents

Master Purchase Agreements
1.    Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***], as amended by Amendment No. 1 to Master Purchase Agreement, dated as of [***]
2.    Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***], as amended by (i) Amendment No. 1 to the Master Purchase Agreement, dated as of [***] and (ii) Amendment No. 2 to the Master Purchase Agreement, dated as of [***]
3.    Master Purchase Agreement, dated as of [***], by and between the Sponsor and [***], as amended by (i) Amendment No. 1 to the Master Purchase Agreement, dated as of [***], (ii) Amendment No. 2 to the Master Purchase Agreement, dated as of [***] and (iii) Amendment No. 3 to the Master Purchase Agreement, dated as of [***]
4.    Amended and Restated Master Purchase Agreement, dated as of [***], by and between [***] and [***]

Tax Equity Back-Up Servicing Agreements
1.    Back-Up Servicing Agreement, dated as of [***], by and among the Sponsor, [***], and [***], as Back-Up Servicer
2.    Back-Up Servicing Agreement, dated as of [***], by and among the Sponsor, [***], and [***], as Back-Up Servicer

Tax Equity Opco O&M Agreements
1.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***]
2.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***]
3.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***], as amended by (i) Amendment No. 1 to the Master Operation, Maintenance and Administration Agreement, dated as of [***] and (ii) Amendment No. 2 to the Master Operation, Maintenance and Administration Agreement, dated as of [***]
4.    Master Operation, Maintenance and Administration Agreement, dated as of [***], by and between the Sponsor and [***], as amended by (i) Amendment No. 1 to the Master Operation, Maintenance and Administration Agreement, dated as of [***], (ii) Amendment No. 2 to the Master Operation, Maintenance and Administration Agreement, dated as of [***], and (iii) Amendment No. 3 to the Master Operation, Maintenance and Administration Agreement, dated as of [***]

Tax Equity Transition Management Agreements	1. Transition Manager Agreement, dated as of [***], by and among [***], the Sponsor and [***], as Transition Manager
Tax Equity Account Agreements
1.    Blocked Account Control Agreement, dated as of [***], by and among [***] and [***], as Tax Equity Depositary Bank
2.    Blocked Account Control Agreement, dated as of [***], by and among [***], and [***], as Tax Equity Depositary Bank

Wholly Owned Opco Back-Up Servicing Agreements	None.
Wholly Owned Opco Documents	None.

Schedules to Scorpio Credit Agreement

Wholly Owned Opco O&M Agreements	None.
Wholly Owned Opco Transition Management Agreements	None.

Schedules to Scorpio Credit Agreement

Schedule 1.01(b)
Approved Vendor List

Panels
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Inverters
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Batteries
[***]
[***]

Schedules to Scorpio Credit Agreement

Schedule 2.01
Lenders’ Commitments

DELAYED DRAW LENDERS	Delayed Draw Commitment
KeyBank National Association	[***]
ING Capital LLC	[***]
BankUnited, N.A.	[***]
CDPQ American Fixed Income V Inc.	[***]
Deutsche Bank AG, New York Branch	[***]
Silicon Valley Bank	[***]
ZB, National Association dba National Bank of Arizona	[***]
Total	$234,500,000.00

LC LENDERS	LC Commitment
KeyBank National Association	$10,000,000.00
Total	$10,000,000.00

Schedules to Scorpio Credit Agreement

Schedule 5.03(e)
Organizational Structure

Tax Equity Fund	Designation	Entity	Characterization
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]

Each IRR Partnership Flip Opco and Date Certain Partnership Flip Opco listed above is also hereby designated a Tax Equity Opco.

[***]

Schedules to Scorpio Credit Agreement

Schedule 5.03(f)
Loan Parties; Tax Equity Opcos; Ownership Percentages

Entity Name	Jurisdiction	Registered Owner	Percentage of Ownership
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

______________________________
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Schedules to Scorpio Credit Agreement

Schedule 5.04
Governmental Authorization; Compliance with Laws

None.

Schedules to Scorpio Credit Agreement

Schedule 5.08
Financial Statement Exceptions

None.

Schedules to Scorpio Credit Agreement

Schedule 5.10
Litigation; Adverse Facts

1.
In July 2012, the Department of Treasury and the Department of Justice (together, the “Government”) opened a civil investigation into the participation by residential solar developers in the Section 1603 grant program. The Government served subpoenas on several developers, including Sunrun, along with their investors and valuation firms. At Sunrun’s request, the Government later reduced substantially the scope of its subpoena and permitted Sunrun to produce a limited set of documents. Sunrun has completed its production of these documents. The Government asked few follow-up questions about Sunrun’s production and confirmed that it has made no decisions regarding Sunrun’s participation in the Section 1603 grant program. Sunrun presented its view of solar system valuation to the Government over the course of two meetings, on December 10, 2013 and March 7, 2014. At the conclusion of the March 7, 2014 meeting, and at a follow-up meeting the following week, the Government conceded that it does not currently have a theory of liability or damages. On June 23, 2014 the Government contacted Sunrun with additional requests for documents and information. Sunrun has completed its production of these documents. Sunrun is cooperating fully with the Government’s investigation by engaging in collaborative discussions regarding the appropriate methodology for valuing solar projects in Section 1603 grant applications. Sunrun notes that it was both transparent and collaborative with the Department of Treasury regarding its valuation methodology at the time it submitted its 1603 grant applications, and firmly believes the valuations it submitted to the Department of Treasury were correct.

2.
On April 13, 2016, a purported shareholder class action captioned Pytel v. Sunrun Inc., et al., Case No. CIV 538215, was filed in the Superior Court of California, County of San Mateo, against the Company, certain of the Company’s directors and officers, the underwriters of the Company’s initial public offering and certain other defendants. The complaint generally alleges that the defendants violated Sections 11, 12 and 15 of the Securities Act of 1933 by making false or misleading statements in connection with the Company’s August 5, 2015 initial public offering regarding the continuation of net metering programs. The plaintiffs seek to represent a class of persons who acquired the Company’s common stock pursuant or traceable to the initial public offering. Plaintiffs seek compensatory damages, including interest, rescission or rescissory damages, an award of reasonable costs and attorneys’ fees, and any equitable or injunctive relief deemed appropriate by the court. On April 21, 2016, a purported shareholder class action captioned Mancy v. Sunrun Inc., et al., Case No. CIV 538303, was filed in the Superior Court of California, County of San Mateo. On April 22, 2016, a purported shareholder class action captioned Brown et al. v. Sunrun Inc., et al., Case No. CIV 538311, was filed in the Superior Court of California, County of San Mateo. On April 29, 2016, a purported shareholder class action captioned Baker et al. v. Sunrun Inc., et al., Case No. CIV 538419, was filed in the Superior Court of California, County of San Mateo. On May 10, 2016, a purported shareholder class action captioned Nunez v. Sunrun Inc., et al., Case No. CIV 538593, was filed in the Superior Court of California, County of San Mateo. On June 10, 2016, a purported shareholder class action captioned Steinberg v. Sunrun Inc., et al., Case No. 539064, was filed in the Superior Court of California, County of San Mateo.

Schedules to Scorpio Credit Agreement

On September 26, 2016, the Baker, Brown, Cohen, Mancy, Nunez, Pytel and Steinberg actions were consolidated. On September 14, 2017, the Superior Court of California, County of San Mateo granted Mancy’s request to voluntarily dismiss the Mancy v. Sunrun Inc., et al., Case No. CIV 538303 action. On September 17, 2017, the Superior Court of California, County of San Mateo granted Steinberg’s request to voluntarily dismiss the Steinberg v. Sunrun Inc., et al., Case No. 539064 action. On October 4, 2017, the Superior Court of California, County of San Mateo granted Brown et al.’s request to voluntarily dismiss the Brown et al. v. Sunrun Inc., et al. action.

The Baker and Nunez complaints are substantially similar to the Pytel complaint, and seek similar relief against similar defendants on behalf of the same purported class.

On April 21, 2016, a purported shareholder class action captioned Cohen, et al. v. Sunrun Inc., et al., Case No. CIV 538304, was filed in the Superior Court of California, County of San Mateo, against the Company, certain of the Company’s directors and officers, and the underwriters of the Company’s initial public offering. The complaint generally alleges that the defendants violated Sections 11, 12 and 15 of the Securities Act of 1933 by making false or misleading statements in connection with an August 5, 2015 initial public offering regarding the Company’s business practices and its dependence on complex financial instruments. The Cohen plaintiffs seek to represent the same class and seek similar relief as the plaintiffs in the Pytel, Nunez and Baker actions.

3.
On November 11, 2015, a purported class action captioned Slovin et al. v. Sunrun Inc. and Clean Energy Experts, LLC, Case No. 3:15-cv-05340, was filed in the United States District Court, Northern District of California. The complaint generally alleges violations of the Telephone Consumer Protection Act. The plaintiffs seek to represent the following five classes: (1) persons who received a non-emergency call on or on behalf of the Company to their cellular phone through the use of an automatic telephone dialing system and/or an artificial or pre-recorded voice system, (2) persons who received a non-emergency call from or on behalf of the Company to their residential telephone line using an artificial or prerecorded voice to deliver a message, (3) persons whose telephone number was registered with the national Do-Not-Call registry for at least thirty days, who received more than one telephone call from or on behalf of the Company that promoted solar energy products or services, (4) persons who requested that their telephone numbers be placed on the Company’s do not call list who received a call to their telephone by or on behalf of the Company, and (5) persons in California who received a call from or on behalf of the Company which played a prerecorded message(s) without an unrecorded, natural voice first informing the person answering the name and organization of the caller and either the address or telephone number of the caller. The plaintiff seeks statutory damages, equitable and injunctive relief, and attorneys’ fees and costs, on behalf of the purported class members.

4.
On May 3, 2017, a purported shareholder class action captioned Fink, et al. v. Sunrun Inc., et al., Case No. 3:17-cv-02537, was filed in the United States District Court, Northern District of California, against the Company and certain of the Company’s directors and officers. The complaint generally alleges that the defendants violated Sections 10(b) and

Schedules to Scorpio Credit Agreement

20(a) of the Exchange Act of 1934, and Securities and Exchange Commission Rule 10b-5, by making false or misleading statements in connection with public filings made between September 15, 2015 and March 8, 2017 regarding the number of customers who canceled contracts after signing up for the Company’s home-solar energy system. On May 4, 2017, a purported shareholder class action captioned Hall, et al. v. Sunrun Inc., et al., Case No. 3:17-cv-02571, was filed in the United States District Court, Northern District of California. On May 18, 2017, a purported shareholder class action captioned Sanogo, et al. v. Sunrun Inc., et al., Case No. 3:17-cv-02865, was filed in the United States District Court, Northern District of California. The Hall and Sanogo complaints are substantially similar to the Fink complaint, and seek similar relief against similar defendants on behalf of a substantially similar class. On August 23, 2017, the Fink, Hall, and Sanogo actions were consolidated, and on September 25, 2017, Plaintiffs filed a consolidated amended complaint.

5.
On June 29, 2017, Plaintiffs law firm Reich, Radcliffe & Hoover LLP filed a shareholder derivative complaint in the United States District Court, Northern District of California, Barbara Sue Sklar Living Trust v. Sunrun Inc., et al. Sunrun retained Morrison & Foerster LLP to defend the matter. The complaint generally alleges that the defendants violated Section 14(a) of the Exchange Act of 1934, by making false or misleading statements in connection with its financial and proxy statements made between September 10, 2015 and May 3, 2017 regarding the number of customers who canceled contracts after signing up for the Company’s home-solar energy system. The Plaintiff seeks, among other things, damages in favor of the Company, certain corporate actions to purportedly improve the Company’s corporate governance, and an award of costs and expenses to the putative plaintiff stockholder, including attorneys’ fees. The Company is unable to estimate the possible loss, if any, associated with this litigation.

Schedules to Scorpio Credit Agreement

Schedule 5.11
Taxes

None.

Schedules to Scorpio Credit Agreement

Schedule 5.14
Insurance

1.	[***] – Solar Generating Equipment Property Coverage

2.	[***] – Primary General Liability

3.	[***] – Automobile Liability

4.	[***] – Excess Casualty

5.	[***] – Excess Automobile Liability

6.	[***] – Excess Casualty and Automobile Liability

7.	[***] – Excess Casualty and Automobile Liability

8.	[***] – Workers Compensation

Schedules to Scorpio Credit Agreement

Schedule 5.19
Broker’s Fee

None.

Schedules to Scorpio Credit Agreement

Schedule 5.23(f)
Portfolio Document Exceptions

None.

Schedules to Scorpio Credit Agreement

Schedule A
Project Information

See file named “Sunrun Scorpio 2017 - Draw Data Tape (2017-10-16) (External)” delivered by the Borrower on October 12, 2017.

Schedules to Scorpio Credit Agreement